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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

RLJ LODGING TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

    •    , 2015

Dear Fellow Shareholders:

        You are cordially invited to attend the 2015 Annual Meeting of Shareholders (the "Annual Meeting") of RLJ Lodging Trust, which will be held at the Bethesda Residence Inn, 7335 Wisconsin Ave, Bethesda, MD 20814, on Friday, May 1, 2015, at 11:30 a.m. Eastern Time.

        At the Annual Meeting, you will be asked to (i) elect seven trustees; (ii) ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015; (iii) approve (on a non-binding basis) the compensation of our named executive officers; (iv) approve the RLJ Lodging Trust 2015 Equity Incentive Plan; (v) amend our Articles of Amendment and Restatement of Declaration of Trust to opt out of Section 3-804(c) of the Maryland General Corporation Law; (vi) consider and vote on a non-binding shareholder proposal; and (vii) transact such other business as may properly come before the meeting or any adjournments or postponements of the Annual Meeting. The accompanying Proxy Statement provides a detailed description of these proposals.

        To assist you in voting your shares, you will find enclosed the Notice of Annual Meeting, the 2015 Proxy Statement and our 2014 Annual Report to Shareholders, which includes our audited financial statements. We urge you to read the accompanying materials so that you will be informed about the business to be addressed at the Annual Meeting. In addition to the formal business that will be transacted, management will report on the progress of our business and respond to comments and questions of general interest to our shareholders.

        On behalf of our Board of Trustees and our employees, we thank you for your continued interest in and support of our company. We look forward to seeing you on May 1.

Sincerely,

Thomas J. Baltimore, Jr. President and Chief Executive Officer	Robert L. Johnson Executive Chairman

RLJ LODGING TRUST
3 Bethesda Metro Center
Suite 1000
Bethesda, MD 20814

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 1, 2015

        NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Shareholders (the "Annual Meeting") of RLJ Lodging Trust will be held at the Bethesda Residence Inn, 7335 Wisconsin Ave, Bethesda, MD 20814 on Friday, May 1, 2015, at 11:30 a.m. Eastern Time, for the following purposes:

  (1)
  to elect the seven trustees named in the Proxy Statement;

  (2)
  to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015;

  (3)
  to approve (on a non-binding basis) the compensation of our named executive officers;

  (4)
  to approve the RLJ Lodging Trust 2015 Equity Incentive Plan, which constitutes an amendment and restatement of the RLJ Lodging Trust 2011 Equity Incentive Plan;

  (5)
  to amend our Articles of Amendment and Restatement of Declaration of Trust (the "Declaration of Trust") to opt out of Section 3-804(c) of the Maryland General Corporation Law (the "MGCL");

  (6)
  to consider and vote on a non-binding shareholder proposal; and

  (7)
  to transact such other business as may properly come before the meeting or any adjournments or postponements of the Annual Meeting.

        The Board of Trustees has fixed the close of business on Friday, March 13, 2015 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. Accordingly, only shareholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

        This notice and the enclosed Proxy Statement are first being made available to our shareholders on or about     •    , 2015.

By Order of the Board of Trustees,
Anita Cooke Wells Corporate Secretary

Bethesda, Maryland
    •    , 2015

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON, IF YOU DESIRE.

RLJ LODGING TRUST
3 Bethesda Metro Center
Suite 1000
Bethesda, MD 20814

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Shareholders to be Held on May 1, 2015.

This Proxy Statement, our 2014 Annual Report to Shareholders and
our Annual Report on Form 10-K for the year ended December 31, 2014 are available at http://www.rljlodgingtrust.com/meeting.html

 ABOUT THE MEETING

Why am I receiving this Proxy Statement?

        This Proxy Statement contains information related to the solicitation of proxies for use at our 2015 annual meeting of shareholders, to be held at the Bethesda Residence Inn, 7335 Wisconsin Ave, Bethesda, MD 20814, on Friday, May 1, 2015, at 11:30 a.m. Eastern Time, for the purposes stated in the accompanying Notice of Annual Meeting of Shareholders. This solicitation is made by RLJ Lodging Trust on behalf of our Board of Trustees, or the Board. "We," "our," "us," and the "Company" refer to RLJ Lodging Trust. This Proxy Statement, the enclosed proxy card and our 2014 Annual Report to Shareholders are first being mailed to shareholders beginning on or about     •    , 2015.

What am I being asked to vote on?

        You are being asked to vote on the following proposals:

  •
  Proposal 1 (Election of Trustees):  The election of the seven trustee nominees named in this Proxy Statement, each for a term expiring at the 2016 annual meeting of shareholders;

  •
  Proposal 2 (Ratification of PricewaterhouseCoopers LLP):  The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015;

  •
  Proposal 3 (Non-Binding Advisory Vote to Approve Named Executive Officer Compensation):  An advisory (non-binding) vote to approve the compensation of our named executive officers, which is commonly referred to as "Say-On-Pay";

  •
  Proposal 4 (Approval of the RLJ Lodging Trust 2015 Equity Incentive Plan):  The approval of the RLJ Lodging Trust 2015 Equity Incentive Plan (the "2015 Plan"), which constitutes an amendment and restatement of the RLJ Lodging Trust 2011 Equity Incentive Plan (the "2011 Plan"), including increasing the number of available shares under the 2015 Plan by 2,500,000 shares;

  •
  Proposal 5 (Amendment of Declaration of Trust to Opt Out of Section 3-804(c) of the MGCL):  The amendment of our Articles of Amendment and Restatement of Declaration of Trust (the "Declaration of Trust") to opt out of the provisions of Section 3-804(c) of the Maryland General Corporation Law (the "MGCL"), which currently provides that a vacancy on the Board of Trustees may only filled by existing trustees; and

  •
  Proposal 6 (Non-Binding Shareholder Proposal):  A non-binding shareholder proposal regarding amendment of our bylaws by shareholders.

What are the Board's voting recommendations?

        The Board recommends that you vote as follows:

  •
  Proposal 1 (Election of Trustees):  "FOR" each of the Board's nominees for election as trustees;

  •
  Proposal 2 (Ratification of PricewaterhouseCoopers LLP):  "FOR" the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014;

  •
  Proposal 3 (Non-Binding Advisory Vote to Approve Named Executive Officer Compensation):  "FOR" the advisory (non-binding) "Say-On-Pay" vote to approve the compensation of our named executive officers;

  •
  Proposal 4 (Approval of the RLJ Lodging Trust 2015 Equity Incentive Plan):  "FOR" the approval of the RLJ Lodging Trust 2015 Equity Incentive Plan;

  •
  Proposal 5 (Amendment of Declaration of Trust to Opt Out of Section 3-804(c) of the MGCL):  "FOR" the amendment of our Declaration of Trust to opt out of Section 3-804(c) of the MGCL; and

  •
  Proposal 6 (Non-Binding Shareholder Proposal):  "AGAINST" the non-binding shareholder proposal.

Who is entitled to vote at the annual meeting?

        Only holders of record of our common shares at the close of business on March 13, 2015, the record date for the annual meeting, are entitled to receive notice of the annual meeting and to vote at the meeting. Our common shares constitute the only class of securities entitled to vote at the meeting.

What are the voting rights of shareholders?

        Each common share outstanding on the record date entitles its holder to cast one vote on each matter to be voted on.

Who can attend the annual meeting?

        All holders of our common shares at the close of business on March 13, 2015, the record date for the annual meeting, or their duly appointed proxies, are authorized to attend the annual meeting. Admission to the meeting will be on a first-come, first-served basis. If you attend the meeting, you may be asked to present valid photo identification, such as a driver's license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted at the meeting. For directions to the annual meeting of shareholders, contact Investor Relations at 301-280-7754.

        Please also note that if you are the beneficial owner of shares held in "street name" (that is, through a bank, broker or other nominee), you will need to bring a copy of the brokerage statement reflecting your share ownership as of March 13, 2015.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

        Many shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  •
  Shareholder of record.  If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered the shareholder of record of those shares and these proxy materials are being sent directly to you by us.

  •
  Beneficial owner.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the annual meeting unless you bring with you a legal proxy from the shareholder of record.

What will constitute a quorum at the annual meeting?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the common shares outstanding on March 13, 2015 will constitute a quorum, permitting the shareholders to conduct business at the meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum at the meeting. As of the March 13, 2015 record date, there were 132,164,697 common shares outstanding.

What are broker non-votes?

        Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial owners at least ten days before the annual meeting. If that happens, the nominees may vote those shares only on matters deemed "routine" by the New York Stock Exchange (the "NYSE"), the exchange on which our common shares are listed. On non-routine matters, nominees cannot vote without instructions from the beneficial owner, resulting in a so-called "broker non-vote."

        Proposal 2 (ratification of PricewaterhouseCoopers LLP) is the only proposal that is considered "routine" under the NYSE rules. If you are a beneficial owner and your shares are held in the name of a broker, the broker is permitted to vote your shares on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015 even if the broker does not receive voting instructions from you.

        Under NYSE rules, Proposals 1, 3, 4, 5 and (election of trustees, Say-On-Pay, approval of the Plan, amendment of our Declaration of Trust, and the non-binding shareholder proposal, respectively) are considered non-routine. Consequently, if you do not give your broker instructions, your broker will not be able to vote on any of these proposals.

How many votes are needed for the proposals to pass?

        The proposals to be voted on at the annual meeting have the following voting requirements:

  •
  Proposal 1 (Election of Trustees):  Under our bylaws, to be elected in an uncontested election, trustee nominees must receive the affirmative vote of a majority of the votes cast, which means that the number of shares voted for a nominee must exceed the number of shares voted against that nominee. For purposes of the election of trustees, abstentions and broker non-votes will not be counted as votes cast for or against a nominee's election and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. There is no cumulative voting in the election of trustees.

    If an incumbent trustee fails to be re-elected by a majority of votes cast, that trustee is required under our bylaws to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board is required to act on the Nominating and Corporate Governance Committee's recommendation and publicly disclose its decision and its rationale within 90 days after the election results are certified. Notwithstanding the foregoing, our bylaws require the Board to accept any such resignation if the nominee has received more votes against than for his or her election at each of two consecutive annual meetings of shareholders.

  •
  Proposal 2 (Ratification of PricewaterhouseCoopers LLP):  The affirmative vote of a majority of the votes cast is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015, which is considered a routine matter. For purposes of the vote on the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

  •
  Proposal 3 (Say-On-Pay):  The affirmative vote of a majority of the votes cast is required for approval of the advisory (non-binding) vote to approve the compensation of our named executive officers. For purposes of the vote on Say-On-Pay, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

  •
  Proposal 4 (Approval of the RLJ Lodging Trust 2015 Equity Incentive Plan):  The affirmative vote of a majority of the votes cast is required to approve the 2015 Plan. For purposes of the vote on the 2015 Plan, abstentions will be counted as votes cast and will have the same effect as votes against the proposal, while shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote. However, both abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

  •
  Proposal 5 (Amendment of Declaration of Trust to Opt Out of Section 3-804(c) of the MGCL):  The affirmative vote of the holders of a majority of our outstanding shares entitled to be cast on the matter is required to amend our Declaration of Trust to opt out of Section 3-804(c) of the MGCL. For purposes of the vote to amend our Declaration of Trust, abstentions and broker non-votes will not be considered present for the purpose of determining the presence of a quorum and they will have the effect of a vote against the amendment of our Declaration of Trust.

  •
  Proposal 6 (Non-Binding Shareholder Proposal):  The affirmative vote of a majority of the votes cast is required to approve the non-binding shareholder proposal regarding amendment of our bylaws by shareholders. For purposes of the vote on the non-binding shareholder proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

Will any other matters be voted on?

        As of the date of this Proxy Statement, we are not aware of any matters that will come before the annual meeting other than those disclosed in this Proxy Statement. If any other matters are properly brought before the annual meeting, the persons named in the accompanying proxy card will vote the shares represented by the proxies on the other matters in the manner recommended by our Board, or, if no such recommendation is given, in the discretion of the proxy holders.

How do I vote?

        If you are a shareholder of record, you may vote by marking your voting instructions, signing, dating and mailing your proxy card in the enclosed postage-paid envelope. If you are a beneficial owner and your shares are held by a bank or broker, you should follow the instructions provided to you by the bank or broker. Although most banks and brokers now offer voting by mail, telephone and on the Internet, availability and specific procedures will depend on their voting arrangements.

If I plan to attend the annual meeting, should I still vote by proxy?

        Yes. Voting in advance does not affect your right to attend the annual meeting. If you send in your proxy card and also attend the annual meeting, you do not need to vote again at the annual meeting unless you want to change your vote. Written ballots will be available at the meeting for shareholders of record. Beneficial owners who wish to vote in person at the annual meeting must request a legal proxy from their brokerage firm, bank, trustee or other agent and bring that legal proxy to the annual meeting.

How are proxy card votes counted?

        If the accompanying proxy card is properly signed and returned to us, and not subsequently revoked, it will be voted as directed by you. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote: "FOR" the election of all nominees for our Board of Trustees named in this Proxy Statement; "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015; "FOR" the advisory (non-binding) "Say-On-Pay" vote to approve the compensation of our named executive officers; "FOR" the approval of the RLJ Lodging Trust 2015 Equity Incentive Plan; "FOR" the amendment of our Declaration of Trust to opt out of Section 3-804(c) of the MGCL; "AGAINST" the shareholder proposal regarding amendment of our bylaws by shareholders; and as recommended by our Board of Trustees with regard to any other matters that may properly come before the meeting, or, if no such recommendation is given, in their own discretion.

May I revoke my vote after I return my proxy card?

        Yes. You may revoke a previously granted proxy at any time before it is exercised by (i) filing with our Secretary a notice of revocation or a duly executed proxy bearing a later date or (ii) attending the meeting and voting in person.

Who pays the costs of soliciting proxies?

        We will pay the costs of soliciting proxies. In addition to soliciting proxies by mail, our officers, trustees and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse such persons' out-of-pocket expenses.

        You should rely only on the information provided in this Proxy Statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Trustees

        Our Board of Trustees is currently comprised of seven trustees, all of whom have terms expiring at the 2015 annual meeting. The nominees, all of whom are currently serving as trustees of the Company, have been recommended by our Board of Trustees for re-election to serve as trustees for one-year terms until the 2016 annual meeting of shareholders and until their successors are duly elected and qualified. Based on its review of the relationships between the trustee nominees and the Company, the Board of Trustees has affirmatively determined that the following trustees are "independent" trustees under the rules of the NYSE and under applicable rules of the Securities and Exchange Commission (the "SEC"): Evan Bayh, Nathaniel A. Davis, Robert M. La Forgia, Glenda G. McNeal and Joseph Ryan.

        The Board of Trustees knows of no reason why any nominee would be unable to serve as a trustee. If any nominee is unavailable for election or service, the Board of Trustees may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board of Trustees. Under these circumstances, the Board of Trustees may also, as permitted by our bylaws, decrease the size of our Board of Trustees.

  Nominees for Election for a One-Year Term Expiring at the 2016 Annual Meeting

        The following table sets forth the name and age of each nominee for trustee, indicating all positions and offices with us currently held by the trustee.

Name	Age(1)	Title
Robert L. Johnson	68	Executive Chairman of the Board of Trustees
Thomas J. Baltimore, Jr.	51	President, Chief Executive Officer and Trustee
Evan Bayh	59	Trustee
Nathaniel A. Davis	61	Trustee
Robert M. La Forgia	56	Trustee
Glenda G. McNeal	54	Trustee
Joseph Ryan	73	Trustee

(1)
Age as of March 30, 2015.

        Set forth below are descriptions of the backgrounds and principal occupations of each of our trustees, and the period during which he or she has served as a trustee.

        Robert L. Johnson has served as the Executive Chairman of our Board of Trustees since the formation of the Company in 2011. Prior to the formation of the Company, Mr. Johnson co-founded and served as the chairman of RLJ Development, LLC ("RLJ Development") and founded and currently serves as the chairman of The RLJ Companies, LLC ("RLJ Companies"), which owns or holds interests in a diverse portfolio of companies in the banking, private equity, real estate, film production, gaming and automobile dealership industries. Prior to co-founding RLJ Development in 2000, he was founder and chairman of Black Entertainment Television, or BET. Mr. Johnson continued to serve as chief executive officer of BET until 2006 after its 2001 acquisition by Viacom Inc. He currently serves as the executive chairperson of RLJ Entertainment Inc. (NASDAQ: RLJE) and also currently serves on the boards of directors of KB Home (NYSE: KBH), Lowe's Companies, Inc. (NYSE: LOW) and Strayer Education, Inc. (NASDAQ: STRA). Mr. Johnson received his Bachelor of Arts degree from the University of Illinois and his Master of Public Administration degree from Princeton University.

        Our Board of Trustees determined that Mr. Johnson should serve on our Board of Trustees based on his experience as a successful business leader and entrepreneur, as well as his experience in a number of critical areas, including real estate, finance, brand development and multicultural marketing.

        Thomas J. Baltimore Jr. has served as the President and Chief Executive Officer of the Company and a member of our Board of Trustees since the formation of the Company in 2011. Prior to forming the Company in 2011, Mr. Baltimore co-founded RLJ Development and served as its president from 2000 until 2011. During this time period, RLJ Development raised and invested more than $2.2 billion in equity. Previously, Mr. Baltimore served as vice president of gaming acquisitions of Hilton Hotels Corporation from 1997 to 1998 and later as vice president of development and finance from 1999 to 2000. He also served in various management positions with Marriott Corporation and Host Marriott Services Corporation. Mr. Baltimore currently serves on the boards of directors of Prudential Financial, Inc. (NYSE: PRU) and Duke Realty Corporation (NYSE: DRE), and served on the board of directors of Integra Life Sciences Company (NASDAQ: IART) until August 2012. Mr. Baltimore received his Bachelor of Science degree from the McIntire School of Commerce, University of Virginia and his Master of Business Administration degree from the Colgate Darden School of Business, University of Virginia.

        Our Board of Trustees determined that Mr. Baltimore should serve on our Board of Trustees based on his extensive knowledge of the Company and his experience and relationships in the lodging industry.

        Evan Bayh has served as one of our trustees and as chairman of our Nominating and Corporate Governance Committee since our initial public offering in May 2011. Since 2011, Senator Bayh has been a partner at McGuireWoods LLC, a global diversified law firm, and a senior advisor at Apollo Global Management, a leading global alternative asset management firm. From 1999 through 2010, Senator Bayh was a member of the United States Senate, representing the state of Indiana. He served on six Committees—Banking, Housing and Urban Affairs; Armed Services; Energy and Natural Resources; the Select Committee on Intelligence; Small Business and Entrepreneurship; and the Special Committee on Aging. He also chaired two subcommittees. From 1989 until 1997, Senator Bayh served as the Governor of Indiana. Senator Bayh currently serves on the boards of directors of Berry Plastics (NYSE: BERY), Marathon Petroleum (NYSE: MPC) and Fifth Third Bank (NASDAQ:FITB). Senator Bayh received a Bachelor's degree in Business Economics with honors from Indiana University and a Juris Doctor degree from the University of Virginia.

        Our Board of Trustees determined that Senator Bayh's experience as a former United States Senator and former Governor of Indiana, in addition to his breadth of management experience, adds valuable expertise to our Board of Trustees, especially with respect to regulatory and governance issues.

        Nathaniel A. Davis has served as one of our trustees and as chairman of our Compensation Committee since our initial public offering in May 2011. Mr. Davis currently serves as chairman and chief executive officer of K12 Inc. (NYSE: LRN). Mr. Davis has served as managing director of RANDD Advisory Group, a business consulting group that advises venture capital, media, and technology firms and provides due diligence, business process improvement, sales process improvement, management development and business plan development services, since 2003. From 2006 through 2008, Mr. Davis served as chief executive officer and president of XM Satellite Radio, a leading broadcaster of satellite radio. He also was a member of the XM Satellite Radio board of directors from 1999 until 2008. Mr. Davis served as executive-in-residence of Columbia Capital, a venture capital firm, from 2003 until 2006. From 2000 to 2003, Mr. Davis was president, chief operating officer and a member of the board of directors of XO Communications, a telecommunications service provider. Prior to this, Mr. Davis served as executive vice president, network and technical service of Nextel Communications; as chief financial officer of MCI Telecommunications U.S.; and as president and chief operating officer of MCI Metro. Mr. Davis currently serves on the board of directors of Unisys

(NYSE: UIS). He previously was a board member of Charter Communications, a cable television operator. Mr. Davis received a Bachelor of Science degree in Engineering from the Stevens Institute of Technology, a Master of Science degree in Computer Science from the University of Pennsylvania and a Master of Business Administration degree from the Wharton School of Business, University of Pennsylvania.

        Our Board of Trustees determined that Mr. Davis should serve on our Board of Trustees based on his extensive financial, operational and entrepreneurial experience. Our Board of Trustees also determined that Mr. Davis qualifies as an "audit committee financial expert."

        Robert M. La Forgia has served as one of our trustees and as the chairman of our Audit Committee since our initial public offering in May 2011. Currently, Mr. La Forgia is principal of Apertor Hospitality, LLC, a national advisory and asset management services firm specializing in the hospitality and gaming industries, which he founded in August 2009. In March 2008, Mr. La Forgia joined The Atalon Group, a boutique turnaround management and advisory firm specializing in troubled real estate situations and served as executive vice president-finance of certain Atalon Group subsidiaries until July 2010. Prior to this, Mr. La Forgia held a number of leadership positions during his 26-year tenure at Hilton Hotels Corporation (currently Hilton Worldwide), a global hospitality firm. Mr. La Forgia served as the chief financial officer (and chief accounting officer) of Hilton Hotels Corporation from 2004 through 2008, first as a senior vice president and subsequently as executive vice president. From 1996 through 2004, he was senior vice president and controller of Hilton, and prior to this, he held a number of management positions within Hilton's corporate finance function. Mr. La Forgia received a Bachelor of Science degree in Accounting from Providence College and a Master of Business Administration degree from the Anderson School of Management at the University of California, Los Angeles.

        Our Board of Trustees determined that Mr. La Forgia should serve on our Board of Trustees based on his significant experience in the critical areas of accounting, finance, real estate, capital markets and hospitality, primarily at a publicly-held company. Our Board of Trustees also determined that Mr. La Forgia qualifies as an "audit committee financial expert."

        Glenda G. McNeal has served as one of our trustees since our initial public offering in May 2011. Since 1989, Ms. McNeal has worked for the American Express Company (NYSE: AXP), a global payments, network, credit card and travel services company, where she has served since 2010 as executive vice president and general manager of the Global Client Group in Global Merchant Services. In this role, she is responsible for managing the largest global relationships for the American Express Company. Ms. McNeal was employed by Salomon Brothers, Inc. from 1987 until 1989 and began her career with Arthur Andersen, LLP in 1982. She serves on the board of directors of United States Steel Corporation (NYSE: X), an integrated steel producer with major production operations in the United States, Canada and Central Europe. She also is a trustee of Newark Academy. Ms. McNeal received a Bachelor of Arts degree in Accounting from Dillard University and a Master of Business Administration degree in Finance from the Wharton School of Business, University of Pennsylvania.

        Our Board of Trustees determined that Ms. McNeal should serve on our Board of Trustees based on her background in financial management, finance, accounting, credit card services and travel-related businesses.

        Joseph Ryan has served as our lead trustee since our initial public offering in May 2011. Since 2007, Mr. Ryan has served as chairman and chief executive officer of Ryan Investments, LLC, a private firm with investments in hospitality, private banking, and technology start-ups, and Joseph Ryan & Associates, a company offering mediation, arbitration and consulting services for companies and professional services organizations. Prior to this, he was a partner in the business transactions group at Venable, LLP, a law firm based in Washington, DC. From 1994 through 2006, Mr. Ryan served as executive vice president and general counsel for Marriott International, Inc., a hotel management and hospitality firm. Before joining Marriott International, Mr. Ryan practiced law for 27 years with the Los Angeles-based law firm of O'Melveny & Myers, where he also served as managing partner. Mr. Ryan received a Bachelor of Arts degree from the University of Washington and his Juris Doctor degree from the Columbia School of Law.

        Our Board of Trustees determined that Mr. Ryan should serve on our Board of Trustees due to his knowledge of and experience in the hospitality industry, expertise in corporate governance and risk assessment and oversight, legal background and general business knowledge.

  Vote Required and Recommendation

        Under our bylaws, to be elected in an uncontested election, trustee nominees must receive the affirmative vote of a majority of the votes cast, which means that the number of shares voted for a nominee must exceed the number of shares voted against that nominee. For purposes of the election of trustees, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast for or against a nominee's election and will have no effect on the result of the vote. There is no cumulative voting with respect to the election of trustees.

        If an incumbent trustee fails to be re-elected by a majority of votes cast, that trustee is required under our bylaws to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board is required to act on the Nominating and Corporate Governance Committee's recommendation and publicly disclose its decision and its rationale within 90 days after the election results are certified. Notwithstanding the foregoing, our bylaws require the Board to accept any such resignation if the nominee has received more votes against than for his or her election at each of two consecutive annual meetings of shareholders.

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES SET FORTH ABOVE.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

        The Audit Committee of our Board of Trustees, which is composed entirely of independent trustees, has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015. After careful consideration of the matter and in recognition of the importance of this matter to our shareholders, the Board of Trustees has determined that it is in the best interests of the Company and our shareholders to seek the ratification by our shareholders of our Audit Committee's selection of our independent registered public accounting firm. A representative of PricewaterhouseCoopers LLP will be present at the annual meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

  Vote Required and Recommendation

        The affirmative vote of the holders of a majority of all the votes cast at the annual meeting with respect to the matter is necessary for the approval of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. For purposes of approving Proposal 2, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote. Even if the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is ratified, the Audit Committee may, in its discretion, change that appointment at any time during the year should it determine such a change would be in our and our shareholders' best interests. In the event that the appointment of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different firm.

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2015.

  Relationship with Independent Registered Public Accounting Firm

        Our consolidated financial statements for the year ended December 31, 2014 have been audited by PricewaterhouseCoopers LLP, which served as our independent registered public accounting firm for that year.

        The following summarizes the fees billed by PricewaterhouseCoopers LLP for services performed for the years ended December 31, 2014 and 2013:

	Year Ended December 31, 2014		Year Ended December 31, 2013
Audit Fees	$1,327,537	(1)	$1,231,000	(1)
Audit-Related Fees	—		—
Tax Fees	$295,900	(2)	$285,000	(2)
All Other Fees	—		—

Total	$1,623,437		$1,516,000

(1)
Audit fees for 2014 and 2013 include fees for services rendered for the audit of our consolidated financial statements and the report on the effectiveness of internal control over financial reporting as required by the Sarbanes-Oxley Act, the review of the consolidated financial statements included in our quarterly reports on Form 10-Q, and other services related to SEC matters.

(2)
Tax fees for 2014 and 2013 include fees for preparation of tax returns, general tax consulting and compliance with U.S. federal income tax laws applicable to REITs.

  Pre-Approval Policies and Procedures

        The Audit Committee's policy is to review and pre-approve, either pursuant to the Audit Committee's Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of the Company's independent auditor to provide any permitted non-audit service to the Company. The Audit Committee has delegated authority to its chairperson to pre-approve engagements for the performance of audit and non-audit services, for which the estimated cost for such services shall not exceed $100,000 in the aggregate in any calendar year. The chairperson must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement. If the Audit Committee reviews and ratifies any engagement that was pre-approved by the chairperson of the Audit Committee, then the fees payable in connection with the engagement will not count against the $100,000 aggregate annual fee limit.

Proposal 3: Advisory (Non-Binding) Vote to Approve Named Executive Officer Compensation

        We are providing our shareholders an annual opportunity to indicate whether they support our compensation program for our named executive officers as described in this Proxy Statement by voting for or against the resolution set forth below. This vote, pursuant to Section 14A of the Exchange Act and commonly referred to as "Say-On-Pay," is not intended to address any specific item of compensation, but instead relates to the Compensation Discussion and Analysis, the tabular disclosures regarding named executive officer compensation, and the narrative disclosure accompanying the tabular presentation. We believe that it is appropriate to seek the views of shareholders on the design and effectiveness of our executive compensation program. Although the vote on this resolution is advisory in nature and, therefore, will not bind us to take any particular action, our Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by shareholders in their vote and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers. Our current policy is to provide our shareholders with an opportunity to approve the compensation of our named executive officers each year at the annual meeting of shareholders. It is expected that the next advisory (non-binding) vote to approve executive compensation will be held at the 2016 annual meeting of shareholders.

        We believe our executive compensation policies and procedures are centered on pay-for-performance principles and are closely aligned with the long-term interests of our shareholders. As described under the heading "Compensation Discussion and Analysis," our executive compensation program is designed to attract and retain outstanding executives, to reward them for superior performance and to ensure that compensation provided to them remains competitive. We seek to align the interests of our executives and shareholders by tying a substantial portion of our executives' total compensation to performance measures that align long-term shareholder value and leadership actions that are expected to position our Company for long-term success.

        For the reasons discussed above, we believe our compensation program for our named executive officers is instrumental in helping us achieve our operational and financial goals. Accordingly, we believe that our compensation program should be endorsed by our shareholders, and we are asking our shareholders to vote "FOR" the following resolution:

    "RESOLVED, that the shareholders hereby approve the compensation of the Company's named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative executive compensation disclosure contained in this Proxy Statement."

  Vote Required and Recommendation

        The affirmative vote of a majority of the votes cast at the annual meeting with respect to the matter is required to endorse (on a non-binding advisory basis) the compensation of the Company's named executive officers. For purposes of the vote on this proposal, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE RESOLUTION APPROVING ON A NON-BINDING ADVISORY BASIS THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

Proposal 4: Approval of the RLJ Lodging Trust 2015 Equity Incentive Plan

        We are asking shareholders to consider and vote upon a proposal to approve (1) the 2015 Plan, which constitutes an amendment and restatement of the 2011 Plan, including an increase in the total number of common shares issuable under the 2015 Plan of 2,500,000 shares, and (2) the material terms for payment of performance-based compensation under the 2015 Plan as required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

        Our Company is seeking approval of the 2015 Plan to comply with NYSE shareholder approval requirements applicable to equity plans. Our Company is seeking approval of the Section 162(m) performance-based compensation terms to enable our Company to deduct such compensation for federal income tax purposes if the requirements of Section 162(m) of the Code, in addition to shareholder approval, are satisfied. Since its initial public offering in 2011, the Company is seeking shareholder approval of the Code Section 162(m) performance-based compensation terms for the first time, having previously relied on the initial public offering transition provisions of Code Section 162(m).

        The Board approved the 2015 Plan, subject to shareholder approval at this annual meeting, on February 20, 2015 upon the recommendation of the Compensation Committee (the "Compensation Committee"). If approved by shareholders at this annual meeting, the 2015 Plan and the Section 162(m) performance-based compensation terms will be effective at the time of shareholder approval.

        If shareholders do not approve the 2015 Plan, compensatory equity-based grants to employees, officers and trustees of the Company and its subsidiaries will continue to be made under the 2011 Plan to the extent of the common shares available for issuance under that plan, which for future grants totaled an estimated 988,467 shares as of March 13, 2015 (without giving effect to additional shares that may become available upon the future expiration, forfeiture or cancellation of outstanding awards).

        The 2015 Plan provides that no participant in the plan will be permitted to acquire, or will have any right to acquire, common shares thereunder if such acquisition would be prohibited by the share ownership limits contained in our declaration of trust or would impair our status as a REIT.

        The Board believes that approval of the 2015 Plan is in the best interests of our Company and its shareholders.

  Summary of Material Terms of the 2015 Plan

        The following is a summary of the material terms of the 2015 Plan. This summary, however, does not purport to be a complete description of all of the provisions of the 2015 Plan and is qualified in its entirety by reference to the complete text of the 2015 Plan, a copy of which is attached as Appendix A to this Proxy Statement and incorporated by reference into this proposal. You are urged to read this proposal and the text of the 2015 Plan in their entirety.

  Purpose

        The 2015 Plan is intended to attract and retain non-employee trustees, executive officers and other key employees and service providers, including officers, employees and service providers of our subsidiaries and affiliates, and to stimulate their efforts toward our continued success, long-term growth and profitability.

  Eligibility

        All of our employees and the employees of our subsidiaries and officers, trustees, or consultants or advisers (who are natural persons) currently providing services to our Company or its affiliates, including our operating partnership, or any other individual whose participation in the 2015 plan is determined to be in the best interests of our Company are eligible to receive awards under the 2015 Plan. In addition, our non-employee trustees and consultants and advisors who perform services for us and our subsidiaries and affiliates may receive awards under the 2015 Plan, other than incentive share options. As of March 13, 2015, approximately 54 employees, including 10 corporate officers, and all non-employee trustees, consultants, and advisors of the Company or any of its subsidiaries or other affiliates are eligible to participate in the 2015 Plan.

  Effective Date

        The 2011 Plan was originally effective as of May 5, 2011. The Board approved the 2015 Plan, as amended and restated, on February 20, 2015. The 2015 Plan, as amended and restated, will become effective as of May 1, 2015, the date of the annual meeting (the "Amendment Date"), subject to shareholder approval of the 2015 Plan.

  Term

        The 2015 Plan can be terminated at any date, as determined by our Board.

  Administration of the 2015 Plan

        The 2015 Plan will be administered by our Compensation Committee of the Board of Trustees, consisting of two or more trustees of our Company. Each trustee will be required to qualify as an "independent director" under the NYSE Stock Market listing rules, a "non-employee director" within the meaning of Rule 16b-3 of the Exchange Act, and an "outside director" within the meaning of Section 162(m) of the Code and related regulations. The Board will also be authorized to appoint one or more committees of the Board consisting of one or more trustees of our Company who need not be "outside directors". Any such committees would be authorized to administer the 2015 Plan with respect to participants in the plan who are not Company "officers" within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or Company trustees and, in this capacity, would be authorized to grant awards under the 2015 Plan to such participants and to determine all terms of such awards.

        During any period of time in which we do not have a compensation committee, the 2015 Plan will be administered by our Board or another committee appointed by the Board. Except where the authority to act on such matters is specifically reserved to our Board under the 2015 Plan or applicable law, our Compensation Committee and each other committee acting in accordance with the foregoing plan provisions (which will be the "Committee" as defined in the 2015 Plan) will have full power and authority to interpret and construe all terms of the 2015 Plan, any award or any award agreement, and to make all related determinations, including the power and authority to:

  •
  designate grantees of awards;

  •
  determine the type or types of awards to be made to a grantee;

  •
  determine the number of shares to be subject to an award;

  •
  establish the terms and conditions of each award and any terms and conditions that may be necessary to qualify options as incentive share options;

  •
  prescribe the form of each award agreement; and

  •
  subject to the limitations in the 2015 Plan (including the prohibition on repricing of options and share appreciation rights without shareholder approval), amend, modify, or reprice the terms of any outstanding award.

  Awards

        The following types of awards may be made under the 2015 Plan, subject to the limitations set forth in the 2015 Plan:

  •
  options, which may be incentive share options or non-qualified share options;

  •
  share appreciation rights or "SARs";

  •
  restricted shares;

  •
  unrestricted shares;

  •
  share units;

  •
  dividend equivalent rights;

  •
  performance awards;

  •
  annual incentive awards;

  •
  long-term incentive unit or "LTIP units";

  •
  other equity-based awards; or

  •
  cash.

        An incentive share option is an option that meets the requirements of Section 422 of the Code, and a nonqualified share option is an option that does not meet those requirements. Restricted shares are shares on which are imposed vesting restrictions that subject the shares to a substantial risk of forfeiture, as defined in Section 83 of the Code. A share unit or deferred share unit is an award that represents a conditional right to receive shares in the future and that may be made subject to the same types of restrictions and risk of forfeiture as restricted shares. Performance awards are awards of options, restricted shares, share units, deferred share units, SARs or cash made subject to the achievement of one or more pre-established performance goals over a performance period established by our Compensation Committee. Dividend equivalent rights are awards entitling the grantee to receive cash, shares, other awards under the 2015 Plan or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of shares. A SAR is a right to receive upon exercise, in the form of shares, cash or a combination of shares and cash, the excess of the fair market value of one share on the exercise date over the exercise price of the SAR. Unrestricted shares are shares free of restrictions other than those imposed under federal or state securities law. LTIP Units means an award of an interest in the operating partnership affiliated with our Company.

        Awards under the 2015 Plan may be granted alone or in addition to, in tandem with, or in substitution or exchange for any other award under the 2015 Plan, other awards under another compensatory plan of our Company or any of its affiliates (or any business entity that has been a party to a transaction to our Company or any of our Company's affiliates), or other rights to payment from our Company or any of its affiliates. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at a different time.

        Our Company may permit or require the deferral of any payment pursuant to any award into a deferred compensation arrangement, which may include provisions for the payment or crediting of interest or dividend equivalent rights, in accordance with rules and procedures established by the Compensation Committee. Awards under the 2015 Plan generally will be granted for no consideration other than past services by the grantee of the award or, if provided for in the award agreement or in a separate agreement, the grantee's promise to perform future services to our Company or one of its subsidiaries or other affiliates.

  Section 162(m) Performance-Based Compensation

        Shareholder approval of this proposal is intended to permit the equity-based awards and cash incentive compensation paid to our Company's covered employees under the 2015 Plan to constitute qualified performance-based compensation for purposes of Section 162(m) of the Code and the rules and regulations issued under that section, and to enable our Company to deduct such compensation for federal income tax purposes if the requirements of Section 162(m) in addition to shareholder approval are satisfied. Shareholder approval of this proposal will constitute approval of the Section 162(m) performance-based compensation terms described below, which consist of provisions relating to (1) the persons eligible to receive performance-based compensation under the 2015 Plan, (2) the maximum amount of performance-based compensation that may be paid under the 2015 Plan during a specified period to any eligible person, and (3) the performance criteria that may be used under the 2015 Plan to establish performance goals as a condition to the payment of the performance awards.

  Section 162(m)

        Section 162(m) generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its principal executive officer or any of the three other most highly compensated officers (excluding the principal financial officer), as determined in accordance with the applicable rules under the Exchange Act. Under the Code, however, there is no limitation on the deductibility of compensation paid to such officers, who are referred to as "covered employees," that represents qualified performance-based compensation as determined under the Code. To constitute qualified performance-based compensation, the compensation paid by our Company to its covered employees must be paid solely on account of the achievement of one or more objective performance goals established in writing by our Compensation Committee while the achievement of such goals is substantially uncertain. Performance goals may be based on one or more performance measures consisting of business criteria that apply to the covered employee, a business unit, or our Company, a subsidiary or other affiliate on an individual or a consolidated basis, but need not be based on an increase or positive result under the business criteria selected.

        As described under "Compensation Discussion and Analysis—Tax Limits on Executive Compensation," even if this proposal is approved, the Compensation Committee may exercise its discretion to award compensation under the 2015 Plan that would not qualify as qualified performance-based compensation under Section 162(m).

  Performance Measures

        The 2015 Plan is designed to permit our Compensation Committee to grant awards to covered employees that will constitute qualified performance-based compensation for purposes of Section 162(m) of the Code. The 2015 Plan authorizes the establishment of performance goals based on any one or more of the following performance measures:

  •
  revenue per available room ("RevPar");

  •
  hotel occupancy rates;

  •
  funds from operations;

  •
  adjusted funds from operations;

  •
  net earnings or net income;

  •
  operating earnings;

  •
  pretax earnings;

  •
  earnings per share;

  •
  share price, including growth measures and total shareholder return;

  •
  earnings before interest and taxes;

  •
  earnings before interest, taxes, depreciation and/or amortization;

  •
  return measures, including return on assets, capital, investment, equity, sales or revenue;

  •
  cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;

  •
  expense targets;

  •
  market share;

  •
  financial ratios as provided in credit agreements of our Company and its subsidiaries;

  •
  working capital targets;

  •
  completion of asset acquisitions or dispositions and/or achievement of acquisition or disposition goals;

  •
  revenues under management;

  •
  distributions to shareholders;

  •
  RevPar penetration ratios; and

  •
  any combination of any of the foregoing business criteria.

        Performance under any of the foregoing performance measures may be used to measure the performance of (i) our Company and its subsidiaries and other affiliates as a whole; (ii) our Company, any subsidiary, and/or any other affiliate or any combination thereof; or (iii) any one or more business units of our Company, any subsidiary, and/or any other affiliate, as our Compensation Committee deems appropriate. In addition, performance under any of the performance measures may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Compensation Committee. The Compensation Committee may select performance under the performance measure of share price for comparison to performance under one or more stock market indices designated or approved by our Committee. Our Compensation Committee will have the authority to provide for accelerated vesting of any performance award based on the achievement of performance goals pursuant to the performance measures.

        Our Compensation Committee will establish the performance period, of up to ten (10) years, for performance awards. Our Committee will have the discretion to adjust awards that are intended to qualify as performance-based compensation, either on a formula or discretionary basis, or on any combination thereof, as our Committee determines in a manner consistent with the requirements of Section 162(m) for deductibility.

        The 2015 Plan identifies some conditions that our Compensation Committee may include or exclude in any evaluation or performance during a performance period. Such conditions may include the following:

  •
  asset write-downs;

  •
  litigation or claims, judgments or settlements;

  •
  the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results;

  •
  any reorganization or restructuring events or programs;

  •
  extraordinary, non-core, non-operating or non-recurring items;

  •
  acquisitions or divestitures; and

  •
  foreign exchange gains and losses.

        In addition, our Committee may reserve the right in an award agreement to cause a forfeiture of the gain realized by a grantee with respect to an award on account of actions taken by, or failed to be taken by, such grantee in violation or breach of, or in conflict with, any employment agreement, non-competition agreement, agreement prohibiting solicitation of employees or clients of our Company or any affiliate, confidentiality obligation with respect to our Company or any affiliate, Company or affiliate policy or procedure, other agreement or any other obligation of the grantee to our Company or any affiliate, to the extent specified in such award agreement. Our Committee may annul an outstanding vested award if the grantee is an employee and is terminated for "Cause" as defined in the 2015 Plan or the applicable award agreement or for "Cause" as defined in any other agreement between our Company any affiliate and the grantee, as applicable.

  Shares Available for Issuance

        Subject to adjustment as provided in the 2015 Plan, the maximum number of shares that will be available for issuance under the 2015 Plan will equal:

  •
  2,500,000 shares, plus

  •
  the number of shares available for future awards under the 2011 Plan as of the Amendment Date, plus

  •
  the number of shares related to awards outstanding under the 2011 Plan as of the Amendment Date that thereafter terminate by expiration or forfeiture, cancellation, or otherwise without the issuance of such shares.

        The foregoing number of common shares that may be issued under the 2015 Plan may be increased in connection with share splits, distributions, recapitalizations and certain other events, based on proportionate adjustments that the Board deems appropriate in the aggregate number of common shares that may be issued under the 2015 Plan and the terms of outstanding awards.

        Shares subject to an award granted under the 2015 Plan will be counted against the maximum number of shares available for issuance under the plan as one share for every one share subject to such an award.

        Shares subject to an award granted under the 2015 Plan will again become available for issuance under the 2015 Plan if the award terminates by expiration, forfeiture, or cancellation, or otherwise without issuance of such shares (except as set forth below).

        The number of shares available for issuance under the 2015 Plan will not be increased by the number of shares:

  •
  tendered or withheld or subject to an award surrendered in connection with the purchase of shares upon exercise of an option;

  •
  deducted or delivered from payment of an award in connection with our Company's tax withholding obligations; or

  •
  purchased by our Company with proceeds from option exercises.

        The 2015 Plan contains limitations on the number of shares available for issuance with respect to specified types of awards:

  •
  The maximum number of common shares subject to options or SARS that can be granted under the 2015 Plan to any person eligible for an award is one million (1,000,000) common shares in a calendar year;

  •
  The maximum number of common shares that can be granted under the 2015 Plan other than pursuant to an option or SAR to any person eligible for an award is one million (1,000,000) common shares in a calendar year; and

  •
  The maximum amount that may be paid as an annual incentive award in a calendar year to any one person is five million dollars ($5,000,000) and the maximum amount that may be paid as a cash-settled performance award in respect of a performance period greater than one year to any one person eligible for an award is five million dollars ($5,000,000).

        The maximum number of shares available for issuance pursuant to incentive share options granted under the 2015 Plan will be 2,500,000 shares.

        Shares to be issued under the 2015 Plan will be authorized and unissued shares or, to the extent permitted under applicable laws, treasury shares, or any combination of the foregoing, as may be determined from time to time by the Board or by our Compensation Committee.

        The number and kinds of shares for which awards may be made under the 2015 Plan, including the share limits described above, will be adjusted proportionately and accordingly by our Committee if the number of outstanding shares is increased or decreased or the shares are changed into or exchanged for a different number of shares or kind of shares or other securities of our Company on account of any recapitalization, reclassification, share split, reverse share split, spin-off, combination of share, exchange of shares, share dividend or other distribution payable in capital shares, or other increase or decrease in shares effected without receipt of consideration by our Company.

        On March 13, 2015, the closing price of a share as reported on the NYSE Stock Market was $30.61 per share.

  Fair Market Value Determination

        Generally, for so long as the shares remain listed on the NYSE Stock Market, the fair market value of a share on an award grant date, or on any other date for which fair market value is required to be established under the 2015 Plan, will be the closing price of the shares as reported on the NYSE Stock Market on such date. If there is no reported closing price on such date, the fair market value of the shares will be the closing price of the shares on the next preceding date on which any sale of shares will have been reported on the NYSE Stock Market.

        If the shares cease to be listed on the NYSE Stock Market and are listed on another established national or regional stock exchange or traded on another established securities market, fair market value will generally similarly be determined by reference to the closing price of the shares on the applicable date as reported on such other stock exchange or established securities market.

        If the shares cease to be listed on the NYSE Stock Market or another established national or regional stock exchange or traded on another established securities market, our Committee will determine the fair market value of the shares by the reasonable application of a reasonable valuation method, in a manner consistent with Section 409A of the Code.

  Options

        The 2015 Plan authorizes our Compensation Committee to grant incentive share options (under Section 422 of the Code) and options that do not qualify as incentive share options. An option granted under the 2015 Plan will be exercisable only to the extent that it is vested. Each option will become vested and exercisable at such times and under such conditions as our Committee may approve consistent with the terms of the 2015 Plan. No option may be exercisable more than ten years after the option grant date, or five years after the option grant date in the case of an incentive share option granted to a Ten Percent Shareholder (as defined in the 2015 Plan). Options may be made exercisable in installments. The Compensation Committee may include in the option agreement provisions specifying the period during which an option may be exercised following termination of the grantee's service. The exercisability of options may be accelerated by our Committee.

        The exercise price per share of each option granted under the 2015 Plan may not be less than 100%, or 110% in the case of an incentive share option granted to a Ten Percent Shareholder, of the fair market value of a share on the option grant date, except in the case of an option granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan by a business entity acquired or to be acquired by our Company or an affiliate or with which our Company or an affiliate has combined or will combine.

        The aggregate fair market value of shares determined on the option grant date with respect to which incentive share options are exercisable for the first time during any calendar year may not exceed $100,000.

        Except in connection with a corporate transaction involving our Company (including, without limitation, any share dividend, distribution (whether in the form of cash, shares, other securities or other property), share split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities or similar transaction), our Company may not, without obtaining shareholder approval: (a) amend the terms of outstanding options to reduce the exercise price of such outstanding options; (b) cancel outstanding options in exchange for or substitution of options with an exercise price that is less than the exercise price of the original options; or (c) cancel outstanding options with an exercise price above the current share price in exchange for cash or other securities.

        The exercise price for any option is generally payable (1) in cash or cash equivalents, (2) to the extent the award agreement provides, by the surrender of common shares (or attestation of ownership of common shares) with an aggregate fair market value on the date on which the option is exercised, or common shares are purchased, of the exercise or purchase price, or (3) to the extent the award agreement provides, by payment through a broker in accordance with procedures established by the Federal Reserve Board.

        Options will be nontransferable, except for transfers by will or the laws of descent and distribution. Our Committee may determine that all or part of a nonqualified share option may be transferred to certain family members of the grantee by gift or other transfers deemed "not for value."

  Restricted Shares, Restricted Share Units, and Deferred Share Units

        Subject to the provisions of the 2015 Plan, our Committee will determine the terms and conditions of each award of restricted shares, share units and deferred share units, including the restricted period for all or a portion of the award, the restrictions applicable to the award and the purchase price, if any, for the shares subject to the award. The restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as our Committee may determine. A grantee of restricted shares will have all of the rights of a shareholder as to those shares, including, without limitation, the right to vote the shares and receive dividends or distributions on the shares, except to the extent limited by our Committee. Grantees of share units and deferred share units will have no voting or dividend rights or other rights associated with share ownership, although our Committee may award dividend equivalent rights on such units.

        During the restricted period, if any, when share awards are non-transferable or forfeitable, a participant is prohibited from selling, transferring, assigning, pledging, exchanging, hypothecating or otherwise encumbering or disposing of his or her award shares.

  Share Appreciation Rights

        The 2015 Plan authorizes our Committee to grant SARs that provide the recipient with the right to receive, upon exercise of the SAR, cash, common shares or a combination of the two. The amount that the recipient will receive upon exercise of the SAR generally will equal the excess of the fair market value of our common shares on the date of exercise over the fair market value of our common shares on the date of grant. SARs will become exercisable in accordance with terms determined by our Committee. SARs may be granted in tandem with an option grant or independently from an option grant. The term of a SAR cannot exceed ten (10) years from the date of grant.

        Except in connection with a corporate transaction involving our Company (including, without limitation, any share dividend, distribution (whether in the form of cash, shares, other securities or other property), share split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities or similar transaction), our Company may not, without obtaining shareholder approval: (a) amend the terms of outstanding SARs to reduce the exercise price of such outstanding SARs; (b) cancel outstanding SARs in exchange for or substitution of SARs with an exercise price that is less than the exercise price of the original SARs; or (c) cancel outstanding SARs with an exercise price above the current share price in exchange for cash or other securities.

        SARs will be nontransferable, except for transfers by will or the laws of descent and distribution. Our Committee may determine that all or part of a SAR may be transferred to certain family members of the grantee by gift or other transfers deemed "not for value."

  Performance Awards

        The 2015 Plan also authorizes the Compensation Committee to grant performance awards. Performance awards entitle the participant's right to receive a compensation amount, based on the value of the shares, if performance goals established by our Committee are met. Our Compensation Committee will determine the applicable performance period, the performance goals and such other conditions that apply to the performance award. Performance goals may relate to our financial performance or the financial performance of our operating units, the participant's performance or such other criteria determined by our Committee. If the performance goals are met, performance units will be paid in cash, common shares or a combination thereof.

  Bonuses

        Cash performance bonuses payable under the 2015 Plan may be based on the attainment of performance goals that are established by our Compensation Committee and relate to one or more performance criteria described in the 2015 Plan. Cash performance bonuses must be based upon objectively determinable bonus formulas established in accordance with the 2015 Plan.

  Dividend Equivalents

        Our Compensation Committee may grant dividend equivalents in connection with the grant of any equity-based award, except that no dividend equivalent right may be granted in connection with, or related to an option or SAR. Dividend equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash, common shares or a combination of the two. Our Committee will determine the terms of any dividend equivalents

  Other Equity-Based Awards

        Our Compensation Committee may grant other types of share-based awards under the 2015 Plan, including LTIP units (which are described below). Other equity-based awards are payable in cash, common shares or other equity, or a combination thereof, and may be restricted or unrestricted, as determined by our Committee. The terms and conditions that apply to other equity-based awards are determined by our Committee.

  LTIP Units

        LTIP units are a special class of OP units in our operating partnership that are intended to constitute a "profits interest" within the meaning of the Code and the guidance thereunder. LTIP units may be issued only to participants for the performance of services to or for the benefit of the operating partnership in the participant's capacity as a partner of the operating partnership, in anticipation of the participant becoming a partner of the operating partnership, or as otherwise determined by our Compensation Committee. A LTIP unit will become vested at such times and subject to the limited partnership agreement of the operating partnership and such additional conditions as our Committee may determine. If fully realized, each LTIP unit awarded under the 2015 Plan will be equivalent to an award of one share under the 2015 Plan, reducing the number of common shares available for other equity awards on a one-for-one basis.

  Change in Capitalization

        Our Compensation Committee may adjust the terms of outstanding awards under the 2015 Plan to preserve the proportionate interests of the holders in such awards on account of any recapitalization, reclassification, share split, reverse share split, spin-off, combination of share, exchange of shares, share dividend or other distribution payable in capital shares, or other increase or decrease in such shares effected without receipt of consideration by our Company. The adjustments will include proportionate adjustments to (i) the number and kind of shares subject to outstanding awards and (ii) the per share exercise price of outstanding options or SARs.

  Reorganization not Constituting a Change in Control

        If our Company is the surviving entity in any reorganization, merger, or consolidation of our Company with one or more other entities which does not constitute a change in control, an award pertaining to the securities to which a holder of the number of common stock subject to such award would have been entitled immediately after such transaction, with a corresponding proportionate adjustment to the per share price of options and SARs so that the aggregate price per share of each option or SAR thereafter is the same as the aggregate price per share of each option or SAR subject to the option or SAR immediately prior to such transaction. Further, in the event of any such transaction, performance awards (and the related performance measures if deemed appropriate by our Committee) will be adjusted to apply to the securities that a holder of the number of shares subject to such performance awards would have been entitled to receive following such transaction.

  Change in Control in which Awards are not Assumed

        If we experience a change in control in which outstanding options, SARs, share units, dividend equivalent rights, restricted shares, LTIP units, or other equity-based awards that are not exercised prior to the change in control will not be assumed or continued by the surviving entity: (1) all restricted common shares, LTIP units, share units, and dividend equivalent rights will vest and the underlying common shares, if any, will be delivered immediately before the change in control; or (2) at our Board's discretion, either all options and SARs will become exercisable 15 days before the change in control and terminate upon the completion of the change in control, or all options, SARs, restricted shares and share units will be cashed out before the change in control. In the case of performance awards denominated in shares, shares units, or LTIP units, if more than half of the performance period has lapsed, the performance shares will be converted into restricted common shares or share units based on actual performance to date. If less than half of the performance period has lapsed, or if actual performance is not determinable, the performance shares will be converted into restricted common shares or share units assuming target performance has been achieved. Other equity-based awards will be governed by the terms of the applicable award agreement.

  Change in Control in Which Awards are Assumed

        If we experience a change in control in which outstanding options, SARs, share units, restricted shares, or other equity-based awards that are not exercised prior to the change in control will be assumed or continued by the surviving entity, the awards continue in the same manner and under the terms provided in the event of a change in control. Such options, SARs, share units, restricted shares, or other equity-based awards may be substituted for new common stock options, stock appreciation rights, common stock units, restricted stock and other equity-based awards relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares and option and stock appreciation rights exercise prices.

  Definition of Change in Control

        The 2015 Plan defines a "Change in Control" to mean:

  •
  Any person, entity, or affiliated group (with certain exceptions) is or becomes the beneficial owner, directly or indirectly, of securities of our Company representing more than 50% of the combined voting power of our Company's then outstanding voting securities;

  •
  During any twelve month period, individuals who at the beginning of such period constitute our Board cease for any reason to constitute a majority of our Board, treating any individual whose election or nomination was approved by a majority of the incumbent trustees as an incumbent trustee for this purpose;

  •
  Shareholders approve a reorganization, merger, consolidation or sale or other disposition of all or substantially all of our assets, unless (1) the holders of our voting shares immediately prior to the merger have at least 50.1% of the combined voting power of the securities in the surviving entity or its parent in substantially the same proportions as before the transaction, or (2) no person owns 50% or more of the shares of the surviving entity unless such ownership existed before the transaction; or

  •
  The consummation or sale of the disposition by our Company of all or substantially all of our Company's assets (or any transaction or series of transactions within a period of twelve months ending on the date of the last sale or disposition having a similar effect).

  Amendment; Termination

        Our Board may amend, suspend or terminate the 2015 Plan at any time; provided that no amendment, suspension or termination may adversely impair the benefits of participants with outstanding awards without the participants' consent. Our shareholders must approve any amendment if such approval is required under applicable law or stock exchange requirements. Our shareholders also must approve any amendment that changes the "no repricing" provisions of the 2015 Plan. The 2015 Plan can be terminated at any date, as determined by our Board.

  Federal Tax Consequences

        The U.S. federal income tax consequences of awards under the 2015 Equity Plan for participants and our Company will depend on the type of award granted. The following summary description of tax consequences is intended only for the general information of shareholders. A participant in the 2015 Equity Plan should not rely on this description and instead should consult his or her own tax advisor.

  Incentive Share Options

        An option holder will not realize taxable income upon the grant of an incentive share option under the 2015 Plan. In addition, an option holder generally will not realize taxable income upon the exercise of an incentive share option. An option holder's alternative minimum taxable income, however, will be increased by the amount by which the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Further, except in the case of an option holder's death or disability, if an option is exercised more than three months after the option holder's termination of employment, the option will cease to be treated as an incentive share option and will be subject to taxation under the rules applicable to nonqualified share options, as summarized below.

        If an option holder sells the shares acquired upon exercise of an incentive share option, the tax consequences of the disposition will depend upon whether the disposition is "qualifying" or "disqualifying." The disposition of the option shares will be a qualifying deposition if it is made at least two years after the date on which the incentive share option was granted and at least one year after the date on which the incentive share option was exercised. If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. If the disposition is a disqualifying disposition, the excess of the fair market value of the option shares on the date of disposition over the exercise price will be taxable income to the option holder at the time of the disposition. Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised.

        Unless an option holder engages in a disqualifying disposition, the Company will not be entitled to a deduction with respect to an incentive share option. If an option holder engages in a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of compensation income taxable to the option holder.

        If an option holder pays the exercise price of an incentive share option by tendering shares with a fair market value equal to part or all of the exercise price, the exchange of shares will be treated as a nontaxable exchange, except that this treatment will not apply if the option holder acquired the shares being tendered pursuant to the exercise of an incentive share option and has not satisfied the special holding period requirements summarized above. The tax basis of the shares tendered to pay the exercise price will be treated as the substituted tax basis for an equivalent number of shares received, and the new shares will be treated as having been held for the same holding period as the holding period that expired with respect to the tendered shares.

  Nonqualified Share Options

        An option holder will not realize taxable income upon the grant of a nonqualified share option. When an option holder exercises the option, however, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will constitute compensation income taxable to the option holder. The Company will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if the Company complies with applicable reporting requirements and Section 162(m) of the Code.

        If an option holder tenders shares in payment of part or all of the exercise price of a nonqualified share option, no gain or loss will be recognized with respect to the shares tendered, even if the shares were acquired pursuant to the exercise of an incentive share option. In such an event, the option holder will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The tax basis of the shares tendered will be treated as the substituted tax basis for an equivalent number of shares received, and the shares received will be treated as having been held for the same holding period as the holding period that expired with respect to the tendered shares. The difference between the aggregate exercise price and the aggregate fair market value of the shares received upon the exercise of the option will be taxed as ordinary income, just as if the option holder had paid the exercise price in cash.

  Share Appreciation Rights

        The grant of a share appreciation right will have no tax consequences for the participant. Upon the exercise of a share appreciation right, the participant will recognize ordinary income equal to the amount of cash paid and the fair market value of any shares delivered to the participant. Our Company will be entitled to a deduction in the same amount, subject to Section 162(m) of the Code and, as to share appreciation rights that are settled in shares, if our Company complies with applicable reporting requirements.

  Restricted Shares and Restricted Share Units

        Upon the grant of a restricted share or restricted share unit, there will be no tax consequences to the participant. Generally, the participant will recognize ordinary income on the date the award vests, in an amount equal to, in the case of restricted shares, the value of the shares on the vesting date, or, in the case of restricted share units, the amount of cash paid and the fair market value of any shares delivered on the vesting date. With respect to restricted shares, under Section 83 of the Code, a participant may elect to recognize income at the date of grant rather than the date of vesting. If our Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, our Company will be entitled to a deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

  Unrestricted Shares

        A grantee of unrestricted shares will be required to recognize ordinary income in an amount equal to the fair market value of the shares on the date of the award, reduced by the amount, if any, paid for such shares. Our Company will be entitled to deduct the amount of any compensation income taxable to the grantee if it complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code.

        Upon the grantee's disposition of unrestricted shares, any gain realized in excess of the amount reported as ordinary income will be reportable by the grantee as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the grantee has held the shares for more than one year. Otherwise, the capital gain or loss will be short-term.

  Dividend Equivalents

        Grantees under the 2015 Plan who receive awards of dividend equivalent rights will be required to recognize ordinary income in the amount distributed to the grantee pursuant to the award. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m)

of the Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

  Performance Awards

        A distribution of common shares or a payment of cash in satisfaction of a performance award will be taxable as ordinary income when the distribution or payment is actually or constructively received by the grantee. The amount taxable as ordinary income is the aggregate fair market value of the common shares determined as of the date they are received or, in the case of a cash award, the amount of the cash payment. Our Company will be entitled to deduct the amount of such payments when such payments are taxable as compensation to the grantee if our Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code.

  Share Appreciation Rights

        The grant of SARs will not result in taxable income to the grantee or a deduction to our Company. Upon exercise of a SAR, the grantee will recognize ordinary income in an amount equal to the cash or the fair market value of the common shares received by the grantee. Our Company will be entitled to a deduction equal to the amount of any compensation income taxable to the grantee, subject to Section 162(m) of the Code and, as to SARs that are settled in common shares, if our Company complies with applicable reporting requirements.

  LTIP Units

        LTIP units that constitute "profits interests" within the meaning of the Code and published Internal Revenue Service guidance will generally have no tax consequences for the participant on the date of grant or, if not vested on the date of grant, on vesting. The participant, however, will be required to report on his or her income tax return the participant's allocable share of the Operating Partnership's income, gains, losses, deductions, and credits, regardless of whether the Operating Partnership makes a distribution of cash. Instead, the LTIP units are generally taxed upon a disposition of the units or distributions of money to the extent that such amounts received exceed the basis in the LTIP units. Generally, no deduction is available to our Company upon the grant, vesting, or disposition of the LTIP units. If LTIP units are granted to a participant who is an employee of our Company, the issuance of those units may cause wages paid to the participant to be characterized and subject to taxation as self-employment income. If treated as a self-employed partner, the participant will be required to make quarterly income tax payments rather than having amounts withheld by our Company, the Operating Partnership, or the participant's employer, as applicable. Additionally, if self-employed, the participant must pay the full amount of all FICA employment taxes on the employee's compensation, whereas regular employees are responsible only for a portion of these taxes. To date, the Internal Revenue Service has not issued definitive guidance regarding the treatment of wages paid to partner-employees.

  Tax Withholding

        Payment of the taxes imposed on awards made under the 2015 Plan may be made by withholding from payments otherwise due and owing to the grantee.

  Vote Required and Recommendation

        The affirmative vote of the holders of a majority of all the votes cast at the annual meeting with respect to the matter is necessary for the approval of the 2015 Plan, which constitutes an amendment and restatement of the 2011 Plan. For purposes of approving the 2015 Plan, abstentions will be counted as votes cast and will have the same effect as votes against the proposal, while other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote. However, both abstentions and broker non-votes will count toward the presence of a quorum.

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2015 EQUITY INCENTIVE PLAN.

Proposal 5: Amendment of Declaration of Trust to Opt Out of Section 3-804(c) of the MGCL

        We are asking our shareholders to amend our Declaration of Trust to opt out of Section 3-804(c) of the MGCL.

        Subtitle 8 of Title 3 of the MGCL (the "Unsolicited Takeover Act") permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of the following five provisions:

  •
  a classified board;

  •
  a two-thirds shareholder vote requirement for removing a trustee;

  •
  a requirement that the number of trustees be fixed only by vote of the trustees;

  •
  a requirement that a special meeting of shareholders may only be called upon the request of the holders of at least a majority of all votes entitled to be cast at the meeting; and

  •
  a requirement that a vacancy on the board be filled only by the remaining trustees and for the remainder of the full term of the class of trustees in which the vacancy occurred.

        In response to a shareholder request, we have elected to opt out of all of the provisions of the Unsolicited Takeover Act. As described below in "Corporate Governance and Board Matters—Recent Changes to Corporate Governance Practices," we have opted out of all of the provisions of the Unsolicited Takeover Act other than Section 3-804(c) of the MGCL, which provides that a vacancy on the board may be filled only by the remaining trustees. Since our Declaration of Trust currently provides that we have elected to be governed by Section 3-804(c) of the MGCL, an amendment to our Declaration of Trust is required in order for us to completely opt out of the Unsolicited Takeover Act.

        We believe that opting out of Section 3-804(c) of the MGCL is in our best interests and in the best interests of our shareholders and are proposing an amendment to Article V, Section 5.2 of our Declaration of Trust to provide that Section 3-804(c) of the MGCL shall not apply to us. A copy of the proposed amendment to our Declaration of Trust is attached as Appendix B to this Proxy Statement and incorporated by reference into this proposal.

  Vote Required and Recommendation

        The affirmative vote of the holders of a majority of our outstanding shares entitled to be cast on the matter is required to amend our Declaration of Trust to opt out of Section 3-804(c) of the MGCL. For purposes of the vote to amend our Declaration of Trust, abstentions and broker non-votes will not be considered present for the purpose of determining the presence of a quorum and they will have the effect of a vote against the amendment of our Declaration of Trust.

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE AMENDMENT OF OUR DECLARATION OF TRUST TO OPT OUT OF SECTION 3-804(C) OF THE MGCL.

Proposal 6: Shareholder Proposal Regarding Amendment of our Bylaws by Shareholders

        UNITE HERE (the "Hotel Workers Union"), 275 Seventh Avenue, New York, NY 10001, represents workers throughout the U.S. and Canada who work in, among other industries, the hotel industry. The Hotel Workers Union is the beneficial owner of 140 common shares of beneficial interest of the Company. The Hotel Workers Union submitted the following proposal (the "Union Proposal") and supporting statement:

  Proposal from UNITE HERE

          "BE IT RESOLVED, that the shareholders of RLJ Lodging Trust ("Company") recommend the board of trustees take all steps necessary to allow shareholders to amend the Company's bylaws by a vote of the majority of shares outstanding."

  Supporting Statement from UNITE HERE

          The ability to amend the Bylaws by a vote of the majority of shares outstanding is a fundamental shareholder right, and one of the most effective tools shareholders have to hold boards accountable. Unfortunately, it is not a right currently enjoyed at RLJ, where the Board retains the exclusive right to amend the Company's Bylaws.

          Without the independent right to amend bylaws, introducing shareholder-friendly governance changes can be a lengthy process fraught with uncertainty. At Hospitality Properties Trust, for example, a majority of shareholders called for annual director elections for five consecutive years before the board began to declassify.

          Shareholders at a number of publicly-traded hotel companies—both REIT and C-Corp—currently hold the right to initiate bylaw amendments. With the power to amend bylaws by majority vote, shareholders can not only achieve corporate governance reform more efficiently; they can make these reforms permanent by requiring shareholder approval to remove key shareholder rights. Otherwise, these rights can be stripped at the board's convenience.

          The ability to establish and retain shareholder rights becomes increasingly important as lodging REITs enter a period of increased merger and acquisition activity. The US hotel industry has witnessed improved operating fundamentals for three consecutive years. Near the top of the previous cycle, nearly half of the publicly-traded equity lodging REITs then in existence were bought out, often at substantial premiums for shareholders. For example:

    •
    In February 2006, Blackstone acquired Meristar REIT for a $10.45 per share consideration, 20% above the average trading price the day before the announcement.

    •
    Eagle Hospitality REIT was acquired by an Apollo affiliate for $13.36 per share, a 42% premium over share prices the eve of the announcement.

    •
    JER Realty acquired Highland Hospitality Corporation, a REIT, for $19.50 a share, a premium of approximately 15% over Highland's three-month average closing share price.

          UNITE HERE recommends shareholders vote FOR a recommendation that the Board give shareholders the right to amend the Company's bylaws by a vote of the majority of shares outstanding.

Statement in Opposition from the Company

        Our Board believes that the Company's current corporate governance structure serves the best interests of our shareholders. To that end, we are recommending that our shareholders vote "AGAINST" the Union Proposal. We continually assess our corporate governance structure and policies to ensure ongoing strong alignment of such structure and policies with the interests of our shareholders. As described below in "Corporate Governance and Board Matters—Recent Changes to Corporate Governance Practices," we have substantially enhanced our corporate governance practices by adopting a majority voting standard for the election of trustees in uncontested elections, opting out of Title 3, Subtitle 6 of the MGCL (the "Business Combination Act"), Title 3, Subtitle 7 of the MGCL (the "Control Shares Acquisition Act") and all but one of the provisions of the Unsolicited Takeover Act and requiring approval of a majority of shareholders casting votes on the matter before opting back in to any provision of the Business Combination Act, Control Shares Acquisition Act or the Unsolicited Takeover Act. In addition, as described above under Proposal 5, we are proposing an amendment to our Declaration of Trust to opt out of the remaining provision of the Unsolicited Takeover Act.

        For the reasons set forth below, our Board opposes the Union Proposal:

  •
  We believe that our Board is the appropriate entity to make amendments to our bylaws, due to its fiduciary obligations to the Company and all of our shareholders, including large and small institutions and individual investors. Our bylaws establish a number of fundamental corporate governance operating principles, including rules for meetings of trustees and shareholders, election and duties of trustees and officers, authority to approve transactions and procedures for issuances of shares. Like many other Maryland real estate investment trusts and corporations, we have adopted the provision under Maryland law vesting the power to amend the bylaws solely in our Board. While this right may be retained by the Board under Maryland law, shareholders currently have the right to formally propose amendments to our bylaws for an advisory vote of our shareholders pursuant to Rule 14a-8 under the Exchange Act. This process allows our Board to ensure that any proposed bylaw amendments are prudent and are designed to protect and maximize long-term value for all shareholders.

  •
  The Hotel Workers Union suggests the Union Proposal is necessary to foster good governance principles at the Company and make the trustees more accountable to our shareholders. On the contrary, since our IPO our Board has been, and intends to remain, a leader in corporate governance. We have adopted comprehensive corporate governance principles consistent with best practices to ensure we remain fully transparent and accountable to shareholders. Further, as discussed above, our Board has recently taken major steps to demonstrate its continuing leadership in corporate governance and accountability and responsiveness to our shareholders.

  •
  The Hotel Workers Union owns only 140 of our common shares, with a total investment of less than $2,000. While the Hotel Workers Union minimally qualifies as a shareholder for the purpose of submitting this proposal, the Hotel Workers Union clearly does not have the same interest in the success of the Company as a more substantial, long-term investor would.

        While we are not exactly sure of the ultimate agenda of the Hotel Workers Union or the underlying motivation for advancing the Union Proposal, we think it is clear that the Hotel Workers Union does not have the long-term best interests of shareholders in mind and has submitted the Union Proposal to further its own initiatives. We believe that we have consistently demonstrated sound governance and management practices, and that our total return to shareholders, which at approximately 43% in fiscal year 2014 was near the top of our industry, is evidence of the strength and effectiveness of our operations. We urge shareholders to consider the source of the Union Proposal, as well as the nominal economic interest in the Company held by the Hotel Workers Union, when casting your vote on the Union Proposal. We further encourage shareholders to carefully assess the recommendation of the real and proven stewards of shareholder value—our Board and our management team.

  Vote Required and Recommendation

        The affirmative vote of a majority of all the votes cast at the annual meeting with respect to the matter is necessary for the approval of the Union Proposal. For purposes of approving the Union Proposal, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

        The shareholder vote on the Union Proposal is an advisory vote only, and it is not binding on us or our Board. Although the vote is non-binding, our Board values the opinions of our shareholders and will consider the outcome of the vote when making future corporate governance decisions.

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE "AGAINST" THE UNION PROPOSAL.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Profile

        Our corporate governance is structured in a manner that our Board of Trustees believes aligns our interests with those of our shareholders. Notable features of our corporate governance structure include the following:

  •
  our Board of Trustees is not staggered, with each of our trustees subject to re-election annually;

  •
  our Board of Trustees currently has seven trustees, a majority (five) of whom our Board of Trustees affirmatively has determined, after broadly considering all relevant facts and circumstances, to be "independent" under the listing standards of the NYSE and under applicable rules of the SEC;

  •
  at least two of our trustees qualify as an "audit committee financial expert" as defined by the SEC;

  •
  we have adopted a majority voting standard for the election of trustees in uncontested elections;

  •
  we have opted out of all of the provisions of the business combination and control share acquisition statutes and all but one of the provisions of the unsolicited takeover statute in the Maryland General Corporation Law, and we may not opt back in to any of these provisions without the approval of our shareholders; and

  •
  we do not have a shareholders rights plan.

Corporate Governance Guidelines

        Our Board of Trustees has adopted Corporate Governance Guidelines, which set forth a flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. The Corporate Governance Guidelines reflect the Board's commitment to monitoring the effectiveness of decision-making at the Board and management level and ensuring adherence to good corporate governance principles, all with a goal of enhancing shareholder value over the long term. The Corporate Governance Guidelines address, among other things:

  •
  the responsibilities and qualifications of trustees, including trustee independence;

  •
  the responsibilities, composition and functioning of Board committees;

  •
  the appointment and role of the lead trustee;

  •
  principles of trustee compensation; and

  •
  review of management succession.

        Our Corporate Governance guidelines are subject to periodic review by the Nominating and Corporate Governance Committee.

Code of Business Conduct and Ethics

        Our Board of Trustees has adopted and maintains a Code of Business Conduct and Ethics that applies to our officers (including our President and Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer), trustees and employees. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

  •
  honest and ethical conduct, including the honest and ethical handling of actual or potential conflicts of interest between personal and professional relationships;

  •
  compliance with applicable governmental laws, rules and regulations;

  •
  full, fair, accurate, timely and understandable disclosure in the reports we file or submit to the SEC and in other public communications;

  •
  fair dealing with our customers, suppliers, consultants, competitors, employees and other persons with whom we interact;

  •
  prompt internal reporting of violations of the Code of Business Conduct and Ethics to appropriate persons; and

  •
  accountability for adherence to the Code of Business Conduct and Ethics.

        Any waiver of, or amendments to, the Code of Business Conduct and Ethics that apply to our executive officers or trustees may be made only by the Nominating and Corporate Governance Committee or another committee of the Board of Trustees comprised solely of independent trustees or a majority of our independent trustees. Any waivers will be disclosed promptly. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of the Code of Business Conduct and Ethics applicable to our President and Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer by posting such information on our website at www.rljlodgingtrust.com, under the section, "Investor Relations—Corporate Governance."

Recent Changes to Corporate Governance Practices

        The Board values the input and insights of the Company's shareholders and believes that effective shareholder engagement strengthens the Board's role as an informed and engaged fiduciary. The Board meaningfully integrates the feedback it receives from shareholders into the Board's review and assessment of the Company's corporate governance policies. In light of developments in corporate governance best practices since our IPO in 2011, and in response to shareholder proposals, in February 2015, the Board approved and implemented several corporate governance initiatives that the Board believes are in our best interests and the best interests of our shareholders, including:

  •
  Adopting a majority voting standard for the election of trustees in uncontested elections, combined with a policy that any incumbent trustee who fails to receive that level of shareholder support will be required to tender his or her resignation to the remaining members of the Board for their consideration, subject to the requirement that the Board must accept any such resignation if the nominee received more votes against than for his or her election in uncontested elections at each of two consecutive annual meetings of shareholders; and

  •
  Requiring shareholder approval, by a majority of votes cast on the matter, before we may elect to become subject to the Business Combination Act, the Control Shares Acquisition Act and certain provisions of the Unsolicited Takeover Act, as these statutes could be viewed as providing publicly traded entities organized in Maryland, like us, with certain defenses against unsolicited or hostile takeover attempts.

        Although we have opted out of all but one of the provisions of the Unsolicited Takeover Act and are asking our shareholders to approve an amendment to our Declaration of Trust to opt out of the remaining provision (as described above under Proposal 5), we note that, pursuant to provisions in our Declaration of Trust and bylaws unrelated to the Unsolicited Takeover Act, we currently (1) require, unless called by the Executive Chairman or Chairman of the Board, Chief Executive Officer, President or a majority of our trustees, the written request of shareholders entitled to cast not less than a majority of the votes entitled to be cast at a meeting to call a special meeting, and (2) provide that trustees may only be removed for cause and then only by the affirmative vote of holders of at least two-thirds of the votes entitled to be cast in the election of trustees. In addition, even if Proposal 5 is approved, provisions in our Declaration of Trust and bylaws will still provide that the number of trustees may be determined by our Board and that our trustees may fill vacancies on our Board and, therefore, pursuant to provisions in the MGCL, shareholders will not have the authority to determine the number of trustees on our Board or to fill vacancies on the Board other than vacancies resulting from the removal of a trustee. To the extent that we amend any of the foregoing provisions in our Declaration of Trust or bylaws in the future to provide a different threshold or standard by which the applicable decision is made, by opting out of the Unsolicited Takeover Act and requiring shareholder approval to opt back in, we are prohibited from utilizing the anti-takeover provisions of the Unsolicited Takeover Act, without first receiving the approval of a majority of shareholders casting votes on the matter, to go back to the voting threshold that exists today.

Availability of Corporate Governance Materials

        Shareholders may view our corporate governance materials, including the charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, on our website at www.rljlodgingtrust.com, and these documents are available in print to any shareholder who sends a written request to such effect to Investor Relations, RLJ Lodging Trust, 3 Bethesda Metro Center, Suite 1000, Bethesda, MD 20814. Information at or connected to our website is not and should not be considered a part of this Proxy Statement.

Independence of Trustees

        NYSE listing standards require NYSE-listed companies to have a majority of independent board members and a nominating/corporate governance committee, compensation committee and audit committee, each comprised solely of independent trustees. Under the NYSE listing standards, no trustee of a company qualifies as "independent" unless the Board of Trustees of the company affirmatively determines that the trustee has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with such company).

        The Board currently has seven trustees, a majority (five) of whom our Board of Trustees affirmatively has determined, after broadly considering all relevant facts and circumstances, to be "independent" under the listing standards of the NYSE and under applicable rules of the SEC. The Board affirmatively has determined that each of the following trustees is independent under these standards: Evan Bayh, Nathaniel A. Davis, Robert M. La Forgia, Glenda G. McNeal and Joseph Ryan. Robert L. Johnson and Thomas J. Baltimore, Jr. are not independent as they are executive officers of the Company.

Board Leadership Structure

  Separate Chairman and Chief Executive Officer Positions

        Since the formation of our Company, the roles of Executive Chairman and Chief Executive Officer have been held by two different individuals, Robert L. Johnson and Thomas J. Baltimore, Jr., respectively, both of whom are considered executive officers of the Company. The separation of the roles of Chairman and Chief Executive Officer allows Messrs. Johnson and Baltimore to have leadership roles on the executive management team, which our Board of Trustees believes is important in light of their respective roles with our predecessor entities, their knowledge of the Company and their extensive experience in the lodging industry. Our Board of Trustees continues to believe that our current leadership structure, including separate positions of Executive Chairman and Chief Executive Officer, provides an effective leadership model for the Company and the benefit of the distinct abilities and experience of both individuals. The Board of Trustees also believes having an Executive Chairman is useful as it ensures that Board leadership retains a close working relationship with management.

  Lead Trustee

        Our Board of Trustees believes that its governance structure ensures a strong, independent Board even though the Board does not have an independent Chairman. To strengthen the role of our independent trustees and encourage independent Board leadership, the Board of Trustees also has established the position of lead trustee, which currently is held by Joseph Ryan. In accordance with our Corporate Governance Guidelines, the responsibilities of the lead trustee include, among others:

  •
  serving as liaison between (i) management, including the President and Chief Executive Officer, (ii) our other independent trustees and (iii) interested third parties and the Board of Trustees;

  •
  presiding at executive sessions of the independent trustees;

  •
  serving as the focal point of communication to the Board of Trustees regarding management plans and initiatives;

  •
  ensuring that the role between Board oversight and management operations is respected;

  •
  providing the medium for informal dialogue with and between independent trustees, allowing for free and open communication within that group; and

  •
  serving as the communication conduit for third parties who wish to communicate with the Board of Trustees.

        Our lead trustee will be selected on an annual basis by a majority of independent trustees then serving on the Board.

Board Oversight of Risk Management

        One of our Board's most important roles is to oversee various risks that we may face from time to time. While the full Board of Trustees has primary responsibility for risk oversight, it utilizes its committees, as appropriate, to monitor and address the risks that may be within the scope of a particular committee's expertise or charter. Our Board of Trustees uses its committees to assist in its risk oversight function as follows:

  •
  Audit Committee—the Audit Committee's responsibilities include, among others, oversight relating to the integrity of our financial statements and financial reporting process; compliance with financial, legal and regulatory requirements; the performance of our internal audit function; and our overall risk profile;

  •
  Compensation Committee—the Compensation Committee's responsibilities include, among others, oversight of risks related to our compensation practices and plans to ensure that such practices and plans (i) are designed with an appropriate balance of risk and reward in relation to our overall business strategy and (ii) do not encourage excessive or unnecessary risk-taking behavior; and

  •
  Nominating and Corporate Governance Committee—the Nominating and Corporate Governance Committee's responsibilities include, among others, oversight of the general operations of the Board; the Company's compliance with our Corporate Governance Guidelines and applicable laws and regulations, including applicable rules of the NYSE; and corporate governance-related risk.

The Board believes that the composition of its committees, and the distribution of the particular expertise of each committee's members, makes this an appropriate structure to effectively monitor the risks discussed above.

        An important feature of the Board's risk oversight function is to receive periodic updates from its committees, as appropriate. In addition to getting direct information from its committees, the Board receives updates directly from members of management. In particular, due to their executive management positions, Messrs. Johnson and Baltimore frequently communicate with other members of our management and periodically update the Board on the important aspects of the Company's day-to-day operations. The Board also receives periodic updates from members of senior management regarding financial risks, legal and regulatory developments, and policies and mitigation plans intended to address the related financial and legal risks.

Board and Committee Meetings

        During the year ended December 31, 2014, the Board of Trustees met six times, including telephonic meetings. Each trustee attended at least 75% of Board and applicable committee meetings on which he or she served during his or her period of service. Trustees are expected to attend, in person or by telephone, all Board meetings and meetings of committees on which they serve. In addition, pursuant to our Corporate Governance Guidelines, trustees are expected to attend the Company's annual meetings of shareholders. All trustees attended the 2014 annual meeting of shareholders. Average meeting attendance by all trustees serving during 2014 was approximately 97%.

Board Committees

        The Board of Trustees has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. All members of the committees described below are "independent" of the Company as that term is defined in the NYSE's listing standards.

        The table below provides membership information for each of the Board committees as of the date of this Proxy Statement:

Trustee	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Evan Bayh		X	X (Chair)
Nathaniel A. Davis	X*	X (Chair)	X
Robert M. La Forgia	X (Chair)*		X
Glenda G. McNeal	X		X
Joseph Ryan		X	X

*
Audit committee financial expert

  Audit Committee

        Our Audit Committee is comprised of Messrs. Davis and La Forgia and Ms. McNeal, with Mr. La Forgia serving as its chairperson. The principal functions of our Audit Committee include oversight related to:

  •
  our accounting and financial reporting processes;

  •
  the integrity of our consolidated financial statements and financial reporting process;

  •
  our systems of disclosure controls and procedures and internal control over financial reporting;

  •
  our compliance with financial, legal and regulatory requirements;

  •
  the review of all related party transactions in accordance with our related party transactions policy;

  •
  the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

  •
  the performance of our internal audit function; and

  •
  our overall risk profile.

        Our Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. Our Audit Committee also prepares the audit committee report required by SEC regulations to be included in our annual Proxy Statement.

        Our Audit Committee's written charter requires that all members of the committee meet the independence, experience, financial literacy and expertise requirements of the NYSE, the Sarbanes-Oxley Act of 2002, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable rules and regulations of the SEC, all as in effect from time to time. Our Board of Trustees has determined that all of the members of the Audit Committee meet the foregoing requirements. Our Board of Trustees also has determined that Mr. La Forgia and Mr. Davis are "audit committee financial experts," as defined by the applicable SEC regulations and NYSE corporate governance listing standards, and each has accounting or related financial management expertise.

        During the year ended December 31, 2014, the Audit Committee met five times, including telephonic meetings.

  Compensation Committee

        Our Compensation Committee is comprised of Messrs. Bayh, Davis and Ryan, with Mr. Davis serving as its chairperson. The principal functions of our Compensation Committee include:

  •
  reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer's compensation, evaluating our Chief Executive Officer's performance in light of such goals and objectives, and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;

  •
  reviewing and approving the compensation of our other executive officers;

  •
  reviewing our executive compensation policies and plans;

  •
  implementing and administering our incentive and equity-based compensation plans;

  •
  determining the number of shares underlying, and the terms of, share option and restricted share awards to be granted to our trustees, executive officers and other employees pursuant to these plans;

  •
  assisting management in complying with our Proxy Statement and annual report disclosure requirements;

  •
  producing a report on executive compensation to be included in our annual Proxy Statement; and

  •
  reviewing, evaluating and recommending changes, if appropriate, to the remuneration for trustees.

        During the year ended December 31, 2014, the Compensation Committee met seven times, including telephonic meetings.

  Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee is comprised of Messrs. Bayh, Davis, La Forgia and Ryan and Ms. McNeal, with Senator Bayh serving as its chairperson. The principal functions of our Nominating and Corporate Governance Committee include:

  •
  identifying and recommending to the Board of Trustees qualified candidates for election as trustees and recommending nominees for election as trustees at the annual meeting of shareholders;

  •
  implementing and monitoring our Corporate Governance Guidelines;

  •
  reviewing and making recommendations on matters involving the general operation of our Board of Trustees, including board size and composition, and committee composition and structure;

  •
  recommending to our Board of Trustees nominees for each committee of our Board of Trustees;

  •
  facilitating the annual assessment of our Board of Trustees' performance as a whole and of the individual trustees, as required by applicable law, regulations and the NYSE corporate governance listing standards; and

  •
  overseeing our Board of Trustees' evaluation of management.

        During the year ended December 31, 2014, the Nominating and Corporate Governance Committee met four times.

Executive Sessions of Non-Management Trustees

        Pursuant to our Corporate Governance Guidelines and the NYSE listing standards, in order to promote open discussion among non-management trustees, our Board of Trustees devotes a portion of each regularly scheduled Board meeting to executive sessions without management participation. In addition, our Corporate Governance Guidelines provide that if the group of non-management trustees includes trustees who are not independent, as defined in the NYSE's listing standards, at least one such executive session convened per year shall include only independent trustees. The lead trustee presides at these sessions.

Communications with the Board

        Shareholders and other interested parties may communicate with the Board by sending written correspondence to the "Lead Trustee" c/o the Corporate Secretary of RLJ Lodging Trust, 3 Bethesda Metro Center, Suite 1000, Bethesda, MD 20814, who will then directly forward such correspondence to the lead trustee. The lead trustee will decide what action should be taken with respect to the communication, including whether such communication should be reported to the full Board of Trustees.

Trustee Selection Process

        Our Corporate Governance Guidelines set forth minimum standards to be used in considering potential trustee candidates to further the Company's goal of ensuring that our Board of Trustees consists of a diversified group of qualified individuals that function effectively as a group. Pursuant to our Corporate Governance Guidelines, candidates for trustee must possess, at a minimum:

  •
  high integrity;

  •
  an ability to exercise sound judgment;

  •
  an ability to make independent analytical inquiries;

  •
  a willingness and ability to devote adequate time and resources to diligently perform Board duties;

  •
  appropriate and relevant business experience and acumen; and

  •
  a reputation, both personal and professional, consistent with the image and reputation of the Company.

        In addition to the aforementioned minimum qualifications, the Nominating and Corporate Governance Committee also has approved a written policy regarding qualification and nomination of trustee candidates. Among other things, the policy sets forth certain additional qualities and skills that, while not a prerequisite for nomination, should be considered by the Committee when evaluating a particular trustee candidate. These additional qualities and skills include, among others, the following:

  •
  whether the person possesses specific industry knowledge, expertise or contacts, including in the commercial real estate industry, and familiarity with general issues affecting the Company's business;

  •
  whether the person's nomination and election would enable the Board of Trustees to have a member that qualifies as an "audit committee financial expert" as such term is defined by the SEC;

  •
  whether the person would qualify as an "independent" trustee under the NYSE's listing standards and our Corporate Governance Guidelines;

  •
  the importance of continuity of the existing composition of the Board of Trustees; and

  •
  the importance of a diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

        The Nominating and Corporate Governance Committee will seek to identify trustee candidates based on input provided by a number of sources, including (a) other members of the Nominating and Corporate Governance Committee, (b) other members of the Board of Trustees and (c) shareholders of the Company. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified trustee candidates; however, we do not currently employ a search firm, or pay a fee to any other third party, to locate qualified trustee candidates.

        As part of the candidate identification process, the Nominating and Corporate Governance Committee will evaluate the skills, expertise and diversity possessed by the current Board of Trustees, and whether there are additional skills, expertise or diversity that should be added to complement the composition of the existing Board of Trustees. The Nominating and Corporate Governance Committee also will take into account whether existing trustees have indicated a willingness to continue to serve as trustees if re-nominated. Once trustee candidates have been identified, the Nominating and Corporate Governance Committee will then evaluate each candidate in light of his or her qualifications and credentials, and any additional factors that the Nominating and Corporate Governance Committee deems necessary or appropriate. Existing trustees who are being considered for re-nomination will be re-evaluated as part of the Nominating and Corporate Governance Committee's process of recommending trustee candidates. All candidates submitted by shareholders will be evaluated in the same manner as all other trustee candidates, provided that the advance notice and other requirements set forth in our bylaws have been followed.

        After completing the identification and evaluation process described above, the Nominating and Corporate Governance Committee will recommend to the Board of Trustees the nomination of a number of candidates equal to the number of trustee vacancies that will exist at the annual meeting of shareholders. The Board of Trustees will then select the Board's trustee nominees for shareholders to consider and vote upon at the shareholders' meeting.

Trustee Compensation

        The members of our Board of Trustees who are also our employees do not receive any additional compensation for their services on the Board. During the fiscal year ended December 31, 2014, annual compensation for non-employee trustees was based on the following schedule:

Annual Board Retainer	Annual Share Award	Annual Audit Committee Chair Retainer	Annual Compensation Committee Chair Retainer	Annual Nominating and Corporate Governance Committee Chair Retainer	Annual Lead Trustee Retainer
$75,000	$90,000	$15,000	$15,000	$10,000	$20,000

        Each non-employee trustee receives the annual base retainer for his or her services in cash (or, as discussed below, in common shares) in quarterly installments in conjunction with quarterly meetings of our Board of Trustees. Each non-employee trustee was also paid a meeting fee of $1,000 for each special meeting of the Board of Trustees or any committee that the trustee attended during the first quarter of 2014. Effective April 1, 2014, non-employee trustees are no longer paid meeting fees for attending special meetings of the Board of Trustees or any committee. In addition to the annual retainers, each non-employee trustee will receive an annual equity award of restricted shares with an aggregate value of $90,000, which will vest ratably on the first four quarterly anniversaries of the date of grant, subject to the trustee's continued service on our Board of Trustees. We also reimburse each of our trustees for his or her travel expenses incurred in connection with his or her attendance at full Board of Trustees and committee meetings.

        Our non-employee trustees may elect to receive all or a portion of any annual cash retainer (including cash retainers for service as a chairperson of any committee or for service as lead trustee) in the form of common shares. During 2014, Ms. McNeal, Senator Bayh and Mr. Ryan elected to receive a portion of their respective cash retainers in Company common shares.

        In addition, each of our non-employee trustees is entitled to receive an allowance of $3,000 for use at the Company's hotels. If a non-employee trustee does not use the allowance, the allowance is forfeited.

        The following table provides information on the compensation of our non-employee trustees for the fiscal year ended December 31, 2014. Messrs. Johnson and Baltimore received no separate compensation for their service as trustees of the Company. For information related to the compensation of Messrs. Johnson and Baltimore, please refer to "Compensation of Executive Officers—Summary Compensation Table."

  Trustee Compensation Table

        The table below sets forth the compensation paid to each individual who served as a non-employee member of our Board of Trustees in 2014:

Name	Fees Earned or Paid in Cash	Share Awards(1)		All Other Compensation		Total
Evan Bayh	$88,000	$89,995	(2)	$1,366	(5)	$179,361
Nathaniel A. Davis	$94,000	$89,995	(2)	$750	(6)	$184,745
Robert M. La Forgia	$92,000	$89,995	(2)	$742	(7)	$182,737
Glenda G. McNeal	$39,500	$127,436	(3)	—		$166,936
Joseph Ryan	$8,000	$179,971	(4)	—		$187,971

(1)
With respect to each award, the grant date fair value is equal to the market value of the Company's common shares on the date of the award multiplied by the number of shares awarded.

(2)
Represents the aggregate 2014 grant date fair value of (i) 3,382 restricted common shares issued to each of our non-employee trustees for service on the Board. The restricted common shares vest ratably on the first four quarterly anniversaries of the date of grant.

(3)
Represents the aggregate 2014 grant date fair value of (i) 3,382 restricted common shares issued to each of our non-employee trustees for service on the Board and (ii) 1,282 common shares that Ms. McNeal received in lieu of a portion of her annual Board retainer. The restricted common shares vest ratably on the first four quarterly anniversaries of the date of grant.

(4)
Represents the aggregate 2014 grant date fair value of (i) 3,382 restricted common shares issued to each of our non-employee trustees for service on the Board and (ii) 3,065 common shares that Mr. Ryan received in lieu of his annual Board retainer. The restricted common shares vest ratably on the first four quarterly anniversaries of the date of grant.

(5)
Represents the $1,366 allowance used by Senator Bayh at the Company's hotels.

(6)
Represents the $750 allowance used by Mr. Davis to stay at the Company's hotels.

(7)
Represents the $742 allowance used by Mr. La Forgia to stay at the Company's hotels.

  Outstanding Share Awards as of December 31, 2014

        The following table provides certain information regarding unvested share awards outstanding as of the fiscal year ended December 31, 2014 for each of the trustees included in the Trustee Compensation Table set forth above.

Name	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested(1) ($)
Evan Bayh	1,691	$56,699
Nathaniel A. Davis	1,691	$56,699
Robert M. La Forgia	1,691	$56,699
Glenda G. McNeal	1,691	$56,699
Joseph Ryan	1,691	$56,699

(1)
Value based on $33.53 per share, which was the closing price of our common shares on the NYSE on December 31, 2014, the last trading day of 2014.

  Vested Share Awards During 2014

        The table below sets forth the number of restricted shares that vested and the value realized upon vesting of such shares for each of the trustees included in the Trustee Compensation Table set forth above.

Name	Number of Shares That Vested During 2014 (#)	Market Value of Shares Realized on Vesting(1) ($)
Evan Bayh	3,346	$94,020
Nathaniel A. Davis	3,346	$94,020
Robert M. La Forgia	3,346	$94,020
Glenda G. McNeal	3,346	$94,020
Joseph Ryan	3,346	$94,020

(1)
Represents the value of vested shares calculated by multiplying the number of vested shares by the prior day's closing price of our common shares on the NYSE on the vesting date or, if the vesting date occurred on a day on which the NYSE was closed for trading, the next trading day.

  Company Policies

  Share Ownership Guidelines

        We believe that equity ownership by our trustees and officers can help align their interests with our shareholders' interests. To that end, we have adopted formal share ownership guidelines applicable to all of our trustees and officers. On an annual basis, we report ownership status to our Compensation Committee and failure to satisfy the ownership levels, or show sustained progress towards meeting them, may result in payment to both trustees and officers of future compensation in the form of equity rather than cash.

        With respect to our officers, the guidelines require ownership of our shares, within five years of becoming an executive officer or from promotion to a new executive officer position, with a value equal to the following multiple of his or her base salary:

Executive Officer Title	Multiple
Chief Executive Officer	5x
Executive Chairman	5x
Chief Investment Officer and Chief Financial Officer	3x
Senior Vice Presidents	3x
Chief Accounting Officer and Vice Presidents	1x

        Once these requirements have been met, each executive is required to hold shares at this level as long as they remain in the position. With respect to our trustees, our share ownership guidelines require share ownership by our trustees of three times the annual cash retainer. Trustees must comply with the ownership requirement within five years of becoming a member of the Board and are required to hold shares at this level while serving as a trustee.

  Clawback Policy

        The Company has in place a clawback policy to ensure that executives are not unduly enriched in the event of a financial restatement. If the Company is required to restate its financial results due to material non-compliance with financial reporting requirements that arise from misconduct, any individual (i) who knowingly engaged in misconduct; (ii) was grossly negligent in engaging in misconduct; (iii) knowingly failed to prevent such misconduct; or (iv) was grossly negligent in failing to prevent such misconduct, is required to reimburse the Company for payments received for any award that was earned or accrued in the twelve (12) month period after the incorrect financial report was filed with the SEC. In addition, in the case of any restatement of financial results, the Compensation Committee has the authority to (i) review cash and equity awards paid or awarded to executive officers during the restatement period and, if the award would have been lower based on the restatement, then (ii) to determine if an incremental portion of the award should be reimbursed to the Company by the executive officer.

  No Hedging in or Pledging of Company Shares

        Our insider trading policy prohibits our trustees and employees, including our named executive officers, from engaging in the following transactions: (i) trading in call or put options involving our securities and other derivative securities; (ii) engaging in short sales of our securities; (iii) holding our securities in a margin account; and (iv) pledging our securities to secure margins or other loans.

 EXECUTIVE OFFICERS

        The following table sets forth information concerning our executive officers. Executive officers are elected annually by our Board of Trustees and serve at the Board's discretion.

Name	Age(1)	Title
Robert L. Johnson	68	Executive Chairman of the Board of Trustees
Thomas J. Baltimore, Jr.	51	President, Chief Executive Officer and Trustee
Leslie D. Hale	41	Chief Financial Officer, Treasurer and Executive Vice President
Ross H. Bierkan	55	Chief Investment Officer and Executive Vice President

(1)
Age as of March 30, 2015.

        Set forth below are descriptions of the backgrounds of each of our executive officers, other than Robert L. Johnson and Thomas J. Baltimore, Jr. whose backgrounds and positions are described above under "Proposals to be Voted On—Proposal 1: Election Of Trustees."

        Leslie D. Hale has served as the Chief Financial Officer, Treasurer and Executive Vice President of the Company since February 2013. Prior to this, Ms. Hale served as chief financial officer and senior vice president of real estate and finance of RLJ Development from 2007 until the formation of the Company, when she became the Company's chief financial officer, treasurer and senior vice president. She previously was the vice president of real estate and finance for RLJ Development from 2006 to September 2007 and director of real estate and finance from 2005 until her 2006 promotion. In these positions, Ms. Hale was responsible for the finance, tax, treasury and portfolio management functions as well as executing all real estate transactions. From 2002 to 2005, she held several positions within the global financial services division of General Electric Corp., including as a vice president in the business development group of GE Commercial Finance, and as an associate director in the GE Real Estate strategic capital group. Prior to that, she was an investment banker at Goldman, Sachs & Co. Ms. Hale received her Bachelor of Business Administration degree from Howard University and her Master of Business Administration degree from Harvard Business School. On January 12, 2015, Ms. Hale was elected to the Board of Directors of Macy's Inc. (NYSE: M). She also is a member of the Howard University Board of Trustees.

        Ross H. Bierkan has served as the Chief Investment Officer and Executive Vice President of the Company since the Company's formation in 2011. Prior to this, Mr. Bierkan served as a principal and executive vice president of RLJ Development from 2000 until the formation of the Company. In this capacity he was responsible for overseeing approximately $4.0 billion of real estate acquisitions. Previously, Mr. Bierkan was an original principal of The Plasencia Group, a hospitality transaction and consulting group, and from 1993 to 2000 served as its vice president, with responsibility for providing market studies, property analyses and investment sales for institutional hotel owners. Before The Plasencia Group, Mr. Bierkan worked with Grubb and Ellis Real Estate, a commercial real estate brokerage firm. From 1982 to 1988, he held various operational and sales management positions for Guest Quarters Hotels (now the Doubletree Guest Suites). Mr. Bierkan also serves on the advisory boards for Springhill Suites by Marriott and Hyatt Summerfield Suites. Mr. Bierkan received his Bachelor of Arts degree from Duke University.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        The Compensation Committee of our Board of Trustees is responsible for establishing the underlying policies and principles of our compensation program. This Compensation Discussion and Analysis describes our executive compensation programs for our named executive officers (the "NEOs") and describes how and why the Compensation Committee made its 2014 compensation decisions. Our NEOs for 2014 are as follows:

  •
  Robert L. Johnson—Executive Chairman;

  •
  Thomas J. Baltimore, Jr.—President and Chief Executive Officer;

  •
  Leslie D. Hale—Chief Financial Officer, Treasurer and Executive Vice President; and

  •
  Ross H. Bierkan—Chief Investment Officer and Executive Vice President.

Executive Summary

        We believe that a primary goal of executive compensation is to align the interests of our executive officers with those of our shareholders in a way that encourages prudent decision making and allows us to attract and retain the best executive talent. The Compensation Committee has adopted a compensation program designed to link financial and strategic results to executive rewards, reward favorable shareholder returns and enhance our competitive position within our segment of the hospitality industry. The majority of each executive's compensation is tied directly to the achievement of pre-established individual and corporate goals, which we believe helps to ensure that the financial interests of our senior executives are aligned with those of our shareholders.

  2014 Business Highlights

        For 2014, examples of key Company performance achievements that the Compensation Committee took into account when setting compensation include the following:

  •
  The Company's total shareholder return for the fiscal year ending December 31, 2014 was 43%, outperforming the RMZ Index (30%), the S&P 500 (14%) and the Dow Jones Industrial Average Index (10%). Total shareholder return for the year was at the 85th percentile of the executive compensation peer group (as defined below);

  •
  Successful completion of our second follow-on equity offering of 9,200,000 common shares at a public offering price of $26.45 per share, for net proceeds of approximately $232.7 million, after deducting the underwriting discount and other offering costs;

  •
  The further expansion of our asset base through the successful acquisition of 15 hotels for approximately $632.0 million, including properties in Miami Beach, Key West, the San Francisco Bay Area, Southern California and Portland, Oregon;

  •
  The disposition of 18 non-core assets for proceeds of $137.8 million;

  •
  Repaid $170.7 million of mortgage indebtedness; and

  •
  Continued development and implementation of internal infrastructure, control systems and procedures to accommodate the requirements of operating as a publicly-traded company, including the satisfaction of public company reporting requirements under applicable SEC regulations and NYSE listing standards.

  2014 Executive Compensation Highlights

        In February 2015, after review of our financial performance during 2014 and our other business accomplishments, the Compensation Committee took the following compensation actions with respect to our NEOs:

  •
  Approved base salary increases for 2015 that were designed to better align our NEOs' compensation with that of their respective peer groups;

  •
  Based on our performance for the year, approved annual cash incentives for our NEOs at approximately 5-9% above their respective maximum levels; and

  •
  Awarded annual performance equity grants with respect to 2014 performance.

Philosophy and Objectives of our Compensation Program

        We have designed our executive compensation program to achieve the following objectives:

  •
  create the proper incentives for our executive management team to achieve corporate and individual performance objectives and maximize shareholder value over the long-term;

  •
  achieve an appropriate balance between risk and reward that does not incentivize unnecessary or excessive risk taking;

  •
  be transparent and competitive with similarly situated publicly-traded real estate investment trusts ("REITs") based on the Company's performance; and

  •
  attract and retain talented executives from within and outside of the hospitality industry.

  Proper Incentives to Achieve Performance Objectives and Maximize Long-Term Shareholder Value

        Our compensation program is designed to tie a substantial portion of our executives' total compensation to performance measures that align long-term shareholder value and leadership actions that are expected to position the Company for long-term success. Accordingly, the vast majority of our executives' total compensation is delivered through our annual cash bonus program and our annual equity award program, and less than 30% of our named executive officers' total compensation is in the form of a guaranteed base salary.

        We believe that our annual cash bonus program encourages our executives to take prudent steps to achieve, and if possible exceed, our annual business plan, which we believe will increase shareholder value over the long-term. We have not guaranteed our executives any minimum cash bonus payments. As a result, in the event of poor individual and/or corporate performance in any year, the executives could receive no cash bonus for that year.

        The largest individual component of our executive officers' total compensation is equity compensation. We believe that approximately 40-50% of our executives' total annual compensation should be in the form of restricted shares or other long-term equity awards for the following reasons:

  •
  Equity awards help to ensure that a significant portion of each of our executives' net worth is tied to the value of our common shares, which we believe aligns the interests of our executives with those of our shareholders. We also believe that if we have superior long-term operating performance, our executives, through their equity compensation, will eventually receive above market compensation from dividends and capital appreciation in our common shares. Conversely, if we do not perform as well as our competitors, our executives' compensation will ultimately prove to be below market over the long-term;

  •
  We have designed our equity awards to be total shareholder return vehicles, rewarding our executive officers for both share price appreciation as well as the payment of dividends; and

  •
  In making equity awards and establishing the optimal vesting schedule, our Compensation Committee will use its best judgment to determine circumstances that warrant shorter or longer vesting periods for each grant.

To further align our NEOs' interests with our shareholders, our Compensation Committee adopted the 2012 Multi-Year Performance Unit Program that will only provide value to our NEOs and other executives to the extent that the Company achieves certain relative total shareholder return targets over the prospective three-year performance period. The 2012 Multi-Year Performance Unit Program is described further under "Components of Executive Officer Compensation—Equity Awards".

  Appropriate Balance between Risk and Reward

        Our Compensation Committee has developed a compensation program that we believe is designed to encourage our executives to manage the Company in a prudent manner for the long-term. The Compensation Committee believes the structure of our compensation program does not encourage unnecessary or excessive risk taking, as illustrated by the following features of the program:

  •
  We evaluate performance based on the achievement of a variety of business objectives and goals that we believe correlate to the long-term creation of shareholder value and that are affected by management decisions;

  •
  Our equity compensation structure includes restricted shares, which retain value even in a depressed market and thus provide executives with a baseline value that reduces the likelihood that executives will take excessive risks to keep their options or other market-based performance vehicles "in-the-money";

  •
  We structure our annual cash bonus program to provide for payouts once a minimum level of performance has been achieved, so that some compensation can be earned at levels below full target achievement rather than an "all-or-nothing" approach;

  •
  We consider non-financial and other qualitative performance factors in determining actual compensation payouts; and

  •
  We provide a significant portion of each executive's annual compensation in the form of share-based compensation that will allow our executives to build sizable holdings of equity in the Company and align an appropriate portion of their personal wealth with our long-term performance.

  Transparent and Competitive Compensation Program

        In pursuit of our compensation objectives, we have worked to develop a transparent and straightforward performance-based compensation program, which currently consists of four elements:

  •
  Base Salary.  Base salary is set on the basis of assigned responsibilities and is reviewed periodically against market data;

  •
  Annual Cash Bonus Opportunity.  Executive officers are eligible to receive annual cash bonuses based upon the achievement of pre-established goals and objectives;

  •
  Annual Performance Equity Grants.  The Compensation Committee awards annual performance equity grants to ensure alignment with shareholders and as a retention tool, determined based on an assessment of the Company's overall corporate performance on both an absolute and relative basis to our peers; and

  •
  Multi-Year Performance Equity Grants.  The Compensation Committee awards multi-year performance equity grants to ensure alignment with shareholders' interests over a multi-year period and as a retention tool, which will only be earned by the recipients if the Company achieves certain defined relative total shareholder return targets over a prospective performance period.

        We review the competitive compensation practices for executives of other public hospitality REITs and other public REITs of similar size to the Company to ensure that our compensation program is competitive with the market. In establishing compensation for our executive management team, however, we do not target a specific percentile of the competitive peer group, but rather encourage our Compensation Committee to use its judgment in aligning compensation with its assessment of performance on both an absolute and relative basis as compared to the competitive peer group. Accordingly, in years of superior performance compared to the competitive peer group, our executives may receive total compensation towards the higher end of the market range and in years of lagging performance compared to the competitive peer group, our executives may receive total compensation towards the lower end of the market range.

  Attract and Retain Talented Executives

        We believe that the quality of our executive management team has been and continues to be a critical element of the success of our business. We have successfully attracted talented executives with significant experience in the hospitality and real estate industries who are highly motivated to achieve value for our shareholders. In order to continue to draw highly-skilled executives to our Company, we seek to maintain a competitive compensation program that can attract key talent from these and related industries. Our compensation program is also designed to retain our executives and motivate them to sustain a high level of performance over the long-term.

Compensation Review Process

  Role of the Compensation Committee

        Pursuant to the Compensation Committee's charter, the Compensation Committee is responsible to our Board for overseeing the development and administration of our compensation policies and programs. The Compensation Committee, which consists of three independent trustees, is responsible for the review and approval of all aspects of our executive compensation program. Among other duties, the Compensation Committee is responsible for the following:

  •
  Reviewing and approving, on an annual basis, the corporate incentive goals and objectives relevant to the compensation of our Chief Executive Officer and our other executive officers;

  •
  Evaluating the performance of our executive officers in light of these goals and objectives;

  •
  Evaluating the competitiveness of each executive officer's total compensation package; and

  •
  Approving any changes to our executives' total compensation package, including, but not limited to, base salary, annual and long-term incentive award opportunities, and payouts and retention programs.

        The Compensation Committee is supported in its work by the Company's Senior Vice President, Administration and Corporate Secretary, her staff, and an executive compensation consultant, as described below. The Compensation Committee's charter, which sets out its duties and responsibilities and addresses other matters, can be found on our website at www.rljlodgingtrust.com, under the section, "Investor Relations—Corporate Governance."

  Role of the Chief Executive Officer

        Within the framework of the compensation programs approved by the Compensation Committee and based on management's review of market competitive positions, each year our Chief Executive Officer recommends the level of base salary increase (if any) and the annual cash bonuses and the annual equity incentive awards for our NEOs (other than the Chief Executive Officer) and other members of the senior management team. These recommendations are based upon our Chief Executive Officer's assessment of the Company's overall performance, each executive officer's individual performance and employee retention considerations. The Compensation Committee reviews our Chief Executive Officer's recommendations, and in its sole discretion, determines all executive officer compensation.

  Role of the Compensation Consultant

        The Compensation Committee has retained FTI Consulting, Inc. as its independent, third-party executive compensation consultant (the "Compensation Consultant"). The Compensation Consultant was engaged by and reports directly to the Compensation Committee. Upon the request of the Compensation Committee, a representative of the Compensation Consultant attends meetings of the Compensation Committee and communicates with the chairman of the Compensation Committee between meetings; however, the Compensation Committee makes all decisions regarding the compensation of our executive officers.

        The Compensation Consultant provides various executive compensation services to the Compensation Committee pursuant to a written consulting agreement between the Compensation Committee and the Compensation Consultant. Generally, these services include, among others, (i) advising the Compensation Committee on the principal aspects of our executive compensation program and evolving industry practices, (ii) presenting information to assist the Compensation Committee in determining the appropriate peer group to be used to evaluate the competitiveness of our compensation program, and (iii) providing market information and analysis regarding the competitiveness of our program design and our award values in relationship to our performance.

  Peer Group Analysis

        The Compensation Committee relies on compensation information as prepared by the Compensation Consultant to determine the competitive market for our executive officers, including the NEOs. The Compensation Committee uses compensation data compiled from a group of 13 publicly-traded REITs with a median equity market capitalization of $3.4 billion and a primary investment focus generally on the lodging/resorts sector of the real estate industry (the "Peer Group"). We believe the Peer Group represents the companies with which we currently compete for executive talent, and includes our principal business competitors. For 2014, the Peer Group consisted of the following companies:

• Acadia Realty Trust	• Hyatt Hotels Corporation
• Chesapeake Lodging Trust	• LaSalle Hotel Properties
• Corporate Office Properties Trust	• Pebblebrook Hotel Trust
• Diamondrock Hospitality Company	• Strategic Hotels & Resorts, Inc.
• Federal Realty Investment Trust	• Sunstone Hotel Investors, Inc.
• Forest City Enterprises, Inc.	• Weingarten Realty Investors
• Host Hotels & Resorts, Inc.

        For 2014, the Peer Group remained generally consistent with 2013 based on the Company's business model, assets and executive team members, with the exception of the removal of Hersha Hospitality Trust and Washington Real Estate Investment Trust due to lack of comparability as a result of company size and business model. In addition to the aforementioned peer group, due to the limited number of REITs who, like us, separate the positions of Chairman of the Board and Chief Executive Officer, we also have created a selective Executive Chairman Peer Group (the "Executive Chairman Peer Group") for purposes of evaluating the compensation of Mr. Johnson. The Executive Chairman

Peer Group consists of 12 equity REITs that have executives that function exclusively as Chairman of the Board and not also as Chief Executive Officer.

        To assess the competitiveness of our executive compensation program, we analyze Peer Group and Executive Chairman Peer Group proxy compensation data levels, as well as the mix of our compensation components with respect to fixed versus variable, short-term versus long-term, and cash versus equity-based pay. This information is then presented to the Compensation Committee for its review and use. The Compensation Committee generally compares the compensation of each NEO in relation to both the median and the 75th percentile of the applicable peer group for similar positions. In addition, the Compensation Committee also takes into account various factors such as our performance within the applicable peer group, the scope of responsibilities for each individual executive, internal equity considerations, and any succession and retention considerations.

Components of Executive Officer Compensation

        The following is a summary of the elements and amounts of our compensation program for our NEOs in 2014. Our NEOs entered into employment agreements upon completion of our IPO and will continue to be parties to such employment agreements for their respective terms or until such time as our Compensation Committee determines in its discretion that revisions to such employment agreements are advisable and the Company and the executive officers agree to the proposed revisions.

  Annual Base Salary

        Base salary is designed to compensate our executive officers at a fixed level of compensation that serves as a retention tool throughout the executive's career. In determining base salaries, the Compensation Committee considered each executive officer's role and responsibility, unique skills, future potential with our company, salary levels for similar positions in our core markets and internal pay equity. For 2015, the Compensation Committee determined that an increase of 3% was appropriate for each of our NEOs based upon information provided by the Compensation Consultant regarding anticipated industry-wide compensation adjustments.

        The annual base salaries of our NEOs for 2014 and 2015 are as follows:

Name	2014 Base Salary (effective 3/1/2014)	2015 Base Salary (effective 3/1/2015)
Robert L. Johnson	$382,454	$393,928
Thomas J. Baltimore, Jr.	$849,750	$875,243
Leslie D. Hale	$445,578	$458,945
Ross H. Bierkan	$490,136	$504,840

  Annual Cash Bonus

        Our NEOs each have an opportunity to earn an annual incentive cash award designed to reward annual corporate performance, and, with respect to Ms. Hale and Mr. Bierkan, to also encourage and reward individual achievement during the year. The Compensation Committee establishes a target annual incentive cash award opportunity for each of our NEOs following a review of their individual scope of responsibilities, experience, qualifications, individual performance and contributions to the Company, as well as an analysis of data from the Peer Group and Executive Chairman Peer Group discussed previously. The targeted annual incentive cash award opportunity and the performance goals set by the Compensation Committee (discussed below) are communicated to the NEOs at the first half of each year. The Compensation Committee considers all relevant facts and circumstances when evaluating performance, including changing market conditions and broad corporate strategic initiatives, along with overall responsibilities and contributions, and retains the ability to exercise its judgment and discretion to adjust an award up or down.

  2014 Bonus Opportunity

        For 2014, Mr. Johnson's and Mr. Baltimore's annual incentive cash awards were based solely on corporate performance. With respect to Ms. Hale and Mr. Bierkan, 90% of their annual incentive cash awards were based on corporate performance, with the remaining 10% based on individual performance. The Compensation Committee established threshold, target, maximum and outperform annual incentive cash award levels (as a percentage of base salary) for our NEOs as follows:

	2014 Annual Incentive Cash Awards
Name	Threshold	Target	Maximum	Outperform
Robert L. Johnson	75%	125%	175%	225%
Thomas J. Baltimore, Jr.	100%	150%	200%	250%
Leslie D. Hale	75%	125%	175%	225%
Ross H. Bierkan	75%	125%	175%	225%

  2014 Performance Goals

        The Compensation Committee adopted the performance goals for the 2014 annual incentive cash award following a review of our annual business plan and budget for the year. The Compensation Committee assigned each goal a weight of relative importance, as discussed below. The following were the annual incentive cash award performance goals for 2014:

  •
  Total Hotel EBITDA.  In establishing performance goals for 2014, the Compensation Committee considered Total Hotel EBITDA. The Compensation Committee believes that Total Hotel EBITDA is an appropriate measure of the Company's corporate performance and established a goal for 2014 that ranged from $385 million to $410 million, weighted to account for 50% of the overall corporate performance goals. The Company's Total Hotel EBITDA was $405.0 million for 2014.

  •
  RevPAR Increase.  We believe one of our core competencies is to achieve revenues at the highest potential for each room available. In that regard, for 2014, the Compensation Committee established a goal for us to achieve an increase in revenue per available room ("RevPAR") of 4.5-7.0%, representing 20% of the overall corporate performance goals. For 2014, we achieved a RevPAR Increase of 7.2%.

  •
  Hotel EBITDA Margin.  One of our key strategies for 2014 was to increase our property operating margins. Consistent with this strategy, the Compensation Committee established a 2014 goal of achieving Hotel EBITDA Margins between 34.7% and 36.2%, representing 15% of the overall corporate performance goals. For 2014, we achieved a Hotel EBITDA Margin of 35.6%.

  •
  Net Debt to EBITDA.  Another key strategy for 2014 was to maintain an appropriate net debt to EBITDA ratio. In that regard, the Compensation Committee established a goal of achieving a net debt to EBITDA ratio of 4.5x or lower, representing 15% of the overall corporate performance goals. For 2014, we achieved a net debt to EBITDA ratio of 3.5x.

  2014 Bonus Amounts

        In determining the actual 2014 incentive cash award for our NEOs, the Compensation Committee considered Ms. Hale's and Mr. Bierkan's 2014 individual performance and contributions to the Company during the year in consultation with our Chief Executive Officer, at the weightings previously discussed and determined that each of our NEOs performed above the maximum (but below the outperform) level. The annual incentive cash awards for 2014 were as follows:

Name	2014 Actual Award
Robert L. Johnson	$730,381
Thomas J. Baltimore, Jr.	$1,835,224
Leslie D. Hale	$821,534
Ross H. Bierkan	$903,688

  Equity Awards

        We grant equity awards pursuant to our 2011 Equity Incentive Plan. Equity incentive awards are designed to focus our executive officers and other employees on, and reward them for, achieving our long-term goals and enhancing shareholder value.

  Annual Equity Awards

        In determining annual equity awards, our Compensation Committee takes into account the Company's overall financial performance. The awards made under the 2011 Equity Incentive Plan in 2014 were granted to recognize such individuals' efforts on our behalf in connection with the Company's performance in 2014 and to provide a retention element to their compensation. More detail with respect to the equity awards granted in 2014 is provided in the table under "Compensation of Executive Officers—Grants of Plan-Based Awards."

        As part of our review of 2014 performance, in February 2015, we made our annual performance equity grants. The annual performance equity grant represents a time-based restricted share award that is based on a subjective review of the Company's performance, as well as the competitive pay of the Peer Group and the Executive Chairman Peer Group. The annual performance equity grants made in 2015 based on 2014 performance were as follows:

Name	Cash Value of 2015 Award
Robert L. Johnson	$750,000
Thomas J. Baltimore, Jr.	$3,050,000
Leslie D. Hale	$950,000
Ross H. Bierkan	$950,000

        These restricted share awards will vest ratably on each of the first 16 quarterly anniversaries of the date of grant, subject to the executive's continued employment. Because these awards for 2014 performance were made in 2015, pursuant to applicable SEC disclosure rules, such awards will be reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table in our proxy statement for the 2016 annual meeting of shareholders, which reflects 2015 compensation.

  Multi-Year Performance Equity Awards

        In order to further align the interests of our NEOs with those of our shareholders over a multi-year period, as previously disclosed, the Compensation Committee awarded performance units to each of our NEOs under the 2011 Equity Incentive Plan on July 26, 2012 (the "2012 Multi-Year Performance Plan"). The performance units vest over a four-year period, including three years of performance-based vesting (the "measurement period") plus an additional one year of time-based vesting. The target performance units may convert into restricted shares at a range of 50% to 150% of the number of performance units granted contingent upon the Company achieving a total shareholder return over the measurement period at specified percentiles of the peer group ranging from the 60th percentile to the 90th percentile, as described below.

Actual Three-Year Performance Compared to Peer Group	Percentage of Target Performance Units Earned
Threshold: 60th percentile	50% of Target Performance Units
Target: 75th percentile	100% of Target Performance Units
Maximum: 90th percentile	150% of Target Performance Units

        At each of the performance achievement levels above, our NEOs have the potential to earn the following number of restricted shares at the end of the measurement period:

NEO	Threshold Peer Group Performance	Target Peer Group Performance	Maximum Peer Group Performance
Robert L. Johnson	50,000	100,000	150,000
Thomas J. Baltimore, Jr.	140,000	280,000	420,000
Leslie D. Hale	50,000	100,000	150,000
Ross H. Bierkan	50,000	100,000	150,000

        Our Compensation Committee believes that it is important to tie a meaningful portion of the compensation that our NEOs can potentially earn to their ability to generate superior relative total return performance as compared not only to our peer group companies, but to other hospitality companies that our shareholders may also consider investing in. Accordingly, our Compensation Committee has selected the following 19 companies as the peer group against which our performance will be compared over the measurement period with respect to the 2012 Multi-Year Performance Plan:

• Acadia Realty Trust	• Hyatt Hotels Corporation
• Ashford Hospitality Trust, Inc.	• Host Hotels & Resorts, Inc.
• Chatham Lodging Trust	• LaSalle Hotel Properties
• Chesapeake Lodging Trust	• Pebblebrook Hotel Trust
• Corporate Office Properties Trust	• Strategic Hotels & Resorts, Inc.
• Diamondrock Hospitality Company	• Summit Hotel Properties
• Federal Realty Investment Trust	• Sunstone Hotel Investors, Inc.
• FelCor Lodging Trust Incorporated	• Washington Real Estate Investment Trust
• Forest City Enterprises, Inc.	• Weingarten Realty Investors
• Hersha Hospitality Trust

        If the threshold performance objective is not met at the end of the measurement period, the NEOs will forfeit all of the target performance units awarded to them. If, however, the threshold performance objective is achieved or exceeded, 50% of the shares earned pursuant to the formula will vest immediately. The remaining 50% will vest one year later. Our NEOs will not be entitled to receive any dividends prior to the date upon which the shares are earned. For any restricted shares issued at the end of the measurement period, our NEOs will be entitled to receive payment of an amount equal to all dividends that would have been paid if such restricted shares had been issued at the beginning of the measurement period.

  Retirement Savings Opportunities

        All full-time employees are able to participate in our 401(k) Retirement Savings Plan (the "401(k) Plan"). We provide the 401(k) Plan to help our employees save a portion of their cash compensation for retirement in a tax-efficient manner. Under the 401(k) Plan, employees are eligible to defer a portion of their salary, and we, at our discretion, may make a matching contribution and/or a profit-sharing contribution commencing six months after they begin their employment. For calendar year 2014, we made a matching contribution of up to 4% of each participant's annual salary, determined by the individual's contribution and as restricted by the statutory limit.

  Health and Welfare Benefits

        We provide to all full-time employees a competitive benefits package, which includes health and welfare benefits, such as medical, dental, short- and long-term disability insurance, and life insurance plans.

Tax Limits on Executive Compensation

        Under Section 162(m) we may not receive a federal income tax deduction for compensation paid to our chief executive officer or any of the three other most highly compensated executive officers (excluding our chief financial officer) to the extent that any of the persons receive more than $1 million in qualified non-performance-based compensation in any one year. To maintain flexibility in compensating officers in a manner designed to promote varying corporate goals, our Compensation Committee has not adopted a policy that all compensation must be deductible on our federal income tax returns. Instead, although our Compensation Committee will be mindful of the limits imposed by Section 162(m), even if it is determined that Section 162(m) applies or may apply to certain compensation packages, the Compensation Committee nevertheless reserves the right to structure compensation packages and awards in a manner that may exceed the limitation on deduction imposed by Section 162(m).

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee of our Board of Trustees has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board (and the Board has approved) that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Respectfully submitted,
The Compensation Committee of the Board of Trustees
NATHANIEL A. DAVIS (Chairman) SEN. EVAN BAYH JOSEPH RYAN

        The Compensation Committee Report does not constitute "soliciting material" and will not be deemed "filed" or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Compensation Committee of the Board of Trustees are Nathaniel A. Davis, Evan Bayh and Joseph Ryan, each of whom is an independent trustee. None of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Trustees or the Compensation Committee. Accordingly, during 2014 there were no interlocks with other companies within the meaning of the SEC's proxy rules.

 COMPENSATION OF EXECUTIVE OFFICERS

        The following tables contain certain compensation information for each NEO. Our NEOs for 2014 consisted of the following people: Robert L. Johnson, our Executive Chairman; Thomas J. Baltimore, Jr., our President and Chief Executive Officer; Leslie D. Hale, our Chief Financial Officer, Treasurer and Executive Vice President; and Ross H. Bierkan, our Chief Investment Officer and Executive Vice President.

Summary Compensation Table

        The following table sets forth a summary of all compensation earned, awarded or paid to our NEOs in the fiscal years ended December 31, 2014, 2013 and 2012.

Name and Principal Position	Year	Salary		Share Awards		Non-Share Incentive Plan Compensation(7)	All Other Compensation(8)	Total
Robert L. Johnson	2014	$380,597	(1)	$749,987	(4)	$730,381	$—	$1,860,965
Executive Chairman	2013	$369,512	(2)	$749,998	(5)	$469,172	$—	$1,588,682
	2012	$358,750	(3)	$2,385,991	(6)	$437,059	$—	$3,181,800
Thomas J. Baltimore, Jr.	2014	$845,625	(1)	$2,649,992	(4)	$1,835,224	$31,212	$5,362,053
President and Chief	2013	$816,250	(2)	$2,649,986	(5)	$1,248,672	$29,989	$4,744,897
Executive Officer	2012	$768,750	(3)	$6,800,789	(6)	$1,129,680	$26,730	$8,725,949
Leslie D. Hale	2014	$443,415	(1)	$849,989	(4)	$821,534	$41,747	$2,156,685
Chief Financial Officer,	2013	$420,583	(2)	$799,986	(5)	$546,022	$40,549	$1,807,140
Treasurer and Executive	2012	$358,750	(3)	$2,135,983	(6)	$355,074	$37,090	$2,886,897
Vice President
Ross H. Bierkan	2014	$487,755	(1)	$849,989	(4)	$903,688	$41,612	$2,283,044
Chief Investment Officer	2013	$468,640	(2)	$799,986	(5)	$600,625	$40,189	$1,909,440
and Executive Vice President	2012	$430,600	(3)	$2,285,988	(6)	$526,099	$36,730	$3,279,417

(1)
Increases in annual base salary for each NEO are effective on March 1 of each year, provided such increases are approved by the Compensation Committee. As a result, each NEO is compensated in January and February of each year at the annual base salary of the preceding year. As of March 1, 2014, the annual base salary for each NEO was as follows: Mr. Johnson—$382,454; Mr. Baltimore—$849,750; Ms. Hale—$445,578; and Mr. Bierkan—$490,136.

(2)
As noted above, increases in annual base salary for each NEO are effective on March 1 of each year, provided such increases are approved by the Compensation Committee. As a result, each NEO is compensated in January and February of each year at the annual base salary of the preceding year. As of March 1, 2013, the annual base salary for each NEO was as follows: Mr. Johnson—$371,315; Mr. Baltimore—$825,000; Ms. Hale—$432,600; and Mr. Bierkan—$475,860.

(3)
Amounts represent the portion of annual base salary effective through March 1, 2012 based on the following annual salaries: Mr. Johnson—$350,000; Mr. Baltimore—$750,000; Ms. Hale—$350,000; and Mr. Bierkan—$420,000.

(4)
Represents the aggregate grant date fair value of the restricted common shares granted to the executives on February 7, 2014, calculated in accordance with FASB ASC Topic 718. The restricted common shares vest ratably on each of the first 16 quarterly anniversaries of the date of grant.

(5)
Represents the aggregate grant date fair value of the restricted common shares granted to the executive on February 28, 2013, calculated in accordance with FASB ASC Topic 718. The restricted common shares vest ratably on each of the first 16 quarterly anniversaries of the date of grant.

(6)
Represents the aggregate grant date fair value of the restricted common shares granted to the executive on March 2, 2012 and performance units granted to the executive on July 26, 2012, calculated in accordance with FASB ASC Topic 718. The restricted common shares vest ratably on each of the first 16 quarterly anniversaries of the date of grant. The performance units may be settled in restricted common shares if the Company achieves certain performance objectives over a three-year performance period. See "Compensation Discussion and Analysis—Components of Executive Officer Compensation—Equity Awards—Multi-Year

  Performance Equity Awards." The grant date fair values of the performance units, based upon the probable outcome of the performance conditions as of the grant date, are as follows: Mr. Johnson—$1,536,000; Mr. Baltimore—$4,300,800; Ms. Hale—$1,536,000; and Mr. Bierkan—$1,536,000. Assuming that the highest performance conditions are met with respect to the performance units, the grant date fair values of the performance units would be as follows: Mr. Johnson—$2,304,000; Mr. Baltimore—$6,451,200; Ms. Hale—$2,304,000; and Mr. Bierkan—$2,304,000.

(7)
Represents the annual cash performance bonus for each of the NEOs.

(8)
The amounts shown in the "All Other Compensation" column reflect, for each NEO, the following:

•
the value of premiums paid pursuant to health benefits provided by the Company. For the fiscal years ended December 31, 2014, 2013 and 2012, the value of the health and dental care premiums for each NEO (with the exception of Mr. Johnson, whose benefits are not paid by the Company) was $26,316, $24,988 and $21,909 , respectively;

•
the value of long-term, short-term and life insurance benefits provided by the Company. For the fiscal years ended December 31, 2014, 2013 and 2012, the value of the long-term, short-term and life insurance benefits for each NEO (with the exception of Mr. Johnson, whose benefits are not paid by the Company) was $1,416, $1,641 and $1,471, respectively;

•
parking benefits of $3,480, $3,360 and $3,350 for the fiscal years ended December 31, 2014, 2013 and 2012, respectively, for each NEO (with the exception of Mr. Johnson, whose benefits are not paid by the Company);

•
for Ms. Hale only, health club premiums of $135, $360 and $360 for the fiscal years ended December 31, 2014, 2013 and 2012, respectively;

•
for Ms. Hale only, the value of the Company match in the Company's 401(k) plan, in the amounts of $10,400, $10,200 and $10,000 for the fiscal years ended December 31, 2014, 2013 and 2012 respectively; and

•
for Mr. Bierkan only, the value of the Company match in the Company's 401(k) plan, in the amounts of $10,400, $10,200 and $10,000 for the fiscal years ended December 31, 2013, 2012 and 2011, respectively.

The costs of the health, long-term disability, short-term disability and life insurance benefits, health club fees and 401(k) match are paid by the Company for all full-time employees.

Grants of Plan-Based Awards

        The following table sets forth information concerning the grants of plan-based awards made to each NEO for the fiscal year ended December 31, 2014.

						All Other Share Awards: Number of Shares or Share Units (#)
		Estimated Future Payouts Under Non-Share Incentive Plan Awards(1)
								Grant Date Fair Value of Shares ($)
Name and Position	Grant Date	Threshold	Target	Maximum	Outperform
Robert L. Johnson	2/7/2014	$286,841	$478,068	$669,295	$860,522	31,094	(2)	$749,987	(3)
Executive Chairman
Thomas J. Baltimore, Jr.	2/7/2014	$849,750	$1,274,625	$1,699,500	$2,124,375	109,867	(2)	$2,649,992	(3)
President and Chief Executive Officer
Leslie D. Hale	2/7/2014	$300,765	$501,275	$701,785	$902,295	35,240	(2)	$849,989	(3)
Chief Financial Officer, Treasurer and Executive Vice President
Ross H. Bierkan	2/7/2014	$330,842	$551,403	$771,964	$992,525	35,240	(2)	$849,989	(3)
Chief Investment Officer and Executive Vice President

(1)
These columns show the range of potential payouts for 2014 performance under our annual incentive cash bonus awards for our executive officers as described in the section titled "Annual Cash Bonus" in the Compensation Discussion and Analysis.

(2)
The awards vest ratably on each of the first 16 quarterly anniversaries of the date of grant.

(3)
Amounts represent the aggregate grant date fair value of shares granted to our NEOs during 2014, calculated in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End December 31, 2014

        The following table sets forth the outstanding equity awards for each NEO as of December 31, 2014.

Name and Position	Number of Shares That Have Not Vested(1) (#)	Market Value of Shares That Have Not Vested(2) ($)
Robert L. Johnson Executive Chairman	76,498	$2,564,978
Thomas J. Baltimore, Jr. President and Chief Executive Officer	251,962	$8,448,286
Leslie D. Hale Chief Financial Officer, Treasurer and Senior Vice President	71,388	$2,393,640
Ross H. Bierkan Chief Investment Officer and Executive Vice President	76,887	$2,578,021

(1)
Represents awards of restricted common shares that were granted on May 16, 2011, March 2, 2012, February 28, 2013 and February 7, 2014, all of which vest ratably on each of the first 16 quarterly anniversaries of the date of grant.

(2)
Value based on $33.53 per share, which was the closing price of our common shares on the NYSE on December 31, 2014, the last trading day of 2014.

Vested Share Awards in 2014

        The following table sets forth the number and value of restricted common shares that vested during 2014 for each of our NEOs.

Name and Position	Number of Common Shares Acquired On Vesting(1) (#)	Value Realized on Vesting(2) ($)
Robert L. Johnson Executive Chairman	59,300	$1,702,194
Thomas J. Baltimore, Jr. President and Chief Executive Officer	183,720	$5,275,520
Leslie D. Hale Chief Financial Officer, Treasurer and Executive Vice President	46,445	$1,334,772
Ross H. Bierkan Chief Investment Officer and Executive Vice President	54,225	$1,557,512

(1)
Represents the vested portion of restricted common shares that were awarded to the NEO concurrently with the completion of our initial public offering on May 16, 2011 and the vested portion of restricted common shares that were awarded to the NEO on March 2, 2012, February 28, 2013 and February 7, 2014. The restricted shares vest ratably on each of the first 16 quarterly anniversaries of the date of grant.

(2)
Represents the value of vested shares calculated by multiplying the number of vested shares by the closing price of our common shares on the NYSE on the vesting date or, if the vesting date occurred on a day on which the NYSE was closed for trading, the next trading day.

Employment Agreements with our Named Executive Officers

  Robert L. Johnson

        Upon completion of our initial public offering, we entered into an employment agreement with Robert L. Johnson, our Executive Chairman. The employment agreement has an initial four-year term that expires on May 16, 2015, with an automatic one-year renewal term unless either we or Mr. Johnson give 60 days' prior notice that the term will not be extended. Since neither party gave notice that the term would not be extended, the term of the employment agreement has been extended for one year and will now expire on May 16, 2016; however, it is our intent to enter into a new employment agreement with Mr. Johnson prior to the expiration of the initial term. Our employment agreement with Mr. Johnson provides for an initial base salary of $350,000 (which may be increased by the Compensation Committee), a target bonus of 125% of base salary (with the actual bonus to be determined by the Compensation Committee), and eligibility for grants of equity. Mr. Johnson is also eligible to participate in all Company benefit plans on the same basis as is available to other senior executives of the Company.

        Pursuant to the employment agreement, Mr. Johnson is entitled to certain additional payments and benefits in the event his employment is terminated under certain circumstances. For a description of these payments and benefits, see "—Potential Payments upon Termination or Change in Control."

        Mr. Johnson's employment agreement contains customary non-competition and non-solicitation covenants that apply during the term and for 24 months after the term.

  Thomas J. Baltimore, Jr.

        Upon completion of our initial public offering, we entered into an employment agreement with Thomas J. Baltimore, our President and Chief Executive Officer. The employment agreement has an initial four-year term that expires on May 16, 2015, with an automatic one-year renewal term unless either we or Mr. Baltimore give 60 days' prior notice that the term will not be extended. Since neither party gave notice that the term would not be extended, the term of the employment agreement has been extended for one year and will now expire on May 16, 2016; however, it is our intent to enter into a new employment agreement with Mr. Baltimore prior to the expiration of the initial term. Our employment agreement with Mr. Baltimore provides for an initial base salary of $750,000 (which may be increased by the Compensation Committee), a target bonus of 150% of base salary (with the actual bonus to be determined by the Compensation Committee), and eligibility for grants of equity. Mr. Baltimore is also eligible to participate in all Company benefit plans on the same basis as is available to other senior executives of the Company.

        Pursuant to the employment agreement, Mr. Baltimore is entitled to certain additional payments and benefits in the event his employment is terminated under certain circumstances. For a description of these payments and benefits, see "—Potential Payments upon Termination or Change in Control."

        Mr. Baltimore's employment agreement contains customary non-competition and non-solicitation covenants that apply during the term and for 24 months after the term.

  Leslie D. Hale

        On August 2, 2013, following her promotion to Executive Vice President, we entered into an amended and restated employment agreement with Leslie D. Hale, our Chief Financial Officer, Treasurer and Executive Vice President. The amended and restated employment agreement has an initial four year term that expires on August 2, 2017, with an automatic one-year renewal term unless either we or Ms. Hale give 60 days' prior notice that the term will not be extended. Our amended and restated employment agreement with Ms. Hale provides for an initial base salary of $432,600 (which may be increased by the Compensation Committee), a target bonus of 100% of base salary (with the actual bonus to be determined by the Compensation Committee), and eligibility for grants of equity. Ms. Hale is also eligible to participate in all Company benefit plans on the same basis as is available to other senior executives of the Company.

        Pursuant to the employment agreement, Ms. Hale is entitled to certain additional payments and benefits in the event her employment is terminated under certain circumstances. For a description of these payments and benefits, see "—Potential Payments upon Termination or Change in Control."

        Ms. Hale's employment agreement contains customary non-competition and non-solicitation covenants that apply during the term and for 24 months after the term.

  Ross H. Bierkan

        Upon completion of our initial public offering, we entered into an employment agreement with Ross H. Bierkan, our Chief Investment Officer and Executive Vice President. The employment agreement has an initial four-year term that expires on May 16, 2015, with an automatic one-year renewal term unless either we or Mr. Bierkan give 60 days' prior notice that the term will not be extended. Since neither party gave notice that the term would not be extended, the term of the employment agreement has been extended for one year and will now expire on May 16, 2016; however, it is our intent to enter into a new employment agreement with Mr. Bierkan prior to the expiration of the initial term. Our employment agreement with Mr. Bierkan provides for an initial base salary of $420,000 (which may be increased by the Compensation Committee), a target bonus of 125% of base salary (with the actual bonus to be determined by the Compensation Committee), and eligibility for grants of equity. Mr. Bierkan is also eligible to participate in all Company benefit plans on the same basis as is available to other senior executives of the Company.

        Pursuant to the employment agreement, Mr. Bierkan is entitled to certain additional payments and benefits in the event his employment is terminated under certain circumstances. For a description of these payments and benefits, see "—Potential Payments upon Termination or Change in Control."

        Mr. Bierkan's employment agreement contains customary non-competition and non-solicitation covenants that apply during the term and for 24 months after the term.

Potential Payments upon Termination or Change-in-Control

  Various Termination Events

        The following discussion summarizes the amounts that we may be required to pay our NEOs in connection with the following termination events: (i) death or disability of the NEO; (ii) termination by us without "cause" or by the executive for "good reason" (including a termination at or after a "change in control" of the Company, with such terms as defined in our 2011 Equity Incentive Plan); and (iii) the non-renewal of the NEO's employment agreement. The potential payments to our NEOs will vary depending on which one of these termination events occurs.

        Regardless of the reason for any termination of employment, each executive officer is entitled to receive the following benefits upon termination: (1) payment of any unpaid portion of such NEO's base salary through the effective date of termination; (2) reimbursement for any outstanding reasonable business expense; (3) continued insurance benefits to the extent required by law; and (4) payment of any vested but unpaid rights as may be required independent of the employment agreement.

  Termination by us for "Cause" or by the named executive officer without "Good Reason"

        If we terminate any NEO's employment agreement for "cause" or an executive terminates his employment agreement without "good reason," the executive will only receive (i) any accrued and unpaid salary; (ii) any earned but unpaid bonus for the prior year; and (iii) any unpaid bonus earned as of the date of termination for the year of termination.

  Termination by us without "Cause" or by the named executive officer for "Good Reason"

        If we terminate any NEO without "cause" (including non-renewal by us of the initial term for an additional one-year period) or an executive terminates his employment for "good reason," the executive will have the right to receive a severance payment that will consist of: (i) a pro-rata bonus for the year of termination based on the portion of the year that has elapsed and the satisfaction of the performance criteria for such bonus (except in the case of a termination at or after a change of control (as defined in the 2011 Equity Incentive Plan) when satisfaction of the performance criteria is not required); (ii) continued payment by us of the NEO's base salary, as in effect as of the NEO's last day of employment, for a period of 36 months for Messrs. Baltimore, Johnson and Bierkan and Ms. Hale (in each case, except for a non-renewal of the initial term as described below); (iii) continued payment for life and health insurance coverage for 24 months for Messrs. Baltimore, Johnson and Bierkan, and Ms. Hale, to the same extent we paid for such coverage immediately prior to termination; (iv) for Messrs. Baltimore, Johnson and Bierkan and Ms. Hale, three times (in each case, except for a non-renewal of the initial term as described below) the NEO's target annual bonus for the year of termination and highest grant date fair value of annual equity award received by the executive in the prior three calendar years or, if the executive has not been employed for three years, the highest annual equity award of the executive for the year of termination and any prior year during which employed, provided that one quarter of any equity awards made in connection with our initial public offering shall be treated as the annual equity award until there is an annual equity award after the initial public offering; and (v) vesting as of the last day of employment in any unvested portion of any equity awards previously issued to the executive. The foregoing benefits are conditioned upon the executive's execution of a general release of claims.

  Definitions of "Cause" and "Good Reason"

        For purposes of the employment agreements, the term "cause" means any of the following, subject to any applicable cure provisions: (a) the conviction of the executive of any felony; (b) gross negligence or willful misconduct in connection with the performance of the executive's duties; (c) conviction of any other criminal offense involving an act of dishonesty intended to result in substantial personal enrichment of the executive at our expense; or (d) the material breach by the executive of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements with us. The term "good reason" under the employment agreements means any of the following, subject to any applicable cure provisions, without the executive's consent: (a) the assignment to the executive of substantial duties or responsibilities inconsistent with the executive's position with us, or any other action by us that results in a substantial diminution of the executive's duties or responsibilities; (b) a requirement that the executive work principally from a location that is 30 miles further from the executive's residence than our address on the effective date of the executive's employment agreement; (c) a material reduction in the executive's aggregate base salary and other compensation (including the target bonus amount and retirement plan, welfare plans and fringe benefits) taken as a whole, excluding any reductions caused by the failure to achieve performance targets; or (d) any material breach by us of the employment agreement.

  Death or Disability

        If the NEO's employment terminates due to death or disability, in addition to the benefits to be provided regardless of the reason for the termination of employment, the executive's estate is entitled to receive payment of the pro rata share of any performance bonus to which such executive would have been entitled for the year of death or disability regardless of whether the performance criteria has been satisfied and vesting of all unvested equity awards.

  Retirement

        If the NEO's employment terminates due to retirement, in addition to the benefits to be provided regardless of the reason for the termination of employment, the executive is entitled to receive payment of any pro rata share of any performance bonus to which such executive would have been entitled for the year of retirement to the extent the performance goals have been achieved and vesting of all unvested equity awards.

  Non-renewal of Employment Agreement

        If the termination is due to non-renewal of the initial term of the agreements by us, each NEO will be entitled to the amounts set forth above under "—Termination by us for 'Cause' or by the named executive officer without 'Good Reason'," except the amounts received by Messrs. Baltimore, Johnson and Bierkan and Ms. Hale will be based on continuing base salary for a period of 24 months and they will receive two times their target annual bonus and grant date fair value of annual equity award. If the executive officer's employment terminates due to our failure to extend the term of the employment agreement after the one-year renewal term has ended, in addition to the benefits to be provided regardless of the reason for termination of employment, the executive is entitled to receive (1) payment of any pro rata share of any performance bonus to which such executive would have been entitled for the year of non-renewal to the extent performance goals have been achieved and (2) vesting of all unvested equity awards.

  Quantification of Benefits under the Termination Events

        The tables below set forth the amount that we would be required to pay each of the NEOs under the termination events described above.

Robert L. Johnson:

Executive Benefits and Payments Upon Separation	Without Cause or For Good Reason Termination on 12/31/2014		In Connection with a Change-in- Control on 12/31/2014		For Cause or Without Good Reason Termination on 12/31/2014(1)	Death, Disability or Retirement on 12/31/2014		Non-Renewal of Employment Agreement
Bonus earned in 2014	$730,381	(2)	$730,381	(2)	$—	$730,381	(2)	$730,381	(2)
Accelerated Vesting of Non-Vested Equity Awards	2,564,978	(3)	2,564,978	(3)	—	2,564,978	(3)	2,564,978	(3)
Accelerated Vesting of Non-Vested Performance-Based Equity Awards(4)	—		3,788,890		—	—		—
Medical and Insurance Benefits	—		—		—	—		—
Cash Severance	5,131,565		5,131,565		—	—		3,421,043

Total	$8,426,923		$12,215,813		$—	$3,295,359		$6,716,402

(1)
Upon termination for the indicated reasons, Mr. Johnson would receive (i) payment of any unpaid portion of his base salary through the effective date of termination; (ii) reimbursement for any outstanding reasonable business expense; (iii) continued insurance benefits to the extent required by law; and (iv) payment of any vested but unpaid rights as may be required independent of the employment agreement.

(2)
Upon termination for the indicated reasons, Mr. Johnson would receive earned but unpaid salary and bonus.

(3)
Amount calculated as the number of common shares that have not vested (from the Outstanding Equity Awards at Fiscal Year-End December 31, 2014 Table) multiplied by the closing price of our common shares of $33.53 on December 31, 2014, the last trading day of 2014.

(4)
Upon termination in connection with a change-in-control, the performance-based restricted units will convert to restricted shares and such shares will immediately vest. During the first eighteen months of the performance period, performance units will not convert to restricted shares under any other termination event.

Thomas J. Baltimore, Jr.:

Executive Benefits and Payments Upon Separation	Without Cause or For Good Reason Termination on 12/31/2014		In Connection with a Change-in- Control on 12/31/2014		For Cause or Without Good Reason Termination on 12/31/2014(1)	Death, Disability or Retirement on 12/31/2014		Non-Renewal of Employment Agreement
Bonus earned in 2014	$1,835,224	(2)	$1,835,224	(2)	$—	$1,835,224	(2)	$1,835,224	(2)
Accelerated Vesting of Non-Vested Equity Awards	8,448,286	(3)	8,448,286	(3)	—	8,448,286	(3)	8,448,286	(3)
Accelerated Vesting of Non-Vested Performance-Based Equity Awards(4)	—		10,608,892		—	—		—
Medical and Insurance Benefits	55,464		55,464		—	—		55,464
Cash Severance	14,323,125		14,323,125		—	—		9,548,750

Total	$24,662,099		$35,270,991		$—	$10,283,510		$19,887,724

(1)
Upon termination for the indicated reasons, Mr. Baltimore would receive (i) payment of any unpaid portion of his base salary through the effective date of termination; (ii) reimbursement for any outstanding reasonable business expense; (iii) continued insurance benefits to the extent required by law; and (iv) payment of any vested but unpaid rights as may be required independent of the employment agreement.

(2)
Upon termination for the indicated reasons, Mr. Baltimore would receive earned but unpaid salary and bonus.

(3)
Amount calculated as the number of common shares that have not vested (from the Outstanding Equity Awards at Fiscal Year-End December 31, 2014 Table) multiplied by the closing price of our common shares of $33.53 on December 31, 2014, the last trading day of 2014.

(4)
Upon termination in connection with a change-in-control, the performance-based restricted units will convert to restricted shares and such shares will immediately vest. During the first eighteen months of the performance period, performance units will not convert to restricted shares under any other termination event.

Leslie D. Hale:

Executive Benefits and Payments Upon Separation	Without Cause or For Good Reason Termination on 12/31/2014		In Connection with a Change-in- Control on 12/31/2014		For Cause or Without Good Reason Termination on 12/31/2014(1)	Death, Disability or Retirement on 12/31/2014		Non-Renewal of Employment Agreement
Bonus earned in 2014	$821,534	(2)	$821,534	(2)	$—	$821,534	(2)	$821,534	(2)
Accelerated Vesting of Non-Vested Equity Awards	2,393,640	(3)	2,393,640	(3)	—	2,393,640	(3)	2,393,640	(3)
Accelerated Vesting of Non-Vested Performance-Based Equity Awards(4)	—		3,788,890		—	—		—
Medical and Insurance Benefits	55,464		55,464		—	—		55,464
Cash Severance	5,557,652		5,557,652		—	—		5,557,652

Total	$8,828,289		$12,617,179		$—	$3,215,174		$6,975,739

(1)
Upon termination for the indicated reasons, Ms. Hale would receive (i) payment of any unpaid portion of her base salary through the effective date of termination; (ii) reimbursement for any outstanding reasonable business expense;

  (iii) continued insurance benefits to the extent required by law; and (iv) payment of any vested but unpaid rights as may be required independent of the employment agreement.

(2)
Upon termination for the indicated reasons, Ms. Hale would receive earned but unpaid salary and bonus.

(3)
Amount calculated as the number of common shares that have not vested (from the Outstanding Equity Awards at Fiscal Year-End December 31, 2014 Table) multiplied by the closing price of our common shares of $33.53 on December 31, 2014, the last trading day of 2014.

(4)
Upon termination in connection with a change-in-control, the performance-based restricted units will convert to restricted shares and such shares will immediately vest. During the first eighteen months of the performance period, performance units will not convert to restricted shares under any other termination event.

Ross H. Bierkan:

Executive Benefits and Payments Upon Separation	Without Cause or For Good Reason Termination on 12/31/2014		In Connection with a Change-in- Control on 12/31/2014		For Cause or Without Good Reason Termination on 12/31/2014(1)	Death, Disability or Retirement on 12/31/2014		Non-Renewal of Employment Agreement
Bonus earned in 2014	$903,688	(2)	$903,688	(2)	$—	$903,688	(2)	$903,688	(2)
Accelerated Vesting of Non-Vested Equity Awards	2,578,021	(3)	2,578,021	(3)	—	2,578,021	(3)	2,578,021	(3)
Accelerated Vesting of Non-Vested Performance-Based Equity Awards(4)	—		3,788,890		—	—		—
Medical and Insurance Benefits	55,464		55,464		—	—		55,464
Cash Severance	5,858,411		5,858,411		—	—		3,905608

Total	$9,395,584		$13,184,474		$—	$3,481,709		$7,442,781

(1)
Upon termination for the indicated reasons, Mr. Bierkan would receive (i) payment of any unpaid portion of his base salary through the effective date of termination; (ii) reimbursement for any outstanding reasonable business expense; (iii) continued insurance benefits to the extent required by law; and (iv) payment of any vested but unpaid rights as may be required independent of the employment agreement.

(2)
Upon termination for the indicated reasons, Mr. Bierkan would receive earned but unpaid salary and bonus.

(3)
Amount calculated as the number of common shares that have not vested (from the Outstanding Equity Awards at Fiscal Year-End December 31, 2014 Table) multiplied by the closing price of our common shares of $33.53 on December 31, 2014, the last trading day of 2014.

(4)
Upon termination in connection with a change-in-control, the performance-based restricted units will convert to restricted shares and such shares will immediately vest. During the first eighteen months of the performance period, performance units will not convert to restricted shares under any other termination event.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table gives information about our common shares that may be issued under our 2011 Equity Incentive Plan as of December 31, 2014.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by shareholders(1)	1,500,000	(2)	—	1,241,480
Equity compensation plans not approved by shareholders	—		—	—
Total	—		—	1,241,480

(1)
The 2011 Equity Incentive Plan was approved by our shareholders prior to the completion of our initial public offering.

(2)
This total represents the total number of shares of restricted common stock that may be granted under the 2011 Equity Incentive Plan in connection with the conversion of performance units, assuming maximum performance is achieved. The number of shares of restricted common stock to be issued may be lower if maximum performance is not achieved. See "Compensation Discussion and Analysis—Components of Executive Officer Compensation—Multi-Year Performance Equity Awards."

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is currently composed of Messrs. Davis and La Forgia and Ms. McNeal, with Mr. La Forgia serving as its chairperson. The members of the Audit Committee are appointed by and serve at the discretion of the Board of Trustees.

        One of the principal purposes of the Audit Committee is to assist the Board of Trustees in the oversight of the integrity of the Company's financial statements. The Company's management team has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2014 with our management.

        The Audit Committee also is responsible for assisting the Board of Trustees in the oversight of the qualification, independence and performance of the Company's independent auditors. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by the Statement on Auditing Standards No. 61.

        The Audit Committee has received both the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence. In addition, the Audit Committee has considered whether the provision of non-audit services, and the fees charged for such non-audit services, by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP from management and the Company.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees that the Company's audited financial statements for 2014 be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC.

Respectfully submitted,
The Audit Committee of the Board of Trustees
ROBERT M. LA FORGIA (Chairman) NATHANIEL A. DAVIS GLENDA G. MCNEAL

        The Audit Committee Report above does not constitute "soliciting material" and will not be deemed "filed" or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

 PRINCIPAL SHAREHOLDERS

        The following table sets forth certain information regarding the beneficial ownership of our common shares and units of limited partnership interest of RLJ Lodging Trust, L.P., which we refer to as the operating partnership, as of March 13, 2015 by (a) each of our trustees, (b) each of our named executive officers, (c) all of our trustees and executive officers as a group, and (d) each person known to us to be the beneficial owner of more than five percent of our common shares. Operating partnership units (the "OP units") are redeemable for an equal number of our common shares or cash, at our election, beginning one year after the date of issuance. Unless otherwise indicated, all shares and OP units are owned directly and the indicated person has sole voting and dispositive power with respect to such shares or OP units. The SEC has defined "beneficial ownership" of a security to mean the possession, directly or indirectly, of voting power and/or dispositive power with respect to such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement.

        Unless otherwise indicated, the address of each person listed below is c/o RLJ Lodging Trust, 3 Bethesda Metro Center, Suite 1000, Bethesda, MD 20814.

Name and Position	Number of Shares and OP Units Beneficially Owned	% of All Shares(1)	% of All Shares and OP Units(2)
Robert L. Johnson(3)	1,367,936	1.0%	1.0%
Thomas J. Baltimore, Jr.(4)	1,396,252	1.1%	1.0%
Leslie D. Hale(5)	230,307	*	*
Ross H. Bierkan(6)	553,270	*	*
Evan Bayh	24,440	*	*
Nathaniel A. Davis	71,726	*	*
Robert M. La Forgia	21,326	*	*
Glenda G. McNeal	17,308	*	*
Joseph Ryan.	39,954	*	*
All trustees and executive officers as a group (9 persons)	3,722,519	2.8%	2.8%
More than Five Percent Beneficial Owners
The Vanguard Group, Inc.(7)	18,795,072	14.2%	14.1%
Invesco, Ltd.(8)	11,621,356	8.8%	8.7%
Vanguard Specialized Funds—Vanguard REIT Index Fund—23-2834924(9)	9,804,651	7.4%	7.4%
Blackrock, Inc.(10)	11,585,610	8.8%	8.7%

*
Less than 1%

(1)
The total number of shares deemed outstanding and used in calculating this percentage for the named person(s) is the sum of (a) 132,164,697 common shares outstanding as of March 13, 2015 and (b) the number of common shares issuable to such person(s) upon redemption of limited partnership units owned by such person(s). Amounts shown for individuals assume that all OP units held by the person have been redeemed for our common shares, and amounts for all trustees and executive officers as a group assume all OP units held by such persons, if any, have been redeemed for our common shares.

(2)
The total number of shares and units deemed outstanding and used in calculating this percentage for the named person(s) is the sum of (a) 132,164,697 common shares outstanding as of March 13,

  2015 and (b) 894,000 limited partnership units outstanding as of March 13, 2015 (other than such units held by us).

(3)
Includes 335,250 OP units received by Mr. Johnson in connection with the formation transactions effected in connection with our IPO and restricted common shares subject to time vesting.

(4)
Includes 156,450 OP units received by Mr. Baltimore in connection with the formation transactions effected in connection with our IPO and restricted common shares subject to time vesting.

(5)
Includes restricted common shares subject to time vesting.

(6)
Includes 67,050 OP units received by Mr. Bierkan in connection with the formation transactions effected in connection with our IPO and restricted common shares subject to time vesting.

(7)
Based on information provided by The Vanguard Group, Inc. in a Schedule 13G/A filed with the SEC on February 10, 2015. The Vanguard Group, Inc. is the beneficial owner of 18,795,072 shares, of which it has sole voting power with respect to 366,533 shares, sole dispositive power with respect to 18,595,439 shares, shared voting power with respect to 26,000 shares and shared dispositive power with respect to 199,633 shares. The address of The Vanguard Group, Inc., as reported by it in the Schedule 13G/A, is 100 Vanguard Blvd., Malvern, PA 19355.

(8)
Based on information provided by Invesco, Ltd. in a Schedule 13G/A filed with the SEC on February 9, 2015. Invesco, Ltd. is the beneficial owner of 11,621,356 shares, of which it has sole voting power with respect to 6,726,619 shares, and sole dispositive power with respect to all of the shares. The address of Invesco, Ltd., as reported by it in the Schedule 13G, is 1555 Peachtree Street NE, Atlanta, GA 30309.

(9)
Based on information provided by Vanguard Specialized Funds—Vanguard REIT Index Fund (the "Vanguard REIT Index Fund") in a Schedule 13G/A filed with the SEC on February 6, 2015. The Vanguard REIT Index Fund has sole voting power with respect to all of the shares. The address of the Vanguard REIT Index Fund, as reported by it in the Schedule 13G/A, is 100 Vanguard Blvd., Malvern, PA 19355.

(10)
Based on information provided by Blackrock, Inc. in a Schedule 13G/A filed with the SEC on January 22, 2015. Blackrock, Inc. is the beneficial owner of 11,585,610 shares, of which it has sole voting power with respect to 11,010,486 shares and sole dispositive power with respect to all of the shares. The address of Blackrock, Inc., as reported by it in the Schedule 13G, is 40 East 52nd Street, New York, NY 10022.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

        The Board of Trustees has adopted a written related person transaction approval policy to further the goal of ensuring that any related person transaction is properly reviewed, approved by the Audit Committee or all of the disinterested trustees of the Board of Trustees, and fully disclosed in accordance with the rules and regulations of the SEC and the NYSE. The policy applies to transactions or arrangements between the Company and any related person, including trustees, trustee nominees, executive officers, greater than 5% shareholders and the immediate family members of each of these groups. They do not, however, apply with respect to general conflicts between the interests of the Company and our employees, officers and trustees, including issues relating to engaging in a competing business and receiving certain benefits from the Company, such as loans or guarantees of obligations, which are reported and handled in accordance with the Company's Code of Business Conduct and Ethics and other procedures and guidelines implemented by the Company from time to time.

        Under the policy, the trustees and executive officers of the Company are responsible for identifying and reporting to our chief compliance officer any proposed transaction with a related person. The Audit Committee will either approve, ratify or reject the transaction or refer the transaction to the full Board of Trustees or another appropriate committee, in its discretion. All related party transactions will be disclosed to the full Board of Trustees.

        The Audit Committee also will review the Company's Related Party Transactions Policy periodically and will report the results of such reviews to the Board.

Related Party Transactions

        The following information summarizes our transactions with related parties.

Service Agreements with RLJ Companies

        RLJ Companies, the parent of certain other companies founded and controlled by our Executive Chairman Robert L. Johnson, and its affiliates, periodically provides or receives services or pays or collects certain amounts to or from the Company. At December 31, 2014, there was approximately $55,000 due from RLJ Companies.

Employment Agreements

        We entered into an employment agreement with each of our NEOs effective upon completion of our IPO. These employment agreements provide for base salary, bonus and other benefits, including accelerated vesting of equity awards upon a termination of the executive's employment under certain circumstances. For a description of these employment agreements, see "Compensation of Executive Officers—Employment Agreements with our Named Executive Officers" and "Compensation of Executive Officers—Potential Payments upon Termination or Change in Control."

Indemnification Agreements for Officers and Trustees

        We entered into indemnification agreements with each of our executive officers and trustees that obligate us to indemnify them to the maximum extent permitted by Maryland law. The indemnification agreements provide that, if a trustee or executive officer is a party or is threatened to be made a party to any proceeding by reason of such trustee's or executive officer's status as our trustee, officer or employee, we must indemnify such trustee or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

  •
  the act or omission of the trustee or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the trustee or executive officer actually received an improper personal benefit in money, property or services; or

  •
  with respect to any criminal action or proceeding, the trustee or executive officer had reasonable cause to believe that his or her conduct was unlawful;

provided, however, that we will have no obligation (1) to indemnify such trustee or executive officer for a proceeding by or in the right of the Company, for expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, if it has been adjudged that such trustee or executive officer is liable to us with respect to such proceeding or (2) to indemnify or advance expenses of such trustee or executive officer for a proceeding brought by such trustee or executive officer against the Company, except for a proceeding brought to enforce indemnification under Section 2-418 of the Maryland General Corporation Law ("MGCL") or as otherwise provided by our bylaws, our declaration of trust, a resolution of our Board or an agreement approved by our Board. Under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the trustee or officer was adjudged liable on the basis that a personal benefit was improperly received.

        Upon application by one of our trustees or executive officers to a court of appropriate jurisdiction, the court may order indemnification of such trustee or executive officer if:

  •
  the court determines that such trustee or executive officer is entitled to indemnification under Section 2-418(d)(1) of the MGCL, in which case the trustee or executive officer shall be entitled to recover from us the expenses of securing such indemnification; or

  •
  the court determines that such trustee or executive officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the trustee or executive officer has met the standards of conduct set forth in Section 2-418(b) of the MGCL or has been adjudged liable for receipt of an "improper personal benefit" under Section 2-418(c) of the MGCL; provided, however, that our indemnification obligations to such trustee or executive officer will be limited to the expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with any proceeding by us or in our right or in which such trustee or executive officer shall have been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL.

        Notwithstanding, and without limiting, any other provisions of the indemnification agreements, if a trustee or executive officer is a party or is threatened to be made a party to any proceeding by reason of such trustee's or executive officer's status as our trustee, executive officer or employee, and such trustee or executive officer is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, we must indemnify such trustee or executive officer for all expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice.

        We must pay all indemnifiable expenses in advance of the final disposition of any proceeding if the trustee or executive officer furnishes us with a written affirmation of the trustee's or executive officer's good faith belief that the standard of conduct necessary for indemnification by us has been met and a written undertaking to reimburse us if a court of competent jurisdiction determines that the trustee or executive officer is not entitled to indemnification.

        Our declaration of trust and bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former trustee or officer (including any individual who, at our request, serves or has served as a director, trustee, officer, partner, member, employee or agent of another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise) against any claim or liability to which he or she may become subject by reason of service in such capacity and (2) any present or former trustee or officer who has been successful in the defense of a proceeding to which he or she was made a party by reason of service in such capacity. Our declaration of trust and bylaws also permit us, with the approval of our Board, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

Registration Rights Agreement

        In connection with our formation transactions, our operating partnership issued an aggregate of 894,000 OP units to RLJ Development (an entity in which each of Messrs. Johnson, Baltimore and Bierkan hold an equity interest) as consideration for substantially all of its assets and liabilities. Upon completion of our IPO and our formation transactions, we entered into a registration rights agreement with RLJ Development relating to the OP units. Under the registration rights agreement, subject to certain exceptions, we are required to use commercially reasonable efforts to cause to be filed a registration statement covering the resale of our common shares issuable, at our option, in exchange for OP units issued in our formation transactions. In addition, we are required, upon request from the parties subject to such registration rights agreement, to use our commercially reasonable efforts to register for resale the common shares issued in connection with the redemption of such OP units; provided, however, the holders of such common shares issued in connection with the redemption of OP units collectively may not exercise such registration rights more than once in any consecutive six month period. Under such registration rights agreement, such holders are entitled to receive notice of any underwritten public offering on behalf of investors in RLJ Lodging Fund II, L.P. (and its parallel fund) and RLJ Real Estate Fund III, L.P. (and its parallel fund) receiving our common shares in our formation transactions at least 10 business days prior to the anticipated filing date of such registration statement. Such holders may request in writing within five business days following receipt of such notice to participate in such underwritten public offering; provided that if the aggregate dollar amount or number of common shares as to which registration has been demanded exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting its success, the common shares issued in connection with the redemption of OP units may be excluded from such underwritten public offering. We have filed registration statements in satisfaction of the foregoing obligations that are currently effective.

Sublease Agreement with RLJ Companies

        Under a lease dated as of June 28, 2005, RLJ Development leased office space in Bethesda, Maryland, where our headquarters are located. RLJ Development historically subleased a portion of the office space subject to the lease to RLJ Companies. Under the terms of the sublease, RLJ Companies paid RLJ Development monthly rent at the same rate at which RLJ Development paid rent to the owner of the building, based on the number of rentable square feet RLJ Companies occupied under the sublease relative to the total rentable square feet available to RLJ Development under the lease agreement. RLJ Companies also was responsible for its allocable share of operating costs, including, among others, utility costs and common area costs. In connection with our formation transactions and our IPO, we assumed the lease from RLJ Development, allowing our continued use of the office space as our corporate headquarters. In addition, subsequent to the consummation of our formation transactions and our IPO, the sublease with the RLJ Companies has remained in full force and effect, which provides that RLJ Companies pay us rent for its allocable share of the leased space. The primary lease and the sublease both expire on December 31, 2015, and the primary lease can be renewed for one additional five-year period at our option, subject to the satisfaction of certain criteria. As of December 31, 2014, RLJ Companies subleased approximately 13,000 square feet of office space from us, and the annualized rent payable by the RLJ Companies to us is approximately $618,000.

 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires that our executive officers and trustees, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Executive officers, trustees and greater than 10% shareholders are required by the SEC to furnish us with copies of all Forms 3, 4 and 5 that they file.

        Based on our review of the copies of such forms, and/or on written representations from the reporting persons that they were not required to file a Form 5 for the fiscal year, we believe that these filing requirements were satisfied by the reporting persons during 2014.

Other Matters to Come Before the 2015 Annual Meeting

        No other matters are to be presented for action at the annual meeting other than as set forth in this Proxy Statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy card will vote all proxies solicited by this Proxy Statement as recommended by our Board of Trustees, or, if no such recommendation is given, in their own discretion.

Shareholders Proposals and Nominations for the 2016 Annual Meeting

        Any shareholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act, to be considered for inclusion in our proxy materials for the next annual meeting of shareholders must be received at our principal executive offices no later than December 1, 2015.

        In addition, any shareholder who wishes to propose a nominee to the Board of Trustees or propose any other business to be considered by the shareholders (other than a shareholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 12 of our bylaws, which are on file with the SEC and may be obtained from Investor Relations upon request. These notice provisions require that nominations of persons for election to the Board of Trustees and the proposal of business to be considered by the shareholders for the 2016 annual meeting must be received no earlier than November 1, 2015 and no later than December 1, 2015.

Householding of Proxy Materials

        If you and other residents at your mailing address own common shares in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as "householding." If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our annual report and Proxy Statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 (telephone number: 1-800-542-1061). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this Proxy Statement or our annual report, we will send a copy to you if you address your written request to or call RLJ Lodging Trust, 3 Bethesda Metro Center, Suite 1000, Bethesda, MD 20814, Attention: Investor Relations (telephone number: 301-280-7754). If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting Investor Relations in the same manner.

 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 1, 2015

        This Proxy Statement, our Annual Report to Shareholders and our Annual Report on Form 10-K for the year ended December 31, 2014 are available on our website at www.rljlodgingtrust.com under the Investor Relations section of the website. In addition, our shareholders may access this information, as well as transmit their voting instructions, at www.proxyvote.com by having their proxy card and related instructions in hand.

        Additional copies of this Proxy Statement, our Annual Report to Shareholders or our Annual Report on Form 10-K for the year ended December 31, 2014 will be furnished to our shareholders upon written request to the Corporate Secretary at the mailing address for our executive offices set forth on the first page of this Proxy Statement. If requested by eligible shareholders, we will provide copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2014 for a reasonable fee.

* * * *

By Order of the Board of Trustees,
Anita Cooke Wells Corporate Secretary

Bethesda, Maryland
    •    , 2015

Appendix A

RLJ LODGING TRUST
2015 EQUITY INCENTIVE PLAN

i

ii

iii

RLJ LODGING TRUST

2015 EQUITY INCENTIVE PLAN

        RLJ Lodging Trust, a Maryland real estate investment trust (the "Company"), sets forth herein the terms of its 2015 Equity Incentive Plan (the "Plan") effective as of the Amendment Date. The Plan is an amendment and restatement of the 2011 Equity Incentive Plan (the "Prior Plan"). Awards granted under the Prior Plan prior to the Amendment Date will be subject to the terms of the Plan, except to the extent that the terms of the Plan are inconsistent with the terms of such Awards. If this amendment and restatement of the Prior Plan is not so approved by the shareholders, then this amendment and restatement of the Prior Plan shall be void ab initio and the Prior Plan shall continue in effect.

1.
PURPOSE

        The Plan is intended to (a) provide incentive to officers, employees, trustees and other eligible persons to stimulate their efforts towards the success of the Company and to operate and manage its business in a manner that will provide for the long term growth and profitability of the Company; and (b) provide a means of obtaining, rewarding and retaining key personnel. To this end, the Plan provides for the grant of share options, share appreciation rights, restricted share, unrestricted share, share units (including deferred share units), dividend equivalent rights, long-term incentive units, other equity-based awards and cash bonus awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Shares options granted under the Plan may be non-qualified share options or incentive share options, as provided herein.

2.
DEFINITIONS

        For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

        2.1   "Affiliate" means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting Options or Share Appreciation Rights, an entity may not be considered an Affiliate of the Company unless the Company holds a "controlling interest" in such entity, where the term "controlling interest" has the same meaning as provided in Treasury Regulation Section 1.414(c)-2(b)(2)(i), provided that the language "at least 50 percent" is used instead of "at least 80 percent" and, provided further, that where granting of Options or Share Appreciation Rights is based upon a legitimate business criteria, the language "at least 20 percent" is used instead of "at least 80 percent" each place it appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).

        2.2   "Amendment Date" means                        , 2015, the date the Plan was approved by the shareholders of the Company.

        2.3   "Annual Incentive Award" means an Award, denominated in cash, made subject to attainment of performance goals (as described in Section 14) over a Performance Period of up to one (1) year (which shall correspond to the Company's fiscal year, unless otherwise specified by the Board).

        2.4   "Applicable Laws" means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system, of any jurisdiction applicable to Awards granted to residents therein.

        2.5   "Award" means a grant of an Option, Share Appreciation Right, Restricted Shares, Unrestricted Shares, Share Units, Dividend Equivalent Right, Performance Award, Annual Incentive Award, LTIP Unit, Other Equity-Based Award, or cash under the Plan.

        2.6   "Award Agreement" means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

        2.7   "Benefit Arrangement" shall have the meaning set forth in Section 16.

        2.8   "Board" means the Board of Trustees of the Company.

        2.9   "Cause" means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a felony; (iii) conviction of any other criminal offense involving an act of dishonesty intended to result in substantial personal enrichment of such Grantee at the expense of the Company or an Affiliate; or (iv) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

        2.10 "Change in Control" means:

          (1)   Any "person" as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities;

          (2)   During any period of twelve consecutive months, individuals who at the beginning of such period constitute the Board, and any new trustee (other than a trustee designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (1), (3) or (4) hereof) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the trustees then still in office who either were trustees at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of trustees or actual threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

          (3)   The shareholders of the Company approve a merger or consolidation of the Company with any other entity or approve the issuance of voting securities in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary thereof) pursuant to applicable exchange requirements, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) at least 50.1% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined above) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of either of the then outstanding Shares or the combined voting power of the Company's then outstanding voting securities; or

          (4)   The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction or series of transactions within a period of twelve months ending on the date of the last sale or disposition having a similar effect).

        Notwithstanding anything in the Plan to the contrary, in the case of an Award that is characterized as deferred compensation under Code Section 409A, and pursuant to which settlement and delivery of the cash or Shares subject to the Award is triggered based on a Change in Control, in no event will a Change in Control be deemed to have occurred for purposes of such settlement and delivery of cash or Shares if the transaction is not also a "change in the ownership or effective control of" the Company or "a change in the ownership of a substantial portion of the assets of" the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). If an Award characterized as deferred compensation under Code Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery shall occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Code Section 409A. No provision of this paragraph shall in any way affect the determination of a Change in Control for purposes of vesting in an Award that is characterized as deferred compensation under Code Section 409A.

        2.11 "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

        2.12 "Committee" means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2 (or, if no Committee has been designated, the Board itself).

        2.13 "Company" means RLJ Lodging Trust, a Maryland real estate investment trust.

        2.14 "Covered Employee" means a Grantee who is a covered employee within the meaning of Code Section 162(m)(3).

        2.15 "Determination Date" means the Grant Date or such other date as of which the Fair Market Value of a Share is required to be established for purposes of the Plan.

        2.16 "Disability" means the Grantee is unable to perform each of the essential duties of such Grantee's position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Share Option following termination of the Grantee's Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

        2.17 "Dividend Equivalent Right" means a right, granted to a Grantee under Section 13, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

        2.18 "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

        2.19 "Fair Market Value" means the fair market value of a Share for purposes of the Plan, which shall be determined as of any Determination Date as follows:

          (a)   If on such Determination Date the Shares are listed on a Stock Exchange, or are publicly traded on another established securities market (a "Securities Market"), the Fair Market Value of a Share shall be the closing price of the Share as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on such Determination Date, the Fair Market Value of a Share shall be the closing price of the Share on the next trading day on which any sale of Shares shall have been reported on such Stock Exchange or such Securities Market.

          (b)   If on such Determination Date the Shares are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a Share shall be the value of the Share as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

        Notwithstanding this Section 2.19 or Section 19.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 19.3, the Fair Market Value will be determined by the Committee in good faith using any reasonable method as it deems appropriate, to be applied consistently with respect to Grantees; provided, further, that the Committee shall determine the Fair Market Value of Shares for tax withholding obligations due in connection with sales, by or on behalf of a Grantee, of such Shares subject to an Award to pay the Option Price, SAR Exercise Price, and/or any tax withholding obligation on the same date on which such shares may first be sold pursuant to the terms of the applicable Award Agreement (including broker-assisted cashless exercises of Options, as described in Section 12.3, and sell-to-cover transactions) in any manner consistent with applicable provisions of the Code, including but not limited to using the sale price of such Shares on such date (or if sales of such Shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date) as the Fair Market Value of such Shares, so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.

        2.20 "Family Member" means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee's household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

        2.21 "Grant Date" means, as determined by the Board, the latest to occur of (i) the date as of which the Company completes the action constituting the Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6, or (iii) such other date as may be specified by the Board.

        2.22 "Grantee" means a person who receives or holds an Award under the Plan.

        2.23 "Incentive Share Option" means an "incentive stock option" within the meaning of Code Section 422, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

        2.24 "Long-Term Incentive Unit" or "LTIP Unit" means an Award under Section 15 of an interest in the operating partnership affiliated with the Company.

        2.25 "Non-qualified Share Option" means an Option that is not an Incentive Share Option.

        2.26 "Option" means an option to purchase one or more Shares pursuant to the Plan.

        2.27 "Option Price" means the exercise price for each Share subject to an Option.

        2.28 "Other Agreement" shall have the meaning set forth in Section 16.

        2.29 "Other Equity-Based Award" means a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, other than an Option, Share Appreciation Right, Restricted Share, Unrestricted Share, Share Unit, Dividend Equivalent Right, Performance Award or Annual Incentive Award.

        2.30 "Outside Trustee" means a member of the Board who is not an officer or employee of the Company.

        2.31 "Performance Award" means an Award made subject to the attainment of performance goals (as described in Section 14) over a Performance Period of up to ten (10) years.

        2.32 "Performance-Based Compensation" means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for "qualified performance-based compensation" paid to Covered Employees. Notwithstanding the foregoing, nothing in the Plan shall be construed to mean that an Award which does not satisfy the requirements for "qualified performance-based compensation" under Code Section 162(m) does not constitute performance-based compensation for other purposes, including for purposes of Code Section 409A.

        2.33 "Performance Measures" means measures as described in Section 14 on which the performance goals are based and which have been approved by the Company's shareholders pursuant to the Plan in order to qualify Awards as Performance-Based Compensation.

        2.34 "Performance Period" means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

        2.35 "Plan" means this RLJ Lodging Trust 2015 Equity Incentive Plan, as amended from time to time.

        2.36 "Prior Plan" means the RLJ Lodging Trust 2011 Equity Incentive Plan, as amended from time to time.

        2.37 "Purchase Price" means the purchase price for each Share pursuant to a grant of Restricted Shares, Share Units or Unrestricted Shares.

        2.38 "Reporting Person" means a person who is required to file reports under Section 16(a) of the Exchange Act.

        2.39 "Restricted Shares" means Shares, awarded to a Grantee pursuant to Section 10.

        2.40 "SAR Exercise Price" means the per share exercise price of a SAR granted to a Grantee under Section 9.

        2.41 "Securities Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

        2.42 "Service" means service as a Service Provider to the Company or any Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee's change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or any Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive. Notwithstanding any other provision to the contrary, for any individual providing services solely as a trustee, only service to the Company or any of its Subsidiaries constitutes Service. If the Service Provider's employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when the entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other service relationship to the Company or its remaining Affiliates.

        2.43 "Service Provider" means an employee, officer, trustee, or a consultant or adviser (who is a natural person) providing services to the Company or any of its Affiliates.

        2.44 "Shares" means the common shares of beneficial interest, par value $.01 per share, of the Company.

        2.45 "Share Appreciation Right" or "SAR" means a right granted to a Grantee under Section 9.

        2.46 "Share Units" means a bookkeeping entry representing the equivalent of one Share awarded to a Grantee pursuant to Section 10.

        2.47 "Stock Exchange" means the New York Stock Exchange or another established national or regional stock exchange.

        2.48 "Subsidiary" means any "subsidiary corporation" of the Company within the meaning of Code Section 424(f).

        2.49 "Substitute Award" means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

        2.50 "Ten Percent Shareholder" means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding voting securities of the Company, its parent or any of its Subsidiaries. In determining Share ownership, the attribution rules of Code Section 424(d) shall be applied.

        2.51 "Unrestricted Shares" shall have the meaning set forth in Section 11.

        Unless the context otherwise requires, all references in the Plan to "including" shall mean "including without limitation."

        References in the Plan to any Code Section shall be deemed to include, as applicable, regulations promulgated under such Code Section.

3.
ADMINISTRATION OF THE PLAN

        3.1.    Board.

        The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company's certificate of incorporation and by-laws and Applicable Laws. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting at which a quorum is present or by unanimous consent of the Board executed in writing in accordance with the Company's certificate of incorporation and by-laws and Applicable Laws. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

        3.2.    Committee.

        The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the Company's certificate of incorporation and by-laws and Applicable Laws.

            (i)  Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Trustees of the Company who: (a) qualify as "outside directors" within the meaning of

  Section 162(m) of the Code and who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and who (c) comply with the independence requirements of the Stock Exchange on which the Shares are listed.

           (ii)  The Board may also appoint one or more separate committees of the Board, each composed of one or more trustees of the Company who need not be Outside Trustees, who may administer the Plan with respect to employees or other Service Providers who are not executive officers (as defined under Rule 3b-7 or the Exchange Act) or trustees of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards, subject to the requirements of Code Section 162(m), Rule 16b-3 and the rules of the Stock Exchange on which the Shares are listed.

        In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by a Committee if the power and authority to do so has been delegated (and such delegated authority has not been revoked) to such Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board, provided, that such member of the Board to whom the Committee delegates authority under the Plan must be an Outside Trustee who satisfies the requirements of Subsection (i)(a)-(c) of this Section 3.2.

        3.3.    Terms of Awards.

        Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

            (i)  designate Grantees;

           (ii)  determine the type or types of Awards to be made to a Grantee;

          (iii)  determine the number of Shares to be subject to an Award;

          (iv)  establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the Shares subject thereto, the treatment of an Award in the event of a Change in Control, and any terms or conditions that may be necessary to qualify Options as Incentive Share Options);

           (v)  prescribe the form of each Award Agreement evidencing an Award; and

          (vi)  amend, modify, or reprice (except as such practice is prohibited by Section 3.5 herein) the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make or modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee's rights under such Award.

        3.4.    Forfeiture; Recoupment.

        The Company may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of or in conflict with any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of employees or clients of the Company or any Affiliate, (d) confidentiality obligation with respect to the Company or any Affiliate, or (e) other agreement, as and to the extent specified in such Award Agreement. The Company may annul an outstanding Award if the Grantee thereof is an employee and is terminated for Cause as defined in the Plan or the applicable Award Agreement or for "cause" as defined in any other agreement between the Company or any Affiliate and such Grantee, as applicable.

        Any Award granted pursuant to the Plan is subject to mandatory repayment by the Grantee to the Company to the extent the Grantee is or in the future becomes subject to any Company "clawback" or recoupment policy that requires the repayment by the Grantee to the Company of compensation paid by the Company to the Grantee in the event that the Grantee fails to comply with, or violates, the terms or requirements of such policy. Such policy may authorize the Company to recover from a Grantee incentive-based compensation (including Options awarded as compensation) awarded to or received by such Grantee during a period of up to three (3) years, as determined by the Committee, preceding the date on which the Company is required to prepare an accounting restatement due to material noncompliance by the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws.

        Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, and any Award Agreement so provides, any Grantee of an Award under such Award Agreement who knowingly engaged in such misconduct, was grossly negligent in engaging in such misconduct, knowingly failed to prevent such misconduct or was grossly negligent in failing to prevent such misconduct, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained information affected by such material noncompliance.

        Notwithstanding any other provision of the Plan or any provision of any Award Agreement, if the Company is required to prepare an accounting restatement, then Grantees shall forfeit any cash or Shares received in connection with an Award (or an amount equal to the Fair Market Value of such Shares on the date of delivery if the Grantee no longer holds the Shares) if pursuant to the terms of the Award Agreement for such Award, the amount of the Award earned or the vesting in the Award was explicitly based on the achievement of pre-established performance goals set forth in the Award Agreement (including earnings, gains, or other performance goals) that are later determined, as a result of the accounting restatement, not to have been achieved.

        3.5.    No Repricing.

        Except in connection with a corporate transaction involving the Company (including, without limitation, any share dividend, distribution (whether in the form of cash, shares, other securities or other property), share split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities or similar transaction), the Company may not, without obtaining shareholder approval: (a) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (c) cancel outstanding Options or SARs with an exercise price above the current share price in exchange for cash or other securities.

        3.6.    Deferral Arrangement.

        The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Share Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV), provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals shall be made in a manner that complies with Code Section 409A.

        3.7.    No Liability.

        No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

        3.8.    Share Issuance/Book-Entry.

        Notwithstanding any provision of the Plan to the contrary, the issuance of the Shares under the Plan may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry or direct registration or issuance of one or more share certificates.

4.
SHARES SUBJECT TO THE PLAN

        4.1.    Number of Shares Available for Awards.

        Subject to adjustment as provided in Section 18, the number of Shares available for issuance under the Plan shall be equal to the sum of (i) 2,500,000 plus (ii) the number of Shares available for future awards under the Prior Plan as of the Amendment Date, plus (iii) the number of Shares related to awards outstanding under the Prior Plan as of the Amendment Date that thereafter terminate by expiration or forfeiture, cancellation, or otherwise without the issuance of such Shares. Subject to adjustment as provided in Section 18, the number of Shares available for issuance as Incentive Share Options shall be 2,500,000. Shares issued or to be issued under the Plan shall be authorized but unissued shares or treasury Shares or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee.

        4.2.    Adjustments in Authorized Shares.

        The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies. The number of Shares reserved pursuant to Section 4 shall be increased by the corresponding number of awards assumed and, in the case of a substitution, by the net increase in the number of Shares subject to awards before and after the substitution. Available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and do not reduce the number of Shares available under the Plan, subject to requirements of the Stock Exchange on which the Shares are listed.

        4.3.    Share Usage.

        Shares covered by an Award shall be counted as used as of the Grant Date. Any Shares that are subject to Awards shall be counted against the limit set forth in Section 4.1 as one (1) Share for every one (1) Share subject to an Award. With respect to SARs, the number of Shares subject to an award of SARs will be counted against the aggregate number of Shares available for issuance under the Plan regardless of the number of Shares actually issued to settle the SAR upon exercise. If any Shares covered by an Award granted under the Plan are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Shares subject thereto, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan in the same amount as such Shares were counted against the limit set forth in Section 4.1. The number of Shares available for issuance under the Plan shall not be increased by (i) any Shares tendered or withheld or Award surrendered in connection with the purchase of Shares upon exercise of an Option as described in Section 12.2, (ii) any Shares deducted or delivered from an Award payment in connection with the Company's tax withholding obligations as described in Section 19.3 or (iii) any Shares purchased by the Company with proceeds from option exercises.

5.
AMENDMENT DATE, DURATION AND AMENDMENTS

        5.1.    Amendment Date.

        The Plan shall be effective as of the Amendment Date.

        5.2.    Term.

        The Plan does not have a term but may be terminated on any date as provided in Section 5.3.

        5.3.    Amendment, Suspension, and Termination of the Plan.

        The Board may, at any time and from time to time, amend, suspend, or terminate the Plan; provided that, with respect to Awards theretofore granted under the Plan, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair the rights or obligations under any such Award. The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Company's shareholders to the extent provided by the Board or required by Applicable Laws. No amendment will be made to the no-repricing provisions of Section 3.5 or the option/SAR pricing provisions of Section 8.1 or Section 9.1 without the approval of the Company's shareholders.

6.
AWARD ELIGIBILITY AND LIMITATIONS

        6.1.    Service Providers and Other Persons.

        Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider, as the Board shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

        6.2.    Limitation on Shares Subject to Awards and Cash Awards.

        During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act and the transition period under Treasury Regulation Section 1.162-27(f)(2) has lapsed or does not apply:

            (i)  the maximum number of Shares subject to Options or SARs that can be granted under the Plan to any person eligible for an Award under Section 6 is One Million (1,000,000) Shares in a calendar year;

           (ii)  the maximum number of Shares that can be granted under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 is One Million (1,000,000) Shares in a calendar year; and

          (iii)  the maximum amount that may be paid as an Annual Incentive Award in a calendar year to any person eligible for an Award shall be Five Million Dollars ($5,000,000) and the maximum amount that may be paid as a cash-settled Performance Award in respect of a performance period greater than one year to any person eligible for an Award shall be Five Million Dollars ($5,000,000).

        The preceding limitations in this Section 6.2 are subject to adjustment as provided in Section 18.

        6.3.    Stand-Alone, Additional, Tandem and Substitute Awards.

        Subject to Section 3.5, Awards granted under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other

Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. Subject to Section 3.5, if an Award is granted in substitution or exchange for another Award, the Board shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate. Notwithstanding Section 8.1 and Section 9.1 but subject to Section 3.5, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a Share on the original date of grant; provided, that, the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder for any Incentive Share Option and consistent with Code Section 409A for any other Option or SAR.

7.
AWARD AGREEMENT

        Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Share Options or Incentive Share Options, and in the absence of such specification such options shall be deemed Non-qualified Share Options.

8.
TERMS AND CONDITIONS OF OPTIONS

        8.1.    Option Price.

        The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of a Share on the Grant Date; provided, however, that in the event that a Grantee is a Ten Percent Shareholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Share Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a Share.

        8.2.    Vesting.

        Subject to Sections 8.3 and 18.3, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of Shares subject to an Option shall be rounded down to the next nearest whole number.

        8.3.    Term.

        Each Option granted under the Plan shall terminate, and all rights to purchase Shares thereunder shall cease, upon the expiration of ten (10) years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Shareholder, an Option granted to such Grantee that is intended to be an Incentive Share Option shall not be exercisable after the expiration of five (5) years from its Grant Date.

        8.4.    Termination of Service.

        Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee's Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

        8.5.    Limitations on Exercise of Option.

        Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the shareholders of the Company as provided herein or after the occurrence of an event referred to in Section 18 which results in termination of the Option.

        8.6.    Method of Exercise.

        Subject to the terms of Section 12 and Section 19.3, an Option that is exercisable may be exercised by the Grantee's delivery to the Company of notice of exercise on any business day, at the Company's principal office, on the form specified by the Company and in accordance with any additional procedures specified by the Board. Such notice shall specify the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the Shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.

        8.7.    Rights of Holders of Options.

        Unless otherwise stated in the applicable Award Agreement, an individual or entity holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject Shares or to direct the voting of the subject Shares or to receive notice of any meeting of the Company's shareholders) until the Shares covered thereby are fully paid and issued to him. Except as provided in Section 18, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

        8.8.    Delivery of Share Certificates.

        Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee's ownership of the Shares subject to such Option as shall be consistent with Section 3.8.

        8.9.    Transferability of Options.

        Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee's guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

        8.10.    Family Transfers.

        If authorized in the applicable Award Agreement or by the Board, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Share Option to any Family Member. For the purpose of this Section 8.10, a "not for value" transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless Applicable Law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and Shares acquired pursuant to the Option shall be subject to the same restrictions on transfer of shares as would have applied to the Grantee. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

        8.11.    Limitations on Incentive Share Options.

        An Option shall constitute an Incentive Share Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which all Incentive Share Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee's employer and its Affiliates) does not exceed $100,000. Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.

        8.12.    Notice of Disqualifying Disposition.

        If any Grantee shall make any disposition of Shares issued pursuant to the exercise of an Incentive Share Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9.
TERMS AND CONDITIONS OF SHARE APPRECIATION RIGHTS

        9.1.    Right to Payment and Grant Price.

        A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the SAR Exercise Price as determined by the Board. The Award Agreement for a SAR shall specify the SAR Exercise Price, which shall be at least the Fair Market Value of one (1) Share on the Grant Date. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Exercise Price that is no less than the Fair Market Value of one Share on the SAR Grant Date; and provided further that a Grantee may only exercise either the SAR or the Option with which it is granted in tandem and not both.

        9.2.    Other Terms.

        The Board shall determine on the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

        9.3.    Term.

        Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten (10) years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such SAR.

        9.4.    Transferability of SARS.

        Except as provided in Section 9.5, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee's guardian or legal representative) may exercise a SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

        9.5.    Family Transfers.

        If authorized in the applicable Award Agreement and by the Board, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a "not for value" transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless Applicable Law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and Shares acquired pursuant to a SAR shall be subject to the same restrictions on transfer or shares as would have applied to the Grantee. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10.
TERMS AND CONDITIONS OF RESTRICTED SHARES AND SHARE UNITS

        10.1.    Grant of Restricted Shares or Share Units.

        Awards of Restricted Shares or Share Units may be made for consideration or no consideration (other than the par value of the Shares which shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate of the Company).

        10.2.    Restrictions.

        At the time a grant of Restricted Shares or Share Units is made, the Board may, in its sole discretion, establish a period of time (a "restricted period") applicable to such Restricted Shares or Share Units. Each Award of Restricted Shares or Share Units may be subject to a different restricted period. The Board may in its sole discretion, at the time a grant of Restricted Shares or Share Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Shares or Share Units as described in Section 14. Neither Restricted Shares nor Share Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Shares or Share Units.

        10.3.    Restricted Share Certificates.

        Pursuant to Section 3.8, to the extent that ownership of Restricted Shares is evidenced by a book-entry registration or direct registration, such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Shares under the Plan and the applicable Award Agreement. Subject to Section 3.8 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Shares have been granted, share certificates representing the total number of Restricted Shares granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee's benefit until such time as the shares of Restricted Shares are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Company with respect to each certificate, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

        10.4.    Rights of Holders of Restricted Shares.

        Unless the Board otherwise provides in an Award Agreement, holders of Restricted Shares shall have the right to vote such Shares and the right to receive any dividends declared or paid with respect to such Shares. The Board may provide that any dividends paid on Restricted Shares must be reinvested in Shares, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Shares. All distributions, if any, received by a Grantee with respect to Restricted Shares as a result of any share split, share dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original grant. Holders of Restricted Shares may not make an election under Code Section 83(b) with regard to the grant of Restricted Shares, and any holder who attempts to make such an election shall forfeit the Restricted Shares.

        10.5.    Rights of Holders of Share Units.

          10.5.1.    Voting and Dividend Rights.

          Holders of Share Units shall have no rights as shareholders of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the Shares subject to such Share Units, to direct the voting of the Shares subject to such Share Units, or to receive notice of any meeting of the Company's shareholders). The Board may provide in an Award Agreement evidencing a grant of Share Units that the holder of such Share Units shall be entitled to receive, upon the Company's payment of a cash dividend on its outstanding Shares, a cash payment for each Share Unit held equal to the per-share dividend paid on the Shares. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Share Units at a price per unit equal to the Fair Market Value of a Share on the date that such dividend is paid. Notwithstanding the foregoing, if a grantor trust is established in connection with the Awards of Share Units and Shares are held in the grantor trust for purposes of satisfying the Company's obligation to deliver Shares in connection with such Share Units, the Award Agreement for such Share Units may provide that such cash payment shall be deemed reinvested in additional Share Units at a price per unit equal to the actual price paid for each Share by the trustee of the grantor trust upon such trustee's reinvestment of the cash dividend received.

          10.5.2.    Creditor's Rights.

          A holder of Share Units shall have no rights other than those of a general creditor of the Company. Share Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

        10.6.    Termination of Service.

        Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee's Service, any Restricted Shares or Share Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Shares or Share Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Shares or any right to receive dividends with respect to Restricted Shares or Share Units.

        10.7.    Purchase of Restricted Shares and Shares Subject to Share Units.

        The Grantee shall be required, to the extent required by Applicable Laws, to purchase the Restricted Shares or Shares subject to vested Share Units from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the Shares represented by such Restricted Shares or Share Units or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Shares or Share Units. The Purchase Price shall be payable in a form described in

Section 12 or, in the discretion of the Board, in consideration for past or future Services rendered to the Company or an Affiliate.

        10.8.    Delivery of Shares.

        Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to Restricted Shares or Share Units settled in Shares shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration or a share certificate evidencing ownership of such Shares shall, consistent with Section 3.8, be issued, free of all such restrictions, to the Grantee or the Grantee's beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee's beneficiary or estate, shall have any further rights with regard to a Share Unit once the Shares represented by the Share Unit has been delivered.

11.
TERMS AND CONDITIONS OF UNRESTRICTED SHARE AWARDS AND OTHER EQUITY-BASED AWARDS

        The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Shares Award to any Grantee pursuant to which such Grantee may receive Shares free of any restrictions ("Unrestricted Shares") under the Plan. Unrestricted Shares Awards may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of past or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate or other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

        The Board may, in its sole discretion, grant Awards to participants in the form of Other Equity-Based Awards, as deemed by the Board to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11 may be granted with vesting, value and/or payment contingent upon the attainment of one or more performance goals. The Board shall determine the terms and conditions of such Awards at the date of grant or thereafter. Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee's Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Other Equity-Based Awards, the Grantee shall have no further rights with respect to such Award.

12.
FORM OF PAYMENT FOR OPTIONS AND RESTRICTED SHARES

        12.1.    General Rule.

        Payment of the Option Price for the Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Shares shall be made in cash or in cash equivalents acceptable to the Company.

        12.2.    Surrender of Shares.

        To the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Shares may be made all or in part through the tender or attestation to the Company of Shares, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender, as applicable.

        12.3.    Cashless Exercise.

        With respect to an Option only (and not with respect to Restricted Shares), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for

Shares purchased pursuant to the exercise of an Option may be made all or in part (i) by delivery (on a form acceptable to the Board) by the Grantee of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 19.3, or, (ii) with the consent of the Company, by the Grantee electing to have the Company issue to Grantee only that the number of Shares equal in value to the difference between the Option Price and the Fair Market Value of the Shares subject to the portion of the Option being exercised.

        12.4.    Other Forms of Payment.

        To the extent the Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for Shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Shares may be made in any other form that is consistent with Applicable Laws, regulations and rules, including, without limitation, Service to the Company or an Affiliate or net exercise.

13.
TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

        13.1.    Dividend Equivalent Rights.

        A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the Shares specified in the Dividend Equivalent Right (or other award to which it relates) if such Shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from the terms and conditions of such other Award. A cash amount credited pursuant to a Dividend Equivalent Right granted as a component of another Award which vests or is earned based upon the achievement of performance goals shall not vest unless such performance goals for such underlying Award are achieved. Nothing in this Section 13.1 or otherwise under the Plan shall be construed to prohibit the payment of distributions from the Partnership in respect of LTIPs as provided for by the Committee in the Award Agreement for such LTIPs (or which otherwise may apply to Awards of LTIPs under the Operating Partnership Agreement).

        13.2.    Termination of Service.

        Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee's rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee's termination of Service for any reason.

14.
TERMS AND CONDITIONS OF PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS

        14.1.    Grant of Performance Awards and Annual Incentive Awards.

        Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Performance Awards and/or Annual Incentive Awards to a Plan participant in such amounts and upon such terms as the Board shall determine.

        14.2.    Value of Performance Awards and Annual Incentive Awards.

        Each Performance Award and Annual Incentive Award shall have an initial value that is established by the Board at the time of grant. The Board shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Awards that will be paid out to the Plan participant.

        14.3.    Earning of Performance Awards and Annual Incentive Awards.

        Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Awards or Annual Incentive Awards shall be entitled to receive payout on the value and number of the Performance Awards or Annual Incentive Awards earned by the Plan participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

        14.4.    Form and Timing of Payment of Performance Awards and Annual Incentive Awards.

        Payment of earned Performance Awards and Annual Incentive Awards shall be as determined by the Board and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Board, in its sole discretion, may pay earned Performance Awards in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Awards at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period; provided that, unless specifically provided in the Award Agreement pertaining to the grant of the Award, such payment shall occur no later than the 15th day of the third month following the end of the calendar year in which the Performance Period ends. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

        14.5.    Performance Conditions.

        The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

        14.6.    Performance Awards or Annual Incentive Awards Granted to Designated Covered Employees.

        If and to the extent that the Board determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as "qualified performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.6.

          14.6.1.    Performance Goals Generally.

          The performance goals for Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.6. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the grant, exercise and/or settlement of such Awards. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

          14.6.2.    Timing For Establishing Performance Goals.

          Performance goals shall be established not later than the earlier of (i) 90 days after the beginning of any performance period applicable to such Awards and (ii) the day on which twenty-five percent (25%) of any performance period applicable to such Awards has expired, or at such other date as may be required or permitted for "qualified performance-based compensation" under Code Section 162(m).

          14.6.3.    Settlement of Awards; Other Terms.

          Settlement of such Awards shall be in cash, Shares, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Awards.

          14.6.4.    Performance Measures.

          The performance goals upon which the payment or vesting of a Performance or Annual Incentive Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures, with or without adjustment:

    (a)
    revenue per available room ("RevPar");

    (b)
    hotel occupancy rates;

    (c)
    funds from operations;

    (d)
    adjusted funds from operations;

    (e)
    net earnings or net income;

    (f)
    operating earnings;

    (g)
    pretax earnings;

    (h)
    earnings per share;

    (i)
    Share price, including growth measures and total shareholder return;

    (j)
    earnings before interest and taxes;

    (k)
    earnings before interest, taxes, depreciation and/or amortization;

    (l)
    return measures, including return on assets, capital, investment, equity, sales or revenue;

    (m)
    cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;

    (n)
    expense targets;

    (o)
    market share;

    (p)
    financial ratios as provided in credit agreements of the Company and its subsidiaries;

    (q)
    working capital targets;

    (r)
    completion of asset acquisitions or dispositions and/or achievement of acquisition or disposition goals;

    (s)
    revenues under management;

    (t)
    distributions to shareholders;

    (u)
    RevPar penetration ratios; and

    (v)
    any combination of any of the foregoing business criteria.

    Business criteria may be (but are not required to be) measured on a basis consistent with U.S. Generally Accepted Accounting Principles.

          Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (f) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.

          14.6.5.    Evaluation of Performance.

          The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing in the Company's annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to qualify as Performance-Based Compensation, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

          14.6.6.    Adjustment of Performance-Based Compensation.

          Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination as the Committee determines.

          14.6.7.    Board Discretion.

          In the event that applicable tax and/or securities laws change to permit Board discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining shareholder approval provided the exercise of such discretion does not violate Code Sections 162(m) or 409A. In addition, in the event that the Board determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Board may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.6.4.

        14.7.    Status of Awards Under Code Section 162(m).

        It is the intent of the Company that Awards under Section 14.6 granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. If any provision of the Plan or any agreement relating to such Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.
TERMS AND CONDITIONS OF LONG-TERM INCENTIVE UNITS

        LTIP Units are intended to be profits interests in the operating partnership affiliated with the Company, if any (such operating partnership, if any, the "Operating Partnership"), the rights and features of which, if applicable, will be set forth in the agreement of limited partnership for the Operating Partnership (the "Operating Partnership Agreement"). Subject to the terms and provisions of the Plan and the Operating Partnership Agreement, the Committee, at any time and from time to time, may grant LTIP Units to Plan participants in such amounts and upon such terms as the Committee shall determine. LTIP Units must be granted for service to the Operating Partnership.

        15.1.    Vesting.

        Subject to Section 18, each LTIP Unit granted under the Plan shall vest at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement.

16.
PARACHUTE LIMITATIONS

        If the Grantee is a "disqualified individual," as defined in Code Section 280G(c), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a "Benefit Arrangement"), any right to exercise, vesting, payment or benefit to the Grantee under the Plan shall be reduced or eliminated:

            (i)  to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment or benefit to the Grantee under the Plan to be considered a "parachute payment" within the meaning of Code Section 280G(b)(2) as then in effect (a "Parachute Payment") and

           (ii)  if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

        The Company shall accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Shares or Share Units, then by reducing or eliminating any other remaining Parachute Payments.

17.
REQUIREMENTS OF LAW

        17.1.    General.

        No participant in the Plan will be permitted to acquire, or will have any right to acquire, Shares thereunder if such acquisition would be prohibited by any share ownership limits contained in charter or bylaws or would impair the Company's status as a REIT. The Company shall not be required to offer, sell or issue any Shares under any Award if the offer, sale or issuance of such Shares would constitute a violation by the Grantee, any other individual or entity exercising an Option, or the Company or an Affiliate of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the offering, listing, registration or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Shares hereunder, no Shares may be offered, issued or sold to the Grantee or any other individual or entity exercising an Option pursuant to such Award unless such offering, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in Shares or the delivery of any Shares underlying an Award, unless a registration statement under such Act is in effect with respect to the Shares covered by such Award, the Company shall not be required to offer, sell or issue such Shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual or entity exercising an Option or SAR or accepting delivery of such Shares may acquire such Shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of Shares pursuant to the Plan to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in Shares) shall not be exercisable until the Shares covered by such Option (or SAR) are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

        17.2.    Rule 16b-3.

        During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

18.
EFFECT OF CHANGES IN CAPITALIZATION

        18.1.    Changes in Shares.

        If the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number or kind of Shares or other securities of the Company on account of any recapitalization, reclassification, share split, reverse share split, spin-off, combination of share, exchange of shares, share dividend or other distribution payable in capital shares, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Amendment Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan, including, without limitation, the limits set forth in Section 6.2, shall be adjusted proportionately and accordingly by the Company in a manner deemed equitable by the Committee. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares affected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company's shareholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Share Appreciation Rights to reflect such distribution.

        18.2.    Reorganization in Which the Company Is the Surviving Entity Which Does not Constitute a Change in Control.

        Subject to Section 18.3, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of Shares subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the Shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, or in another agreement with the Grantee, or otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 18.2, Performance Awards shall be adjusted (including any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the securities that a holder of the number of Shares subject to the Performance Awards would have been entitled to receive immediately following such transaction.

        18.3.    Change in Control in which Awards are not Assumed.

        Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Options, SARs, Share Units, Dividend Equivalent Rights, Restricted Shares, LTIP Units or other Equity-Based Awards are not being assumed or continued:

            (i)  in each case with the exception of any Performance Award, all outstanding Restricted Shares and LTIP Units shall be deemed to have vested, all Share Units shall be deemed to have vested and the Shares subject thereto shall be delivered, and all Dividend Equivalent Rights shall be deemed to have vested and the Shares subject thereto shall be delivered, immediately prior to the occurrence of such Change in Control, and

           (ii)  either of the following two actions shall be taken:

            (A)  fifteen (15) days prior to the scheduled consummation of a Change in Control, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days, or

            (B)  the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Shares, Share Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Shares or Share Units, equal to the formula or fixed price per share paid to holders of Shares and, in the case of Options or SARs, equal to the product of the number of Shares subject to the Option or SAR (the "Award Shares") multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of Shares pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

          (iii)  for Performance Awards denominated in Shares, Share Units or LTIP Units, if less than half of the Performance Period has lapsed, the Awards shall be converted into Restricted Shares or Share Units assuming target performance has been achieved (or Unrestricted Shares if no further restrictions apply). If more than half the Performance Period has lapsed, the Awards shall be converted into Restricted Shares or Share Units based on actual performance to date (or Unrestricted Shares if no further restrictions apply). If actual performance is not determinable, then Performance Awards shall be converted into Restricted Shares or Share Units assuming target performance has been achieved, based on the discretion of the Committee (or Unrestricted Shares if no further restrictions apply).

          (iv)  Other-Equity Based Awards shall be governed by the terms of the applicable Award Agreement.

        With respect to the Company's establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen (15)-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Change in Control, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Board shall send notice of an event that will result in such a termination to all individuals and entities that hold Options and SARs not later than the time at which the Company gives notice thereof to its shareholders.

        18.4.    Change in Control in which Awards are Assumed.

        Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Awards are being assumed or continued, the following provisions shall apply to such Award, to the extent assumed or continued:

        The Plan, Options, SARs, Share Units, Restricted Shares and Other Equity-Based Awards theretofore granted shall continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in

Control for the assumption or continuation of the Options, SARs, Share Units, Restricted Shares and Other Equity-Based Awards theretofore granted, or for the substitution for such Options, SARs, Share Units, Restricted Shares and Other Equity-Based Awards for new common stock options and stock appreciation rights and new common stock units, restricted stock and other equity-based awards relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation rights exercise prices.

        18.5.    Adjustments

        Adjustments under this Section 18 related to Shares or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Change in Control upon Awards other than Options, SARs, Share Units and Restricted Shares, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 18.1, 18.2, 18.3 and 18.4. This Section 18 does not limit the Company's ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change in control events that do not constitute a Change in Control.

        18.6.    No Limitations on Company.

        The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or engage in any other transaction or activity.

19.
GENERAL PROVISIONS

        19.1.    Disclaimer of Rights.

        No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual or entity the right to remain in the employ or Service of the Company or an Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any individual or entity at any time, or to terminate any employment or other relationship between any individual or entity and the Company or an Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

        19.2.    Nonexclusivity of the Plan.

        Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable.

        19.3.    Withholding Taxes.

        The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any Shares upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or an Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided, that if there is a same-day sale of Shares subject to an Award, the Grantee shall pay such withholding obligation on the day on which such same-day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or an Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or an Affiliate to withhold Shares otherwise issuable to the Grantee or (ii) by delivering to the Company or an Affiliate Shares already owned by the Grantee. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the Shares used to satisfy such withholding obligation shall be determined by the Company or an Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 19.3 may satisfy his or her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of Shares that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of Shares pursuant to such Award, as applicable, cannot exceed such number of Shares having a Fair Market Value equal to the minimum statutory amount required by the Company or an Affiliate to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of Shares. Notwithstanding Section 2.19 or this Section 19.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to this Section 19.3, for any Shares subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares shall be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date), so long as such Grantee has provided the Company or an Affiliate, or its designee or agent, with advance written notice of such sale.

        19.4.    Captions.

        The use of captions in the Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

        19.5.    Other Provisions.

        Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

        19.6.    Number and Gender.

        With respect to words used in the Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

        19.7.    Severability.

        If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

        19.8.    Governing Law.

        The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

        19.9.    Code Section 409A.

        The Company intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A. To the extent that the Company determines that a Grantee would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under the Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.

* * *

Appendix B

RLJ LODGING TRUST

ARTICLES OF AMENDMENT

        RLJ Lodging Trust, a Maryland real estate investment trust (the "Trust") under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST:    Section 5.2 of Article V of the Articles of Amendment and Restatement of Declaration of Trust of the Trust filed on May 5, 2011 (the "Declaration of Trust") is hereby amended by deleting such Section 5.2 and replacing it in its entirety with the following:

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        "Section 5.2    Number of Trustees.    The number of Trustees constituting the entire Board of Trustees is currently set at seven (7), but may hereafter be increased or decreased by the Board of Trustees in accordance with the provisions set forth in the Bylaws, but shall never be fewer than two nor more than fifteen (15).

        It shall not be necessary to list in this Declaration of Trust the names of any Trustees hereinafter elected.

        Except as may be provided by the Board of Trustees in setting the terms of any class or series of Shares and subject to Section 5.3 hereof, any and all vacancies on the Board of Trustees may be filled by the affirmative vote of a majority of the remaining Trustees in office, even if the remaining Trustees do not constitute a quorum, and any Trustee elected to fill a vacancy shall serve for the remainder of the full term of the trusteeship in which such vacancy occurred and until a successor is elected and qualifies.

        Notwithstanding any other provision of this Declaration of Trust or any contrary provision of law, Section 3-804(c) of the MGCL, as amended from time to time, or any successor statute thereto, shall not apply to the Trust."

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        SECOND:    The amendment to the Declaration of Trust as set forth above has been duly approved and advised by the Board of Trustees of the Trust and approved by the shareholders of the Trust as required by law.

        THIRD:    There has been no increase in the authorized share of beneficial interest of the Trust effected by the amendment to the Declaration of Trust as set forth above.

        FOURTH:    The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption were not changed by the foregoing amendment.

        FIFTH:    The undersigned officer acknowledges these Articles of Amendment to be the corporate act of the Trust and as to all matters of facts required to be verified under oath, the undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

B-1

        IN WITNESS WHEREOF, RLJ Lodging Trust has caused these Articles of Amendment to be executed under seal in its name and on its behalf by the undersigned officer, and attested to by its Secretary, on this          day of                        , 2015.

RLJ LODGING TRUST
By:
Attest:

B-2

The Board of Trustees Recommends a Vote FOR all the Listed Nominees, a Vote FOR Proposals 2 through 5 and a Vote AGAINST Proposal 6. 1. Election of Trustees: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 01 Robert L. Johnson ¦ ¦ ¦ 05 Robert M. La Forgia ¦ ¦ ¦ 02 Thomas J. Baltimore, Jr. ¦ ¦ ¦ 06 Glenda G. McNeal ¦ ¦ ¦ 03 Evan Bayh ¦ ¦ ¦ 07 Joseph Ryan ¦ ¦ ¦ 04 Nathaniel A. Davis ¦ ¦ ¦ 2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015. ¦ For ¦ Against ¦ Abstain 3. To approve (on a non-binding basis) the compensation of our named executive officers. ¦ For ¦ Against ¦ Abstain 4. To approve the RLJ Lodging Trust 2015 Equity Incentive Plan, which constitutes an amendment and restatement of the RLJ Lodging Trust 2011 Equity Incentive Plan. ¦ For ¦ Against ¦ Abstain 5. To amend our Articles of Amendment and Restatement of Declaration of Trust to opt out of Section 3-804(c) of the Maryland General Corporation Law. ¦ For ¦ Against ¦ Abstain 6. To consider and vote on a non-binding shareholder proposal by UNITE HERE. ¦ For ¦ Against ¦ Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Date _____________________________________ Signature(s) in Box Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Please fold here – Do not separate TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. Address Change? Mark box, sign, and indicate changes below: ¦ Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

RLJ Lodging Trust ANNUAL MEETING OF SHAREHOLDERS Friday, May 1, 2015 11:30 a.m. Eastern Time Bethesda Residence Inn 7335 Wisconsin Avenue Bethesda, MD 20814 RLJ Lodging Trust 3 Bethesda Metro Center Suite 1000 Bethesda, MD 20814 proxy This Proxy is solicited by the Board of Trustees for use at the Annual Meeting on May 1, 2015. The common shares you hold in your account will be voted as you specify on the reverse side. If no choice is specified, the Proxy will be voted “FOR” all nominees listed in Proposal 1, “FOR” Proposals 2, 3, 4, and 5 and “AGAINST” Proposal 6. By signing the Proxy, you revoke all prior proxies and appoint Robert L. Johnson and Thomas J. Baltimore, Jr., and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy card. INTERNET PHONE MAIL www.proxypush.com/rlj 1-866-883-3382 Mark, sign and date your Proxy Use the Internet to vote your Proxy Use a touch-tone telephone to card and return it in the until 11:59 p.m. (CT) on vote your Proxy until 11:59 p.m. postage-paid envelope provided. April 30, 2015. (CT) on April 30, 2015. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy card.